                                                             Exhibit 10.4


                                  OFFICE LEASE

                                ONE BEACH STREET
                            SAN FRANCISCO, CALIFORNIA

     LANDLORD

      NO. I BEACH STREET, LLC a California limited liability company

       and

     TENANT

               CNET, Inc., a Delaware corporation

                                TABLE OF CONTENTS

ARTICLE I - PREMISES AND TENANT'S PROPERTY.......................................1

          1.1.  THE PREMISES.....................................................1
          1.2.  RENTABLE AREA OF THE PREMISES....................................1
          1.3.  TENANT'S PROPERTY................................................1
          1.4.  IMPROVEMENTS TO THE PREMISES.....................................1
          1.5.  PARKING..........................................................1

ARTICLE 2 - TERM.................................................................2

          2.1.  TERM.............................................................2
          2.2.  RENT COMMENCEMENT................................................2
          2.3.  HOLDING OVER.....................................................3
          2.4.  OPTION TO EXTEND THE TERM OF THE LEASE...........................4

ARTICLE 3 - RENT ................................................................4

          3.1.  MINIMUM RENT.....................................................4
          3.2.  INTEREST AND LATE CHARGES........................................4
          3.3.  MANNER OF PAYMENT................................................5
          3.4.  DEFINITION OF RENT...............................................5
          3.5.  REDUCTION OF MINIMUM RENT........................................5
          3.6.  MINIMUM RENT DURING THE OPTION TERM..............................5
          3.7.  PERCENTAGE RENT..................................................8

ARTICLE 4 - REAL ESTATE TAXES AND OPERATING EXPENSES.............................9

          4.1.  TENANT SHALL PAY INCREASES IN REAL ESTATE TAXES
                AND OPERATING EXPENSES...........................................9
          4.2.  DEFINITION OF REAL ESTATE TAXES.................................10
          4.3.  DEFINITION OF OPERATING EXPENSES................................12
          4.4.  TENANT'S RIGHT TO AUDIT.........................................13
          4.5.  TENANT SHALL PAY FOR TAXES LEVIED ON ITS PROPERTY...............13

ARTICLE 5 - UTILITIES USED IN THE PREMISES......................................13

          5.1.  TENANT SHALL PAY FOR ALL UTILITY COSTS..........................13
          5.2.  NO LIABILITY FOR INTERRUPTION IN UTILITIES......................13
          5.3.  INTRA-BUILDING NETWORK CABLE....................................14

ARTICLE 6 - SECURITY DEPOSIT....................................................14

          6.1.  SECURITY DEPOSIT................................................14
          6.2.  TERMS OF THE LETTER OF CREDIT...................................14
          6.3.  RELEASE/REDUCTION OF THE LETTER OF CREDIT.......................15



ARTICLE 7 - USE AND CONDITION OF THE PREMISES...................................15

          7.1.  USE OF THE PREMISES.............................................15
          7.2.  OPERATION OF TENANT'S BUSINESS..................................16
          7.3.  CONDITION OF THE PREMISES.......................................16
          7.4.  LANDLORD'S OBLIGATION UPON DELIVERY OF THE PREMISES.............17

ARTICLE 8 - MAINTENANCE, REPAIRS, AND ALTERATIONS...............................17

          8.1.  TENANT'S OBLIGATIONS FOR REPAIRS AND MAINTENANCE................17
          8.2.  LANDLORD'S OBLIGATIONS FOR REPAIRS AND MAINTENANCE..............18
          8.3.  LANDLORD'S RIGHT TO MAKE REPAIRS ON BEHALF OF TENANT............18
          8.4.  ALTERATIONS AND ADDITIONS.......................................18
          8.5.  TENANT'S CONSTRUCTION AND REPAIR WORK...........................19
          8.6.  LIENS...........................................................20
          8.7.  TENANT'S OBLIGATION FOR COMPLIANCE
                WITH GOVERNMENT REQUIREMENTS....................................20
          8.8.  LANDLORD'S OBLIGATION FOR COMPLIANCE
                WITH GOVERNMENT REQUIREMENTS....................................21

ARTICLE 9 - LANDLORD'S RIGHT OF ENTRY...........................................21

          9.1.  RIGHT OF ENTRY..................................................21
          9.2.  EMERGENCY ENTRANCE INTO THE PREMISES............................21
          9.3.  DAMAGES SUFFERED BY TENANT AND ABATEMENT OF RENT
                AS A CONSEQUENCE OF LANDLORD'S WORK.............................22

ARTICLE 10 - INSURANCE AND INDEMNIFICATION......................................22

         10.1.  TENANT'S INSURANCE..............................................22
         10.2.  LANDLORD'S INSURANCE............................................23
         10.3.  INSURANCE REQUIREMENTS..........................................23
         10.4.  WAIVER OF CLAIMS AND WAIVER OF SUBROGATION......................24
         10.5.  CERTIFICATE OF INSURANCE AND POLICY ENDORSEMENTS
                AND TENANT'S FAILURE TO PROVIDE EITHER..........................24
         10.6.  INDEMNIFICATION.................................................24

ARTICLE 11 - DAMAGE OR DESTRUCTION..............................................25

         11.1.  LANDLORD'S NOTICE TO TENANT.....................................25
         11.2.  LANDLORD'S OBLIGATION TO REPAIR.................................25
         11.3.  TERMINATION OF THE LEASE AFTER A CASUALTY LOSS..................25
         11.4.  TENANT'S RIGHT TO REPAIR........................................26
         11.5.  LANDLORD'S AND TENANT'S RESPECTIVE RESPONSIBILITIES FOR REPAIR..26
         11.6.  DAMAGE - END OF TERM............................................26
         11.7.  TENANT'S WAIVER OF STATUTORY RIGHTS.............................27
         11.8.  ABATEMENT OF RENT DUE TO A CASUALTY LOSS........................27



ARTICLE 12 - CONDEMNATION.......................................................27

         12.1.  TAKING OF THE PREMISES..........................................27
         12.2.  COMPENSATION....................................................27
         12.3.  VOLUNTARY SALE..................................................27
         12.4.  WAIVER..........................................................27

ARTICLE 13 - ASSIGNMENT AND SUBLEASE............................................28

         13.1.  PROHIBITION AGAINST ASSIGNMENTS OR SUBLEASES WITHOUT
                LANDLORD'S CONSENT..............................................28
         13.2.  NOTICE OF THE PROPOSED ASSIGNMENT OR SUBLEASE...................29
         13.3.  LANDLORD'S CONSENT..............................................29
         13.4.  TAKE-BACK SPACE.................................................30
         13.5.  TENANT SHALL REMAIN LIABLE UNDER THE LEASE......................30
         13.6.  PROFITS FROM AN ASSIGNMENT OR A SUBLEASE........................30
         13.7.  OBLIGATIONS OF AN ASSIGNEE OR SUBLESSEE.........................31
         13.8.  PAYMENT OF LANDLORD'S COSTS.....................................31
         13.9.  NO RELIANCE ON ORAL STATEMENTS..................................31

ARTICLE 14 - DEFAULT............................................................31

         14.1.  TENANT'S DEFAULT................................................31
         14.2.  REMEDIES........................................................32
         14.3.  WAIVER..........................................................32
         14.4.  LANDLORD'S DEFAULT..............................................33

ARTICLE 15 - HAZARDOUS MATERIALS................................................33

         15.1.  COMPLIANCE......................................................33
         15.2.  PROHIBITED ACTS AND DAMAGES RESULTING THEREFROM.................33
         15.3.  DEFINITION OF HAZARDOUS MATERIALS...............................34
         15.4.  DISCLOSURE......................................................34

ARTICLE 16 - GENERAL PROVISIONS.................................................34

         16.1.  MEDIATION AND ARBITRATION.......................................34
         16.2.  SALE OF LANDLORD'S INTEREST.....................................35
         16.3.  ESTOPPEL CERTIFICATE............................................35
         16.4.  FINANCIAL STATEMENT.............................................36
         16.5.  SUBORDINATION AND ATTORNMENT....................................36
         16.6.  TENANT SIGNAGE..................................................36
         16.7.  MERGER..........................................................37
         16.8.  RECORDING.......................................................37
         16.9.  ATTORNEYS' FEES.................................................37
         16.10. CUMULATIVE REMEDIES.............................................37
         16.11. CHOICE OF LAW...................................................37



         16.12. SUCCESSORS AND ASSIGNS..........................................37
         16.13. SEVERABILITY....................................................37
         16.14. AUTHORITY.......................................................37
         16.15. TIME OF ESSENCE.................................................37
         16.16. CAPTIONS........................................................37
         16.17. FORCE MAJEURE...................................................38
         16.18. NOTICES.........................................................38
         16.19. BROKERS.........................................................38
         16.20. JOINT AND SEVERAL LIABILITY.....................................39
         16.21. QUIET POSSESSION................................................39
         16.22. PRIOR AGREEMENTS AND AMENDMENTS.................................39


EXHIBIT A - LEGAL DESCRIPTION OF THE PREMISES

EXHIBIT B - FLOOR PLANS

EXHIBIT C - WORK LETTER

EXHIBIT D - COMPARABLE SPACE AREA

EXHIBIT E - FORM OF SUBORDINATION AND NON-DISTURBANCE AGREEMENT

                             BASIC LEASE INFORMATION

Date of the Lease:                                             September 24 1997

SECTIONS
--------
                LANDLORD:                                      No. I Beach Street, LLC, a
                                                               California limited liability company

3.3, 16.18               Landlord's Address:                   201 Filbert Street, Suite 700
                                                               San Francisco, CA 94133-3298

                         Landlord's Telephone:                 (415) 391-1313

                         Landlord's Facsimile Number:          (415) 391-1895

                         Contact for Landlord:                 Gerson Bakar & Associates,
                                                               Attn: Ms. Jodi Aurely


                TENANT:                                        CNET, Inc.,
                                                               a Delaware corporation

16.18                    Tenant's Address:                     150 Chestnut Street
                                                               San Francisco, California 94133

                         Tenant's Telephone:                   (415) 395-7800

                         Tenant's Facsimile Number:            (415) 395-9205

                         Contact for Tenant:                   David Overmyer


1.1             PREMISES:                                      100% of the building (including
                                                               exclusive use of the roof) commonly
                                                               known as One Beach Street,
                                                               San Francisco, California.

1.2                      Rentable Area
                         of the Premises:                      Approximately 97,015 sq. ft.

1.5                      Parking Spaces                        Up to 165 spaces, of which no more
                                                               than 50 spaces will be on a 24-hour
                                                               basis

2.1             TERM:
                                                               10 Years from the Rent
                                                               Commencement Date

2.2             Rent Commencement Date:                        The earlier of (1) June 1, 1998, or (ii)
                                                               the date of substantial completion of
                                                               Tenant Improvements to two floors
                                                               of the Premises

                LANDLORD INITIALS                              TENANTS INITIALS

                -----------------                              ----------------

SECTIONS
--------
2.1                      Scheduled Delivery Date of
                         Premises to Tenant                    January 15, 1998

2.5                      Option to Extend the Term:            Tenant shall have one (1) option to
                                                               extend the Term of the Lease for five
                                                               (5) years


                RENT:


3.1                      Minimum Rent (per month):               Month 1:          Free

                                                               Months 2 - 60:      $208,582.25,
                                                                                   subject to Section 3.5

                                                               Months 61 - 120:    $240,920.59,
                                                                                   subject to Section 3.5


3.1                      Minimum Rent Payable
                         on Lease Execution:                   $208,582.25

3.6                      Minimum Rent during
                         the Option Term:                      95% of the Prevailing Market Rate

3.2                      Late Charge                           3% of the Rent or other amounts
                                                               paid after the due date.


4.1             ADDITIONAL LEASE CHARGES:                      Tenant shall pay 100% of the
                                                               Additional Lease Charges over the
                                                               Base Year
4.1                      Base Year for the
                         Initial Term:                         The twelve (12) month period
                                                               commencing on the first day of the
                                                               month in which the Rent
                                                               Commencement Date occurs

3.6, 4.1                 Base Year for the
                         Option Term:                          The twelve (12) month period
                                                               commencing on the first day of the
                                                               month in which the Option Term
                                                               commences

5.1             UTILITIES:                                     Tenant shall pay for all utilities used
                                                               in the Premises

6               SECURITY DEPOSIT:                              An irrevocable stand-by letter of
                                                               credit in the amount of
                                                               $3,250,000,00, unless reduced in
                                                               accordance with Section 6.3(b)

                LANDLORD'S INITIALS                            TENANT'S INITIALS

                -----------------                              ----------------

                OPERATION OF TENANT'S BUSINESS:

7.1                      Permitted Use
                         of the Premises:                      General office and, subject to the
                                                               terms and conditions of Section 7. 1,
                                                               the first floor of the Premises may be
                                                               used for interactive and/or multi
                                                               media purposes, and for retail
                                                               purposes.

7.2                      Weight Limitation:                    75 lbs. per sq. ft.


10.1, 10.2      GENERAL LIABILITY INSURANCE
                (PER OCCURRENCE):                              $5,000,000.00,
                                                               subject to Section 10.3(c)


16.1            MEDIATION AND ARBITRATION                      Landlord and Tenant are bound
                                                               to the Mediation and
                                                               Arbitration provisions of the
                                                               Lease

16.19           REAL ESTATE BROKERS:

                         Landlord's Broker:                    Colliers Damner Pike
                                                               Two Embarcadero Center
                                                               San Francisco, California 94111

                         Tenant's Broker:                      Cushman & Wakefield of
                                                               California, Inc.
                                                               555 California Street
                                                               San Francisco, California 94104

                LANDLORD'S INITIALS                            TENANT'S INITIALS
                -----------------                              ----------------

                                OFFICE LEASE

     This Lease ("Lease") between NO. I BEACH STREET, LLC, A CALIFORNIA LIMITED LIABILITY COMPANY ("Landlord") and CNET, INC., A DELAWARE CORPORATION ("Tenant") is entered into on, and shall be effective as of, September 24 1997.

ARTICLE 1 - PREMISES AND TENANT'S PROPERTY

     1.1. THE PREMISES. Landlord leases to Tenant and Tenant leases from Landlord, subject to the following terms and conditions, the Premises which represent the entirety of the office building, including the roof, which is located at One Beach Street, City and County of San Francisco, State of California (the "Premises"). Tenant's right of occupancy of the Premises shall include the exclusive right of signage on the exterior of the Premises, subject to the terms and requirements of this Lease. The legal description of the Premises is more particularly set forth on Exhibit, A which is attached hereto and made a part hereof.

     1.2. RENTABLE AREA OF THE PREMISES. The rentable area of the Premises shall be deemed to be that area stated in the Basic Lease Information and as shown on Exhibit B hereof. It is understood that the rentable area set forth in the Basic Lease Information is approximate only. Tenant may at its discretion measure the Premises to confirm the rentable area. However, after the execution of this Lease, no Rent or other adjustment shall be made between the parties in the event that the rentable area of the Premises is subsequently determined to be greater or less than the area set forth in the Basic Lease Information.

     1.3. TENANT'S PROPERTY. All furniture, furnishings, equipment, trade fixtures, and articles of movable personal property in the Premises which belong to Tenant and which can be removed without structural or other material damage to the Premises (all of which are herein referred to as "Tenant's Property") shall be the property of Tenant. Upon the expiration or earlier termination of this Lease, Tenant shall remove from the Premises all of Tenant's Property except those items that the parties shall agree are to remain and become the property of Landlord. Tenant shall repair or pay the cost of repairing any damage to the Premises resulting from the removal of Tenant's Property. Tenant's obligations under this Section 1.3 shall survive the termination of this Lease.

     1.4. IMPROVEMENTS TO THE PREMISES. Concurrently with the execution of this Lease, Landlord and Tenant are executing the Work Letter which is attached hereto and marked Exhibit C, providing for Landlord's and Tenant's responsibilities for improvements to the Premises.

     1.5. PARKING.

          (a) PARKING AVAILABILITY AND COST. Commencing on January 2, 1998 or as soon thereafter as the existing tenant in the Premises shall vacate its spaces in the Northpoint Apartment Garage ("Garage") which is located at 2211 Stockton Street, San Francisco and continuing until the termination of this Lease, Tenant shall have the right to use no fewer than the number of parking spaces set forth in the Basic Lease Information (as reduced from time to time as herein provided) for the parking of automobiles or motor bikes ("Tenant's Parking Spaces"). The owner of the Garage shall designate which parking spaces in the Garage are available for Tenant's use. Unless Tenant and the owner of the Garage otherwise agree in a separate agreement between themselves, Tenant may use up to fifty
(50) parking spaces on a 24-hour per day, 7-day per week basis, but Tenant may only use the remainder of the parking spaces during the hours of 7:30 AM to 5:30 PM, Monday through Friday. Tenant shall pay the then current fair market rent for any parking spaces which Tenant may use. As of April 1, 1997, the rent for parking spaces in the Garage on a 24-hour basis was $135.00 per month, and the rent for parking spaces during business hours, Monday through Friday, was $105.00 per month.


                                        I

          (b) PARKING AGREEMENT. Tenant acknowledges that while there is an easement allowing the occupant of the Premises to use up to 165 parking spaces in the Garage, Landlord neither owns nor manages the Garage. In order to use Tenant's Parking Spaces, Tenant shall be required to enter into a written agreement ("Parking Agreement") with the owner of the Garage and to comply with the terms of that agreement. Tenant further acknowledges that it has received the form of Parking Agreement which is currently in use. Tenant shall designate the number and type of Tenant's Parking Spaces that Tenant wishes to utilize pursuant to the notice procedure in the Parking Agreement. During the term of this Lease, Tenant may increase or decrease the number of Tenant's Parking Spaces, up to the maximum number provided in the Basic Lease Information, provided that Tenant gives the owner of the Garage the written notice required in the Parking Agreement.

ARTICLE 2 - TERM

     2.1. TERM.

          (a) INITIAL LEASE TERM. Unless otherwise terminated in accordance with the provisions hereof, this Lease shall be for the period set forth in the Basic Lease Information as the "Term." Subject to the provisions of subsections (c) and (d) hereto, Tenant's occupancy of the Premises pursuant to the terms of this Lease shall commence on the date that Landlord delivers the Premises to Tenant upon not less than three (3) days' prior written notice to Tenant (the "Commencement Date"). Landlord shall deliver the Premises to Tenant free and clear of any rights of possession or occupancy of any existing tenant thereof, and in broom clean condition (other than as to floors previously identified by Tenant to be immediately demolished for construction of Tenant Improvements). Tenant hereby acknowledges that neither Landlord nor any representative of Landlord has represented to Tenant that after the expiration of the Term of this Lease, Tenant shall have any right to remain in the Premises or Landlord will be willing to negotiate with Tenant for a new lease for the Premises.

          (b) TENANT'S INSURANCE CERTIFICATE. Tenant shall provide Landlord with a certificate of insurance in accordance with the provisions of Section 10.5 hereof prior to its occupancy or use of the Premises and prior to the construction of any Tenant Improvements. Tenant shall have no right of access to the Premises unless and until this insurance certificate is delivered to Landlord.

          (c) DELAY IN DELIVERY OF POSSESSION. If Landlord is unable to deliver possession of the Premises to Tenant by the Scheduled Date of Delivery specified in the Basic Lease Information (other than due to an intentional refusal to deliver the space), Landlord shall not be liable to Tenant for damages of any kind; provided, however, if Landlord has not delivered the Premises to Tenant in the condition required by this Lease by March 31, 1998, Tenant may terminate this Lease. Subject to the foregoing, any delay in delivery shall not affect Tenant's obligations hereunder; however, the date of June 1, 1998, as one of the alternatives for the Rent Commencement Date, shall be extended by one (1) day for each day that Landlord delays in delivering possession of the Premises to Tenant beyond the Scheduled Delivery Date.

          (d) DELAYS WHICH MAY EXTEND THE DATE OF JUNE 1, 1998. If the construction of the Tenant Improvements pursuant to Exhibit C hereof is delayed by Landlord Delays or Force Majeure Delays (both of which terms are defined in Exhibit Q, Landlord shall not be liable to Tenant for damages of any kind. Landlord Delays and Force Majeure Delays shall not affect Tenant's obligations hereunder; however, in addition to subsection (c), the date of June 1, 1998, as one of the alternatives for the Rent Commencement Date, shall be extended by one
(1) day for each day of Landlord Delays or Force Majeure Delays, as determined pursuant to Exhibit C.

     2.2. RENT COMMENCEMENT.

          (a) RENT COMMENCEMENT DATE. Tenant's obligation to pay Minimum Rent shall commence on the earlier of (i) June 1, 1998, or (ii) the date of "substantial completion" of the Tenant Improvements described in Exhibit C (the "Rent Commencement Date"), as such date may be extended as provided in this Lease. For the purpose of sub-part (ii) of the preceding sentence, the Tenant Improvements described in Exhibit C hereof shall be deemed to be substantially complete at such time as the Tenant Improvements for not less than two complete floors of the Premises have been sufficiently completed to enable, and a temporary certificate of occupancy has been issued permitting, occupancy of such floors by Tenant for the use thereof for their intended purpose.

          (b) TENANT'S OCCUPANCY OF IMPROVED AREAS PRIOR TO THE RENT COMMENCEMENT DATE. If Tenant occupies a portion of the Premises in which the Tenant Improvements have been substantially completed prior to the Rent Commencement Date, Tenant until the Rent Commencement Date shall pay Landlord Minimum Rent in proportion to such occupancy and one hundred percent (100%) of all costs and expenses incurred by Landlord as a result of such occupancy (which the parties agree shall not include Real Estate Taxes). The proportionate amount of Minimum Rent which Tenant shall owe pursuant to this subsection (b) shall be calculated by multiplying the Minimum Rent by a fraction, the numerator of which shall be the rentable area occupied by Tenant and the denominator of which shall be the total rentable area of the Premises.

          (c) TENANT'S OCCUPANCY OF UNIMPROVED AREAS PRIOR TO THE RENT COMMENCEMENT DATE. If Tenant occupies a portion of the Premises in which the Tenant Improvements have not been commenced prior to the Rent Commencement Date, Tenant shall not be required to pay Landlord Minimum Rent as a consequence of such occupancy. However, Tenant shall pay Landlord one hundred percent (100%) OF ALL costs and expenses incurred by Landlord as a result of such occupancy (which the parties agree shall not include Real Estate Taxes).

2.3.                                                               HOLDING OVER.

(a) HOLDING OVER WITH LANDLORD'S CONSENT. If Tenant, with Landlord's express written consent, retains possession of the Premises after the expiration of the Term of this Lease, such possession shall be deemed to be a month-to-month tenancy terminable upon thirty (30) days written notice by either party. Landlord shall not be deemed to have consented to Tenant's continued possession of the Premises by accepting Rent or any other sum or by orally agreeing to Tenant's continued possession. During any such month-to-month tenancy, Tenant shall pay one hundred twenty-five percent (125%) of the Minimum Rent which was payable by Tenant during the last month of the Term and all other amounts which Tenant is required to pay under the Lease; provided, however, that Landlord may change the amount of Rent due under this Lease upon thirty (30) days written notice to Tenant. A month-to-month tenancy shall be subject to all provisions of this Lease except those pertaining to the Term.

(b) HOLDING OVER WITHOUT LANDLORD'S CONSENT. If Tenant retains possession of the Premises after the expiration of the Term of this Lease without Landlord's written consent, Tenant shall pay to Landlord one hundred twenty-five percent (125%) of the Minimum Rent payable by Tenant immediately prior to the expiration of the Term as well as the Additional Lease Charges described herein. Imposition or collection of these sums, however, shall not be construed as granting Tenant permission to remain in the Premises after the expiration of the Term of the Lease.

(c) DAMAGES CAUSED BY TENANT'S HOLDING OVER. Tenant acknowledges that if Tenant remains in possession of the Premises beyond the Term of this Lease without the written consent of Landlord, Tenant (i) may interfere with Landlord's attempts to lease the Premises to another tenant, (ii) may prevent a subsequent tenant from occupying the Premises, (iii) may provide a prospective tenant with the grounds for declaring its lease for the Premises to be null and void, or (iv) may subject Landlord to a lawsuit brought by a subsequent tenant who could not occupy the Premises at the time specified with its lease with the Landlord. As a result, if Tenant occupies the Premises beyond the Term of this Lease without Landlord's written consent, Tenant shall indemnify, defend, protect, and hold harmless Landlord from and against any loss, cost, damage, or expense, including attorneys' fees and legal costs, incurred by Landlord in connection with Tenant's failure to vacate the Premises at the end of the Term. In addition, Tenant shall pay Landlord any rent or other income which Landlord shall lose as a result of Tenant's continued occupancy of the Premises beyond the end of the Term.

2.4. OPTION TO EXTEND THE TERM OF THE LEASE. Landlord hereby grants to Tenant an option to extend the Term (the "Option") with respect to all (but not less than all) of the Premises for one (1) period of five (5) years (the "Option Term") on all of the terms and conditions of this Lease. The Option Term shall commence immediately following the expiration of the Initial Term (the "Option Term Commencement Date") and shall expire on the day before the fifth annual anniversary of the Option Term Commencement Date. Tenant shall exercise the Option, if at all, by serving Landlord with a written notice of its exercise of the Option not less than twelve (12) months nor more than eighteen (18) months prior to the expiration of the Initial Term. Tenant's notice of exercise of its Option hereunder shall be irrevocable by Tenant except as provided to the contrary in Section 3.6(d)); provided, however, Tenant's notice of exercise shall not be effective if at the time Tenant exercises the Option, Landlord has declared a default under this Lease. In addition, if at any time after Tenant validly exercises the Option and prior to the Option Term Commencement Date Landlord declares a default because of Tenant's failure to pay Minimum Rent or any Additional Lease Charges, Landlord shall have the right, in addition to all of Landlord's other rights and remedies under this Lease, to terminate the Option and to cancel unilaterally Tenant's exercise of its Option to extend the Term. In that event, this. Lease shall expire at the conclusion of the initial Term, and Tenant shall have no further rights under this Lease to extend the Initial Term.

ARTICLE 3 - RENT

3.1. MINIMUM RENT. Tenant shall pay Landlord, as minimum rent for the Premises, the amount specified in the Basic Lease Information ("Minimum Rent"). Except as otherwise expressly provided in the Basic Lease Information, Tenant shall pay Minimum Rent to Landlord in monthly installments, in advance, on the first day of each month during the Term of this Lease. Upon execution of this Lease, Tenant shall deliver to Landlord's attorney a check in the amount stated in the Basic Lease Information as Minimum Rent for the second full month of Rent after the Rent Commencement Date. Landlord's attorney shall retain said check, uncashed, until Landlord obtains the consent of Landlord's lender to this Lease and delivers to Tenant the nondisturbance agreement to which Section 16.5(b) refers. Upon the delivery of this nondisturbance agreement, Landlord's attorney shall deliver Tenant's check to Landlord which may then cash same. If Tenant's obligation to pay Minimum Rent does not commence on the first day of a calendar month, the Minimum Rent payable by Tenant for the first fractional month shall be prorated on a thirty (30) day basis. In addition, Tenant shall pay Landlord the consideration described in the Supplemental Agreement hereto.

3.2.                                                  INTEREST AND LATE CHARGES.

(a) INTEREST AND LATE CHARGES. If Tenant shall fail to pay when due and payable any Rent or any other amount due under this Lease, such unpaid amounts shall bear interest at the rate of ten percent (10%) per annum ("Default Interest") from the date when that amount is due and payable. Tenant acknowledges that the late payment of Rent or any other amount due under this Lease will cause Landlord to incur costs and expenses not contemplated under this Lease, including but not limited to administrative and collection costs and processing and accounting expenses, the exact amount of which is extremely difficult to fix. Therefore, subject to subsection (b) hereof, if any payment of Rent is not received by Landlord within ten (10) days from the date when it is due or if any other amount due under this Lease is not received by Landlord within thirty (30) days from the date when it is due, Tenant shall pay Landlord a late charge equal to three percent (3%) of such amount (the "Late Charge"). Landlord and Tenant agree that this late charge represents a reasonable estimate of costs and expenses that will be incurred by Landlord.

(b) NOTICE TO TENANT. The first time in any twelve (12) month period that Tenant shall fail to pay Rent or any other amount due under this Lease within the time provided in subsection (a) hereof, Landlord shall serve Tenant with a written notice of its default before a Late Charge may be assessed against Tenant. In this instance, a Late Charge shall only be imposed upon Tenant if Tenant does not pay Rent or the amount due within ten (10) days after Landlord serves its written notice of default on Tenant. Notwithstanding the foregoing, if Tenant in any twelve (12) month period is late in the payment of Rent or any other amount due under this Lease on more than three (3) occasions, Tenant thereafter shall not be entitled to receive a written notice pursuant to this subsection throughout the remainder of the term of the Lease.

3.3. MANNER OF PAYMENT. Tenant shall pay Rent and any other amount due under this Lease to Landlord at Landlord's address set forth in the Basic Lease Information or at such other address as Landlord may hereafter specify in writing to Tenant. Tenant shall pay all amounts due as Rent or any other amount due under this Lease in lawful money of the United States, without prior demand (except for that portion of the Rent or any other amounts due under this Lease which are specifically identified in this Lease as amounts payable after notice from Landlord), and without deduction or offset.

3.4. DEFINITION OF RENT. The term "Rent" when used herein shall refer to both Minimum Rent and Additional Lease Charges.

3.5. REDUCTION OF MINIMUM RENT. At any time prior to the issuance of the Letter of Credit, Tenant shall have the right to reduce the Minimum Rent set forth in the Basic Lease Information in exchange for a reduction of the Tenant Improvement Allowance specified in Exhibit C hereof. The amount of the reduction of Minimum Rent shall be calculated as follows:

(i) the Tenant Improvement Reduction shall be calculated by subtracting the actual amounts expended by Landlord pursuant to Section 2 of Exhibit C from the Tenant Improvement Allowance of $3,880,600.00 ("Tenant Improvement Reduction"),

(ii) the Tenant Improvement Reduction shall then be multiplied by .012733 (which is the amount of the monthly payment required to fully amortize $1.00 at an annual rate of 9% in 119 equal monthly payments) in order to obtain the amount of the reduction of the monthly Minimum Rent from the 2nd to the 120th month of the Lease ("Minimum Rent Reduction"), and

(iii) the Minimum Rent Reduction shall be subtracted from the monthly Minimum Rent in order to obtain the revised monthly Minimum Rent from the 2nd to the 120th month of the Lease.

For example, if the Tenant Improvement Reduction were $380,600.00, the revised monthly Minimum Rent would be calculated as follows:

Tenant Improvement Allowance                                       $3,880,600.00
Landlord's Actual Expenditures
on Tenant Improvements                                                          - 3,500,000.00
Tenant Improvement Reduction                                       $ 380,600.00
Tenant Improvement Reduction                                       $380,600.00
Multiplier                                                         x .012733
                                                                   $ 4,846.18
                                         Months 2 - 60                         Months 61 - 120
Minimum Rent
                                         $208,582.25               $240,920.59

Minimum Rent Reduction                                             - 4,846.18       - 4,846.18

Revised Minimum Rent                                               $203,736.07     $236,074.41

3.6.                                        MINIMUM RENT DURING THE OPTION TERM.

(a) RENT FOR THE OPTION TERM. The Lease for the Option Term shall be upon the same terms and conditions as during the original Term, except (i) the Base Year for calculating Additional Lease Charges for the Option Term shall be the period specified in the Basic Lease Information, and (ii) the Minimum Rent during the Option Term shall be equal to ninety-five percent (95%) of the Prevailing Market Rate (as that term is defined in subsection (c) hereof) for Comparable Space (as that term is defined in subsection (b) hereof).

(b) COMPARABLE SPACE. As used herein, the term "Comparable Space" shall mean leased general office space determined in accordance with Section 3.6(f)(ii).

(c) PREVAILING MARKET RATE. As used herein, the term "Prevailing Market Rate" shall mean the amount of monthly minimum rent determined from leases, excluding subleased space, of Comparable Space (1) which have been executed within the period between six (6) months and eighteen (18) months before the commencement of the Option Term or (2) where the prevailing market rent in a lease of Comparable Space has been determined within the period between six (6) months and eighteen (18) months before the commencement of the Option Term in order to determine option rent for such lease in connection with the exercise of an option to extend the term of such lease. The determination of Prevailing Market Rate shall take into account and adjust, when it is appropriate to do so, for the following items of comparability:

(i) the effective rent which shall mean the aggregate of all of the minimum rent paid by each tenant in Comparable Space over the term of that lease and dividing that aggregate amount of minimum rent by the number of months in the lease term for each lease of Comparable Space,

(ii)     the location and size of the premises covered by leases of Comparable
Space,

(iii) the value (determined on the basis of dollars per rentable square foot) of tenant improvements to the premises covered by leases of Comparable Space, for which the landlord paid at the commencement of the new term for which the effective rate has been calculated, and

(iv)     the duration of the term of leases of Comparable Space.

(d) LANDLORD'S NOTICE AND TENANT'S RESPONSE. No later than ten (10) months prior to the commencement of the Option Term, Landlord shall serve Tenant with a written notice setting forth Landlord's determination of the Prevailing Market Rate for the Option Term ("Landlord's Notice") and with a list of leases of Comparable Space ("Comparable Space List") upon which Landlord's Notice was based. The Comparable Space List shall include at least the following information for each lease: (i) the address of the leased space, (ii) the names of the landlord and tenant, (iii) the rentable square footage, (iv) the lease term, (v) the minimum monthly rent throughout the lease term, (vi) any periods of free rent, and (vii) the value of tenant improvements for which the landlord paid. Within twenty (20) days after service of Landlord's Notice, Tenant shall serve Landlord with a written notice ("Tenant's Response") stating that Tenant either (1) elects to terminate the exercise of its Option (in which event the Option shall lapse and this Lease shall terminate on the expiration of the Initial Term), or (2) disagrees with Landlord's determination of the Prevailing Market Rate and elects to resolve the disagreement as provided in subsection (f) hereof. If Tenant does not serve Landlord with Tenant's Response as provided in the previous sentence, Landlord's determination of the Prevailing Market Rate shall be binding upon Tenant.

(e) INFORMAL RESOLUTION. Landlord and Tenant shall use their best efforts meet at least two (2) times within a twenty (20) day period, at a mutually agreeable time and place, to attempt to resolve their disagreement concerning the Prevailing Market Rate. This consultation period (regardless of its actual length) shall be deemed to have terminated when Landlord or Tenant shall serve the other with a written notice stating that that party has decided to resolve the dispute regarding Prevailing Market Rate pursuant to Section 3.6(f) of the Lease ("Binding Resolution Notice").

(f) BINDING RESOLUTION OF ANY DISAGREEMENT REGARDING PREVAILING MARKET RATE. Any disagreement regarding the Prevailing Market Rate shall be resolved as follows:

(1) If Landlord and Tenant cannot agree on the Prevailing Market Rate, Landlord and Tenant shall each select one real estate broker ("Party Broker") to determine the Prevailing Market Rate. Each Party Broker chosen by Landlord and Tenant shall serve his/her written opinion determination of the Prevailing Market Rate (determined in accordance with the terms of this Section 3.6) on both Landlord and Tenant within thirty
(30) days after the date when the Binding Resolution Notice was served on Landlord or Tenant.

(ii) In making their determination of the Prevailing Market Rate, the Party Brokers shall first attempt to find leases of Comparable Space in excess of 40,000 rentable square feet in the area in yellow on Exhibit D (the "Preferred Area"). If the Party Brokers are able to find at least five (5) leases of Comparable Space in excess of 40,000 rentable square feet within the Preferred Area, the Prevailing Market Rate shall be based solely on leases of Comparable Space within the Preferred Area. If the Party Brokers are unable to find at least five (5) leases of Comparable Space in excess of 40,000 rentable square feet in the Preferred Area, leases of Comparable Space in excess of 20,000 rentable square feet in the entire area on Exhibit D shall also be used to determine the Prevailing Market Rate.

(iii) At least ten (10) days before the Party Brokers are required to serve their written opinion of the Prevailing Market Rate on Landlord and Tenant, each Party Broker shall serve the other, by personal delivery or by facsimile transmission, with the Comparable Space List which that Party Broker intends to use in reaching his/her opinion of Prevailing Market Rent. If either Party Broker fails to serve the other with his/her Comparable Space List as required by this sub-part (iii), the Neutral Broker shall only use leases on the Comparable Space List of the Party Broker which did comply with this sub-part
(iii) in reaching his/her determination of Prevailing Market Rent.

(iv) If only one Party Broker serves his/her written determination of the Prevailing Market Rate on Landlord and Tenant within the time period stated in sub-part (i) hereof, that opinion shall be deemed to be the Prevailing Market Rate for the Option Term. If both Party Brokers serve their respective determinations of Prevailing Market Rate within the time period stated in sub-part (i) hereof and if the two opinions of Prevailing Market Rate differ by five percent (5%) or less of the higher of the two, the average of the two opinions shall be the Prevailing Market Rate. If the two opinions differ by more than five percent (5%) of the higher of the two, then the two Party Brokers shall select a third real estate broker (the "Neutral Broker") to determine the Prevailing Market Rate. If the Party Brokers are unable to agree upon a Neutral Broker within twenty (20) days, either Landlord or Tenant may request the American Arbitration Association to appoint the Neutral Broker to determine the Prevailing Market Rate.

          (v) After the selection of the Neutral Broker, each Party Broker shall serve the Neutral Broker with (1) his/her written determination of the Prevailing Market Rate for Comparable Space which was served in accordance with sub-part (i) hereof and (2) if a Party Broker has complied with sub-part (iii) hereof, his/her Comparable Space List. Each party may also submit to the Neutral Broker, with a copy simultaneously served on the other party, a written argument in support of its determination of the Prevailing Market Rate. Neither Party Broker may change the figure in its determination of the Prevailing Market Rate after delivering its determination to the other pursuant to sub-part (ii) hereof or change the leases on its Comparable Space List after delivering same to the other Party Broker pursuant to sub-part (iii) hereof. Subject to the limitation set forth in subsection (g) hereof, the Neutral Broker, within thirty ( , 30) days after his/her selection, shall determine the Prevailing Market Rate by choosing one of the determinations of the Prevailing Market Rate submitted by the Party Brokers. If both Party Brokers served their Comparable Space List in compliance with sub-part (iii) hereof, the Neutral Broker shall base his/her decision upon the Comparable Space Lists submitted by both Party Brokers and any research which the Neutral Broker chooses to do on his/her own. If only one Party Broker served his/her Comparable Space List in compliance with sub-part
(iii) hereof, the Neutral Broker shall base his/her decision only upon the Comparable Space List submitted by the Party Broker which complied with sub-part
(iii) hereof.

(vi) All real estate brokers chosen to render an opinion of the Prevailing Market Rate (including the Neutral Broker) shall be real estate brokers licensed and in good standing with the State of California with not less than ten (10) years' experience in commercial property leasing in the downtown San Francisco area; provided, however, the Neutral Broker (but not every broker in the firm with which the Neutral Broker is employed or associated) shall be a person who has not represented or acted in any capacity for either party for a period of ten (10) years before the selection of that person as the Neutral Broker. Each party shall pay the cost of the Party Broker selected by such party and one-half of the cost of the Neutral Broker.

(vii) The provisions of subsection (f) hereof shall be the sole procedure for the determination of Prevailing Market Rate for the Option Term in the event of a disagreement between Landlord and Tenant; and Section 16.1 shall be inapplicable thereto.

(g) LIMITATION ON THE DETERMINATION OF PREVAILING MARKET RATE. Notwithstanding anything to the contrary set forth in this Section 3.6, in no event shall the monthly Minimum Rent for the Option Term be less than the Minimum Rent payable for the one month period immediately preceding the commencement of the Option Term.

(h) CONFIRMATION OF THE DETERMINATION OF PREVAILING MARKET RATE. The determination of Prevailing Market Rate pursuant to the procedure set forth in this Section 3.6 shall be final and binding on the parties and may be confirmed by the Superior Court of the City and County of San Francisco upon the filing of a petition therefor by Landlord or Tenant. However, if the Neutral Broker does not determine the Prevailing Market Rate by choosing one of the determinations of Prevailing Market Rate submitted by the Party Brokers and, instead, uses a different figure, the Neutral Broker shall be deemed to have exceeded his/her powers; and the Neutral Broker's determination of Prevailing Market Rate may be vacated pursuant to Section 1286.2(d) of the Code of Civil Procedure. Landlord and Tenant hereby waive all of the provisions of Sections 1280 ET SEQ. of the CALIFORNIA CODE OF CIVIL PROCEDURE and the Commercial Arbitration Rules of the American Arbitration Association which are contrary to any of the provisions of this Section 3.6.

(i) MINIMUM RENT PAYABLE IF THE PREVAILING MARKET RATE IS NOT DETERMINED PRIOR TO THE OPTION TERM. If for any reason there has not been a determination of the Prevailing Market Rate by the commencement of the Option Term, Tenant's Minimum Rent payment at the commencement of the Option Term shall be an amount equal to the Minimum Rent payable immediately preceding the commencement of the Option Term. In such event, Tenant shall pay Landlord the difference, if any, between the Prevailing Market Rate and the Minimum Rent which Tenant had paid during the Option Term within ten (10) business days after the Prevailing Market Rate is determined, together with interest thereon at the rate of five percent (5%) per annum, computed from the beginning of the Option Term until the date of payment. Notwithstanding any dispute regarding the Prevailing Market Rate, Tenant shall pay all applicable Additional Lease Charges with respect to the Premises, in the manner and at the times provided in this Lease, effective upon the commencement of the Option Term.

3.7.                                                            PERCENTAGE RENT.

(a) PERCENTAGE REN In addition to the Minimum Rent, if Tenant's Permitted Non-Office use involves Tenant's Retail Use (which term shall be defined hereafter) of the Premises, Tenant shall pay Landlord an amount equal to five percent (5%) of Gross Sales from Tenant's Retail Use in excess of the Breakpoint ("Percentage Rent").

(b) TENANT'S RETAIL USE AND BREAKPOINT. The term "Tenant's Retail Use" shall mean any use of the Premises by Tenant in the area allowed for Permitted Non-Office Use from which Tenant receives income which would require Tenant to pay sales tax to the State of California. The term "Breakpoint" shall mean that amount of Gross Sales which when multiplied by the Percentage Rent will equal the Minimum Rent in any calendar year for the portion of the Premises which Tenant uses for a Permitted Non-Office Use (except that portion of the Premises to which Section 7. 1 (v) refers).

(c) GROSS SALES. The term "Gross Sales" shall mean: the actual sales prices or rentals of all goods, wares and merchandise sold, leased, licensed or delivered and the actual charges for all services performed by Tenant in, at, from, or arising out of the use of the portion of the Premises devoted to Tenant's Retail Use, whether for wholesale, retail, cash, credit, or trade-ins or otherwise. Gross Sales shall include, without limitation, sales and services for which Tenant is liable to the State of California for sales taxes and (i) where the orders therefore originate in, at, from, or arising out of the use of the Premises, whether delivery or performance is made from the Premises or from some other place, (ii) made or performed by mail, telephone, facsimile or computer-generated orders, and (iii) made or performed by means of mechanical or other vending devices in the Premises. Any sums which a customer deposits with and forfeits to Tenant shall be included in Gross Sales. Each installment or credit sale shall be treated as a sale for the full price in the month during which such sale is made, regardless of whether or when Tenant receives payment therefor. No franchise or capital stock tax and no income or similar tax based on income or profits shall be deducted from Gross Sales.

(d) EXCLUSIONS FOR GROSS SALES. Gross Sales shall not include (i) any amounts collected and paid by Tenant for sales or excise tax imposed by any duly constituted governmental authority, (ii) any cash or credit refund made upon any sale in or from the Premises where the merchandise sold is thereafter returned by the purchaser and accepted by Tenant, or (iii) sales to Tenant's employees.

(e) GROSS SALES REPORTS AND PAYMENT OF PERCENTAGE RENT. Within twenty (20) days after the close of each calendar year, Tenant will furnish Landlord with a written statement, certified as true and accurate by Tenant, setting forth by calendar month the total amount of the Gross Sales from the Premises during the preceding calendar year. This statement shall be in the form and shall contain such information and breakdown as Landlord may reasonably require. Concurrently with the delivery of this written statement, Tenant shall pay Landlord the amount, if any, by which Percentage Rent for that year exceeds the Breakpoint.

(f) BOOKS AND RECORDS. Tenant shall maintain in San Francisco, in accordance with generally accepted accounting principles, consistently applied, complete and accurate books of account and records of all daily receipts from sales made or services provided in connection with Tenant's Retail Use, whether for cash or on credit, showing cumulative totals and all transactions. These books and records shall include, but not be limited to, true copies of all sales and other excise tax reports that Tenant may be required to furnish to any governmental agency. These books and records shall be kept for a period of at least three (3) years after the date of Tenant's annual statement of Percentage Rent as described in subsection (e) hereof. The receipt by Landlord of any statement of Gross Sales or Percentage Rent for any period or the payment of any sum as Rent shall not bind Landlord as to the correctness of that statement.

(g) RIGHT TO AUDIT. Landlord or Landlord's designee shall have the right to examine, at any time during normal business hours, all books and records of Tenant which pertain to Tenant's Retail Use of the Premises. Once in each twelve
(12) month period, Landlord shall be entitled to conduct, or have a certified public accountant conduct, an audit of the records of all business conducted in connection with Tenant's Retail Use for the purpose of determining Gross Sales. This audit shall be conducted during normal business hours at the Premises. If it shall be determined as a result of such audit that there has been a deficiency in the payment of Percentage Rent, such deficiency shall become immediately due and payable with interest from the date when the payment should have been made at the rate of ten percent (10%) per annum.

ARTICLE 4 - REAL ESTATE TAXES AND OPERATING EXPENSES

4.1. TENANT SHALL PAY INCREASES IN REAL ESTATE TAXES AND OPERATING EXPENSES.

(a) INCREASES IN ADDITIONAL LEASE CHARGES. During the period when Tenant occupies, or has the right to occupy, the Premises, Tenant shall pay any increase, over the Base Year set forth in the Basic Lease Information, in Real Estate Taxes (as hereafter defined) levied or assessed against the Premises during the Base Year, and in Operating Expenses (as hereafter defined) incurred or payable by Landlord in the Base Year. The amount of any increase in Real Estate Taxes and in Operating Expenses as hereinabove provided shall together be defined herein as "Additional Lease Charges."

(b) ESTIMATE OF INCREASES IN ADDITIONAL LEASE CHARGES. Landlord may, at its option, estimate the Additional Lease Charges to be paid by Tenant during the current Lease Year (as hereafter defined) by delivering written notice to Tenant stating the amount Tenant is required to pay each month as the estimated increase in Additional Lease Charges. Thereafter, Tenant shall pay, as additional Rent, the estimated increase in Additional Lease Charges with its monthly payment of Minimum Rent.

(c) RECONCILIATION WITH THE ACTUAL INCREASES IN ADDITIONAL LEASE CHARGES. Within ninety (90) days following the end of each Lease Year, commencing in the Lease Year after Tenant first pays estimated Additional Lease Charges, Landlord shall deliver to Tenant a reconciliation of Tenant's payments of Additional Lease Charges with the actual increase in Real Estate Taxes and Operating Expenses over the Base Year. If that reconciliation shows an amount owing by Tenant that is less than the payments made by Tenant and if Tenant is not in default under this Lease at the time such reconciliation is delivered, Landlord shall credit any overpayment to the next payment(s) of Additional Lease Charges. If this reconciliation shows that Tenant owes more than the estimated payments made by Tenant, Tenant shall pay the deficiency to Landlord within thirty (30) days after delivery of such statement of reconciliation.

(d) LEASE YEAR. The term "Lease Year" shall mean a twelve (12) month period commencing on the annual anniversary of first day of the month in which the Rent Commencement Date occurs.

(e) SURVIVAL OF OBLIGATIONS. The respective obligations of Landlord and Tenant under this Section 4.1 shall survive the expiration or earlier termination of this Lease.

4.2.                                            DEFINITION OF REAL ESTATE TAXES.

(a) TAXES AND ASSESSMENTS INCLUDED WITHIN THE DEFINITION OF REAL ESTATE TAXES. The term "Real Estate Taxes" as used herein shall include all real property taxes and assessments on the Premises, as well as all personal property taxes levied on property used in operation of the Premises whether or not now customary or within the contemplation of the parties to this Lease. Real Estate Taxes shall include, but not be limited to: (a) general and special assessments, license fees, commercial rental tax levy, gross receipts tax (other than inheritance or estate taxes), fees or assessments for transit, housing, police, fire, or other governmental services imposed by any authority having the direct or indirect power to tax against any legal or equitable interest of Landlord in the Premises, against the Landlord's right to rent or other income therefrom or against the Landlord's business of leasing the Premises; (b) any tax, fee or charge with regard to the possession, leasing, transfer of interest, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises; (c) any tax imposed in substitution, partially or totally, for any tax previously included within the definition of Real Estate Taxes herein; or (d) any additional property tax or assessment, the nature of which may not have been previously included within the definition of Real Estate Taxes. The term "Real Estate Taxes" shall also include the cost to Landlord of contesting the amount, validity or applicability of any taxes or assessments mentioned in this Section
4.2 (except if such tax is excluded under Section 4.2(c) below). If, as a result of contesting any Real Estate Taxes or for any other reason, Landlord obtains a reduction in Real Estate Taxes, Tenant shall be entitled to the same reduction in the increase in Real Estate Taxes as Landlord receives.

(b) ASSESSMENTS PAID IN INSTALLMENTS.. If any general or special assessment which is payable in installments is levied and assessed against the Premises, Tenant shall pay such assessments in installments over the longest period permitted.

(c) TAXES AND ASSESSMENTS EXCLUDED FROM THE DEFINITION OF REAL ESTATE TAXES. The term "Real Estate Taxes" shall not include (i) any tax which may be levied on or against the net income or profit of Landlord, (ii) any inheritance, estate taxes, transfer taxes, franchise taxes and capital stock taxes, (iii) any environmental assessments, charges, or liens arising in connection with the remediation of Hazardous Materials from the Premises, (iv) reserves for the payment of future Real Estate Taxes. In addition, in no event shall Real Estate Taxes include any penalty or interest due to Landlord's late payment of taxes.

(d) LIMITATION ON INCREASES IN REAL ESTATE TAXES DUE TO A CHANGE IN OWNERSHIP. Despite any other provision of this Lease, if there is a change in ownership of the Premises during the initial Term of this Lease and, as a result, the Premises is reassessed for Real Estate Tax purposes pursuant to Sections 60 ET SEQ. of the California Revenue and Tax Code

("Reassessment"), Tenant's obligation to pay increases in Real Estate Taxes as a result of a Reassessment shall be limited as follows:

(i) Tenant shall never pay an increase in Real Estate Taxes attributable to Reassessment(s) in any Lease Year which exceeds Two Hundred Fifty Thousand Dollars ($250,000.00). For example, if the Real Estate Taxes assessed in the Base Year were $65,000.00 and if there were a transfer during the third Lease Year which caused a Reassessment and, solely as a result of the Reassessment, if Real Estate Taxes beginning on the first day of the fourth Lease Year increased by $250,000, the increases in Real Estate Taxes which Tenant would pay as a result of this limitation (before calculating the limitation in sub-part (ii) hereof) can be illustrated as follows:

                              Real Estate
              Real Estate     Taxes Payable      Real Estate                                               Real Estate
Lease                         Taxes w/o        by Tenant w/o     Taxes due to        Total Real           Taxes Paid By
Year                          Reassessment      Reassessment     Reassessment       Estate Taxes             Tenant
         1                    $65,000.00                   0     0                  $ 65,000.00            0
         2                    $66,300.00          $ 1,300.00     0                  $ 66,300.00           $
  1,300.00
         3                    $67,626.00          $ 2,626.00     0                  $ 67,626.00           $
  2,626.00
         4                    $68,979.00          $ 3,979.00     $250,000.00        $318,979.00           $253,979.00
         5                    $70,358.00          $ 5,358.00     $255,000.00        $325,358.00           $255,358.00
         6                    $71,765.00          $ 6,765.00     $260,100.00        $331,865.00           $256,765.00
         7                    $73,201.00          $ 8,201.00     $265,302.00        $338,503.00           $258,201.00
         8                    $74,665.00          $ 9,665.00     $270,608.00        $345,273.00           $259,665.00
         9                    $76,158.00          $11,158.00     $276,020.00        $352,178.00           $261,158.00
        10                    $77,681.00          $12,681.00     $281,541.00        $359,222.00           $262,681.00

(ii) Tenant's obligation for increases in Real Estate Taxes attributable to a Reassessment in each Lease Year shall be determined by multiplying the amount which represents any increase in Real Estate Taxes due to Reassessment(s) by the following percentages in the following Lease Years:

Lease Year                               Percentage
         1                                     0%
         2                                    20%
         3                                    30%
         4                                    40%
         5                                    50%
         6                                    60%
         7                                    70%
         8                                    80%
         9                                    90%
        10                                   100%

This limitation, combined with the limitation in sub-part (i) can be illustrated, by using the assumptions in the example in sub-part (i), as follows:

          Real Estate         Real Estate
          Taxes Payable       Taxes due to                         Real Estate
Lease     by Tenant w/o       Reassessment       Total Real       Taxes Paid by
Year      Reassessment        Limited by %       Estate Taxes         Tenant
 1                 0           0                 0                          0
 2        $ 1,300.00                    0        $ 1,300.00       $  1,300.00
 3        $ 2,626.00                    0        $ 2,626.00       $  2,626.00
 4        $ 3,979.00          $100,000.00        $103,979.00      $103,979.00
 5        $ 5,358.00          $127,500.00        $132,858.00      $132,858.00
 6        $ 6,765.00          $156,060.00        $162,825.00      $162,825.00
 7        $ 8,201.00          $185,711.00        $193,912.00      $193,912.00
 8        $ 9,665.00          $216,486.00        $226,151.00      $226,151.00
 9        $11,158.00          $248,418.00        $259,576.00      $259,576.00
10        $12,681.00          $281,541.00        $294,222.00      $262,681.00

(iii) Tenant shall not pay any increase in Real Estate Taxes due to Reassessment(s) which have occurred solely because of a change in ownership interests within the limited liability company entity which is Landlord or any transfer from Landlord to an entity in which those (or any of their relatives) who currently hold more than fifty (50%) of the ownership interests in Landlord own fifty percent (50%) or more of an interest in the succeeding entity.

4.3.                                           DEFINITION OF OPERATING EXPENSES.

(a) DEFINITION OF OPERATING EXPENSES. "Operating Expenses" shall mean the total cost and expenses paid or incurred by Landlord in connection with the management, operation, maintenance and repair of the Premises, including, without limitation, (i) janitorial, maintenance, and other service contracts;
(ii) materials, supplies, equipment, and tools; (iii) the cost of landscape maintenance and the replacement of plants, trees, and vegetation; (iv) the cost of maintenance, replacement, and repairs to the Premises; (v) license, permit, and inspection fees; (vi) all inspections and testing of the Premises (except voluntary Phase II environmental inspections which are unrelated to Tenant's occupancy, Phase I environmental inspections which may be required by Landlord's lender, or repointing of the bricks on the exterior of the Premises); (vii) wages, salaries, employee benefits and payroll costs of Landlord's employees in or serving the Premises (excluding such costs of personnel above the rank of project manager); (viii) the reasonable fees, charges and other costs, of independent contractors engaged by Landlord to perform work that is otherwise an Operating Expense; (ix) a management fee equal to four percent (4%) of the Minimum Rent each Lease Year which shall be paid to Landlord for its services as a manager; (x) the cost of capital improvements or replacements capitalized for federal income tax purposes (amortized over the useful life of the improvement, as determined for federal income tax purposes, together with interest on the unamortized balance at the rate paid by Landlord on funds borrowed for the purpose of constructing such capital improvements) made to the Premises in response to Tenant's requests for additional services or improvements (so long as Tenant shall have given its prior written approval to such capital improvement, which approval shall not be unreasonably withheld) or occasioned by newly enacted Government Requirements as set forth in subsections (b) and (c) of
Section 8.8, (xi) the cost of contesting the validity or applicability of any Government Requirements described in Section 8.7 or 8.8(b), and (xii) insurance premiums and the deductible portion on any claim for all insurance obtained by Landlord for the Premises pursuant to, and calculated in accordance with,
Section 10.2.

(b) EXCLUSIONS FROM OPERATING EXPENSES. Notwithstanding the foregoing, the term "Operating Expenses" shall not include (1) Real Estate Taxes, (ii) depreciation on the Premises, (iii) capital improvements (except as provided in clause (x) above), (iv) real estate brokers' commissions, executive salaries (exclusive of fees paid for management activities), (v) attorneys' fees and court costs (except as provided in clause (xiii) above), (vi) voluntary exterior window replacements, (vii) principal and interest payments on loans and ground lease payments and other similar finance charges, (viii) repairs or other work occasioned by the exercise of the power of eminent domain, (ix) costs incurred due to Landlord's violation of the terms and conditions of this Lease or of any law, statute, ordinance, (x) expenses for which Landlord is fully compensated or reimbursed by insurance or by any other party, (xi) cost of repairs or other work occasioned by a Casualty Loss (as that term is defined in Section 11.1 hereof), (xii) Landlord's general overhead and/or administrative expenses,
(xiii) except as otherwise expressly provided in this Lease, any cost or other expense incurred with respect to the investigation, removal, remediation, containment, clean-up, or other response associated with or pertaining to the actual or alleged presence of Hazardous Materials at, on, beneath, or in the vicinity of the Premises or to the actual or threatened release of Hazardous Materials at, on, beneath, or in the vicinity of the Premises, (xiv) any costs paid to any affiliate of Landlord which is in excess of the amount which would be paid absent such relationship, and (xv) costs incurred in connection with any financing or refinancing of the Premises by Landlord.

(c) CONSULTATION REGARDING OPERATING EXPENSES. Each year Landlord agrees to consult with Tenant regarding the Operating Expenses which it anticipates incurring over the next twelve (12) months. Tenant may offer any suggestions which it believes may improve services to the Premises or reduce Operating Expenses; and Landlord shall give Tenant's suggestions due consideration in planning for the Operating Expenses for the Premises.

(d) CHANGE OF A POLICY OR PROCEDURE WHICH INCREASES OR DECREASES OPERATING EXPENSES. If Operating Expenses at any time increase or decrease as a result of a change in a policy or procedure in the operation of the Premises (e.g., the addition of earthquake insurance or other insurance coverages if such insurance or coverages were not included in Operating Expenses in the Base Year or any change in the management fee) ["Expense Change"], the Operating Expenses for the Base Year shall be adjusted for the twelve (12) month period in which the Expense Change occurs (and for all subsequent years during which that Expense Change remains in effect). The Operating Expenses for the Base Year shall be increased or decreased, as appropriate, by the estimated amount that (i) would have been included in the Operating Expenses for the Base Year if the Expense Change had been in effect during the Base Year or (ii) would not have been included in Operating Expenses for the Base Year if the Expense Change were not in effect during the Base Year. The Operating Expenses for the twelve (12) month period in which the Expense Change occurs, and thereafter so long as it remains in effect, shall be based upon the revised Operating Expenses for the Base Year.

(e) LIMITATION ON OPERATING EXPENSES. For any twelve (12) month period in which increases in Operating Expenses are determined, Landlord shall not collect in excess of one hundred percent (100%) of the amount by which all Operating Expenses in the Premises for that period exceed the aggregate of all Operating Expenses for the Base Year. Landlord shall not recover, through Operating Expenses, any item of cost more than once.

4.4. TENANT'S RIGHT TO AUDIT. Landlord shall keep in San Francisco complete and detailed books and records of account relating to Operating Expenses and Real Estate Taxes for a period of three (3) years after Landlord delivers to Tenant its annual statement of reconciliation of Additional Lease Charges. During that same period of three (3) years, Tenant shall have the right to inspect the books and any other pertinent records of Landlord, on reasonable notice and during normal business hours, for the purpose of verifying such statement. Tenant may contest Landlord's computation of Additional Lease Charges for the Premises, either in whole or in part, by giving Landlord written notice stating its objections; provided that such notice is received by Landlord, not later than two (2) months after the expiration of the aforesaid three (3) year period. If Landlord agrees, or it is determined through arbitration pursuant to Section
16.1 hereof, that there has been an over-charge of Additional Lease Charges to Tenant, Landlord shall reimburse Tenant for such over-charges within ten (10) days of such determination, but Tenant shall not have the right to terminate this Lease as a consequence of such over-charges.

4.5. TENANT SHALL PAY FOR TAXES LEVIED ON ITS PROPERTY. Tenant shall be liable for, and pay prior to delinquency, all taxes levied against Tenant's Property. If any taxes on the above-described property are levied against Landlord or Landlord's property and if Landlord pays the same believing them to be due, or if the assessed value of Landlord's property is increased by the inclusion of the value placed on the above-described property and if Landlord pays the taxes based on such increased assessment believing same to be due, Tenant shall pay Landlord the taxes so levied against Landlord or the portion of such taxes resulting from the increase in the assessments due to the above-described property.

ARTICLE 5 - UTILITIES USED IN THE PREMISES

5.1. TENANT SHALL PAY FOR ALL UTILITY COSTS. Within ten (10) days after receiving a bill therefor from Landlord or directly from the utility, Tenant shall directly pay to the appropriate utilities for all Utility Costs, including taxes thereon, incurred in connection with the Premises and/or Tenant's occupancy thereof during the entire Term of this Lease. The term "Utility Costs" shall mean the total cost for all water, heat, air-conditioning, gas, electricity, telephone/telecommuni cations, garbage, and other utilities provided to or for the Premises (collectively "Utilities").

5.2. NO LIABILITY FOR INTERRUPTION IN UTILITIES. Landlord shall not be liable in damages or otherwise, and Tenant shall not be entitled to a reduction in Rent or to terminate this Lease, as a consequence of any failure or interruption of any utility or service provided to the Premises, unless caused by the gross negligence or willful misconduct of Landlord.

5.3. INTRA-BUILDING NETWORK CABLE. Tenant shall be solely responsible, and Landlord shall not be responsible, for providing any telephone equipment, including wiring, within the Premises or for providing telephone service or connections from the utility to the Premises.

ARTICLE 6 - SECURITY DEPOSIT

6.1.                                                           SECURITY DEPOSIT.

(a) LETTER OF CREDIT OR PROCEEDS FROM THE LETTER OF CREDIT AS A SECURITY DEPOSIT. On the later of January 2, 1998 or five (5) days prior to the commencement of construction of the Tenant Improvements in the Premises pursuant to Exhibit C hereof, Tenant at its sole cost and expense shall deliver to Landlord an irrevocable stand-by letter of credit in the amount set forth in the Basic Lease Information and on the terms described in Section 6.2 ("Letter of Credit"). The Letter of Credit and any amount of the Letter of Credit that is drawn on by Landlord but not applied by Landlord to a default of Tenant shall be held by Landlord as security for Tenant's faithful performance of its obligations under this Lease. If the security deposit is in the form of cash because Landlord has drawn on the Letter of Credit, the security deposit may be commingled with funds of Landlord, and Landlord shall have no obligation or liability for payment of interest on the security deposit.

(b) USE OF THE SECURITY DEPOSIT. If Tenant fails to pay any amount when due and payable hereunder or fails to perform any of the terms hereof and Landlord declares a default under this Lease as a result thereof, Landlord may apply and use all or any portion of the security deposit for Rent, for payment of any amount for which Landlord has become obligated as a result of Tenant's default, or for any loss, expense, or damage sustained by Landlord as a result of Tenant's default.

(c) RESTORATION OF THE SECURITY DEPOSIT. If Landlord uses any of the security deposit, Tenant shall, within ten (10) days after written demand therefor, restore the security deposit, either in the form of cash or the issuance of a new irrevocable stand-by letter of credit on the terms set forth in Section 6.2, to the full amount required by the Lease. Tenant's failure to do so shall constitute a default hereunder; and Landlord shall have the same remedies set forth in Article 14 for a default in the payment of Rent.

6.2. TERMS OF THE LETTER OF CREDIT. The irrevocable stand-by Letter of Credit which Tenant shall deliver to Landlord as its security deposit:

(a) shall be in compliance with the terms of this Article 6 and otherwise shall be in a form reasonably satisfactory to Landlord,

(b) shall be issued by a mutually agreeable financial institution ("Bank"),

(c)                           shall name Landlord as beneficiary,

(d) shall be for a term of no less than one (1) year and shall provide that it is automatically renewable unless the issuer serves Landlord with a written notice of non-renewal ("Notice of Non-Renewal") at least thirty (30) days before the then applicable expiration date of the Letter of Credit,

(e) shall provide that in the event that Landlord transfers ownership of the Premises to another person/entity, Landlord, subject to compliance with the requirements of the Bank for the transfer of the Letter of Credit, may transfer the Letter of Credit to the new owner upon Landlord's presentation to the issuer of a written notice of transfer together with the original Letter of Credit and that in such event the issuer shall reissue the Letter of Credit in the name of the transferee stated in the notice of transfer, and

(f) shall provide that Landlord may draw upon the Letter of Credit by presenting the following to the issuer: (i) a sight draft in an amount which does not exceed the amount of the Letter of Credit executed by the person executing the "Certificate" as described in sub-part (ii) hereof, and (ii) a certificate (the "Certificate") executed under penalty of perjury under the laws of the State of California, stating that the person executing the Certificate is the duly appointed representative of Landlord and further stating (1) that the Account Party is in default under the Lease, following written notice and the passage of any applicable cure period, and that the amount of the sight draft presented concurrently with the Certificate is due, owing, and unpaid under the Lease, or (2) that the "Notice of Non-Renewal" has been given and that the Account Party has not provided Landlord with a satisfactory substitute letter of credit.

6.3.                                  RELEASE/REDUCTION OF THE LETTER OF CREDIT.

(a) RELEASE OF THE LETTER OF CREDIT. So long as Tenant has never been in material default under this Lease beyond any applicable cure periods, the Letter of Credit shall be released by Landlord on the later of (i) January 1, 2000 or
(ii) the date when Tenant has established, to Landlord's reasonable satisfaction, that it has achieved either of the following financial goals:

(i) after-tax net income (as reported on its Form 10-Q filings) in excess of $0 for eight (8) consecutive quarters prior to the date of the release of the Letter of Credit, or

(ii) after-tax net income, excluding the after-tax effect of extraordinary items (as reported on its Form 10-K filings) exceeded One Million Dollars ($1,000,000.00) for each of the two (2) consecutive fiscal years ending prior to the date of the release of the Letter of Credit.

(b) REDUCTION OF THE LETTER OF CREDIT. At any time prior to the Commencement Date, Tenant shall have the right to reduce the Letter of Credit in exchange for a reduction of the Tenant Improvement Allowance specified in Exhibit C hereof. The amount of the reduction of the Letter of Credit shall be equal to two-thirds (2/3rds) of the amount by which the Tenant Improvement Allowance is reduced. For example, if the Tenant Improvement Allowance were reduced by Nine Hundred Thousand Dollars ($900,000.00), the Letter of Credit would be reduced by Six Hundred Thousand Dollars ($600,000.00).

ARTICLE 7 - USE AND CONDITION OF THE PREMISES

7.1. USE OF THE PREMISES. Tenant shall only use or permit the Premises to be used for those purposes explicitly set forth in the Basic Lease Information, and no use of the Premises for any other purpose or in any manner in violation of the terms of this Lease shall be permitted. In addition, any interactive or multi-media use or any retail use (collectively "Permitted NonOffice Uses") of the Premises shall also be limited by all of the following restrictions:

(i) all Permitted Non-Office Uses shall be limited to the first floor of the Premises;

(ii) Tenant at its sole cost and expense shall be responsible for obtaining any and all governmental permits and all required approvals necessary for all Permitted Non-Office Uses (the availability of which is not warranted by Landlord);

(iii) except as provided in sub-part (v) hereof, only the named Tenant under this Lease shall be entitled to use the Premises for Permitted Non-Office Uses;

(iv) except as provided in sub-parts (v) and (vi) hereof, no Permitted NonOffice Use shall involve any retail use or the sale of any products of CNET, Inc.;

(v) Tenant may sublease no more than 2,000 rentable square feet of the first floor of the Premises to one or two sublessees for the use of the area as a juice bar, coffee shop, pastry shop, or the sale of gourmet sandwiches, so long as Tenant obtains Landlord's prior written consent to the particular use (in addition to obtaining Landlord's consent pursuant to Sections 8.4 and 13. 1), which consent shall not be unreasonably withheld; and

(vi) if CNET, Inc. engages in any activity on the first floor of the Premises within the definition of Tenant's Retail Use, the total square footage which shall be devoted to such use shall not exceed two hundred and fifty (250) square feet.

7.2.                                             OPERATION OF TENANT'S BUSINESS.

(a) LIMITATIONS ON USE OF THE PREMISES. Tenant shall not exceed the floor weight limitations of the Premises as set forth in the Basic Lease Information without Landlord's prior written consent. Tenant acknowledges that the limitations stated in the Basic Lease Information are for the protection of Tenant's employees as well as the Premises, and serious harm may occur to Tenant's employees and damage may occur to the Premises if Tenant fails to adhere to the limitations in the Basic Lease Information.

(b) CAPACITY OF BUILDING SYSTEMS. Tenant acknowledges that the heating, air conditioning and ventilating ("HVAC") system of the Premises is designed to operate efficiently assuming an electrical load less than 3.5 watts per square foot of rentable area of the Premises and that, subject to the foregoing limitation, the Premises has a total connected electric power capability (at the main transformer serving the Premises) of 10 watts per rentable square foot. Tenant shall not connect or use any electrical equipment that exceeds the capacity of the HVAC system of the Premises without first providing Landlord with plans and specifications (either under Article 8 hereof or pursuant to Exhibit C in connection with the construction of the Tenant Improvements) evidencing, to the reasonable satisfaction of Landlord, the installation and operation of supplemental HVAC facilities that will provide cooling to efficiently operate any equipment with an aggregate electrical load in excess of the design capacity of the existing HVAC system in the Premises. In no event shall Tenant connect or use any equipment in the Premises that shall exceed the total electrical load capacity of the Premises.

(c) NO UNLAWFUL OR INJURIOUS USE OF THE PREMISES. Tenant shall not use nor permit the Premises to be used in any manner which may result in waste or the creation of a nuisance. Tenant shall not use or permit the use of the Premises for any purpose or in any manner which may constitute a violation of the laws, ordinances, regulations or requirements of any governmental entity having authority over the Premises or any recorded covenants, conditions, or restrictions.

(d) EFFECT OF TENANT'S USE OF THE PREMISES ON LANDLORD'S INSURANCE. Tenant shall not use or permit the Premises to be used in any manner which will increase the existing rate of insurance upon the Premises or cause the cancellation of any insurance policy covering the Premises or any part thereof. Tenant shall not sell, or permit to be kept, used or sold, in or about the Premises, any article which shall now or hereafter be prohibited by Landlord's fire insurance policy. Tenant shall comply with any and all rules, orders, regulations, or requirements of the Pacific Fire Rating Bureau or any other organization performing a similar function of which it has prior written notice. If Tenant breaches any of the provisions of this subsection and fails to cure such breach within fifteen (15) days after written notice thereof and, as a consequence, there is an increase in Landlord's fire insurance premiums, Tenant shall pay the entire cost of any additional premiums changed.

7.3. CONDITION OF THE PREMISES. Tenant hereby acknowledges that Tenant has had a reasonable opportunity to inspect the Premises. Except for those improvements to the Premises which Landlord in this Lease has expressly agreed to make and except as otherwise provided in Section 7.4, Tenant hereby accepts the Premises "as is" on the date Tenant takes possession hereunder subject to all laws, ordinances, and regulations applicable to the Premises and their use and any restrictions of record. Tenant acknowledges that, except as otherwise provided in Section 7.4, Tenant shall be solely responsible for its investigation into the condition of the Premises and whether or not the Premises is in compliance with any applicable building codes and shall not be entitled to rely upon the representations, if any, of any person concerning the condition of the Premises or its compliance with codes. Tenant shall promptly comply with all laws, ordinances, and regulations applicable to the Premises or their use during the Term of this Lease or any extensions thereof. However, Tenant shall not be responsible for any capital or structural improvements to the Premises required by any governmental entity, except as provided in Section 8.7 hereof.

7.4.                        LANDLORD'S OBLIGATION UPON DELIVERY OF THE PREMISES.

(a) COMPLIANCE WITH BUILDING CODES AND THE STRUCTURAL SYSTEM OF THE PREMISES. Landlord hereby warrants to Tenant (i) that the Premises existing as of the Commencement Date shall be in compliance with all applicable building codes applicable to the Premises in its "as-is" condition as of the Commencement Date and (ii) that the structural elements of the Premises (including the roof, the roof membrane and other structural elements) existing as of the Commencement Date shall be in good condition and repair and in compliance with all applicable building regulations, laws, statutes, ordinances, codes, and covenants and restrictions of record applicable to the Premises in its "as-is" condition as of the Commencement Date. If Tenant does not give Landlord written notice of non-compliance with this warranty within the earlier of (1) ten (10) business days after the discovery of the breach of this warranty or (2) one-hundred eighty (180) days after the Rent Commencement Date, this warranty shall expire and thereafter shall be of no further force or effect.

(b) BUILDING SYSTEMS. Landlord warrants that as of the Commencement Date the electrical, plumbing, lighting and mechanical systems of the Premises in their "as-is" condition as of the Commencement Date shall be in working order. If Tenant does not give Landlord written notice of non-compliance with this warranty within five (5) days after the Commencement Date, this warranty shall expire and thereafter shall be of no further force or effect.

(c) TENANT'S REMEDIES. If the Premises do not comply with any of the warranties set forth in this Section 7.4 as of the Commencement Date, Landlord, after receipt of written notice from Tenant setting forth with specificity the nature and extent of such noncompliance and after confirming the accuracy of Tenant's notice, shall promptly rectify the same at Landlord's sole cost and expense (which shall not be charged to Tenant). Such repair and correction shall be Tenant's sole and exclusive remedy against Landlord for breach of these warranties. Notwithstanding the foregoing, Landlord shall not be required to remedy any portion of the Premises that does not comply with the above-stated warranty to the extent that Tenant intends to alter or remove that portion of the Premises during the construction of its Tenant Improvements pursuant to Exhibit C.

ARTICLE 8 - MAINTENANCE, REPAIRS, AND ALTERATIONS

8.1.                           TENANT'S OBLIGATIONS FOR REPAIRS AND MAINTENANCE.

(a) REPAIRS AND MAINTENANCE. At all times during its occupancy of the Premises, Tenant shall repair and maintain in good condition, at its sole cost and expense, Tenant's Property, any portion of the Premises which have been damaged as a consequence of any act or omission of Tenant or any employee or independent contractor of Tenant, and all telecommunications equipment installed in the Premises by or for the benefit of Tenant. All repairs to the Premises made by Tenant shall be at least equal in quality, value, and utility to the improvements to the Premises before repairs were required.

(b) RETURN OF THE PREMISES. Upon the expiration or earlier termination of this Lease, Tenant shall return the Premises to Landlord clean and otherwise in the same condition as existed on the Rent Commencement Date, except for (i) normal wear and tear, (ii) the Tenant Improvements (other than Tenant's cabling system) constructed in accordance with Exhibit C hereto, and (iii) Alterations which Landlord does not require Tenant to remove pursuant to Section 8.4(c) [which Tenant shall not be required to remove]. Any damage to the Premises, including any structural damage, resulting from Tenant's use or from the removal of Tenant's Property shall be repaired by Tenant.

(c) ROOF/EXTERIOR/STRUCTURAL SYSTEM OF THE PREMISES. Notwithstanding any other provision of this Lease, in the event that Tenant shall construct a deck on the roof of the Premises, install any equipment on the roof of the Premises, install any Exterior Tenant Signage (as that term shall be defined hereafter) on any portion of the Premises, or modify any of the structural members of the Premises in any manner, Tenant shall thereafter be solely responsible for the maintenance and repair of the roof and structural system of the Premises to the extent the roof or structural system was directly or indirectly affected by such additions or modifications.

8.2.                         LANDLORD'S OBLIGATIONS FOR REPAIRS AND MAINTENANCE.

(a) REPAIRS AND MAINTENANCE. Except for Tenant's obligations for repair and maintenance set forth in Section 8.1, Landlord shall repair and maintain in good condition the Premises including the foundation, roof and exterior walls and all mechanical, electrical, and plumbing systems (but not the telecommunications systems). However, unless Landlord has itself determined that repairs are required, Landlord's obligation to make repairs shall not arise until receipt of written notice from Tenant describing the repairs that are required. After receipt of this notice, Landlord shall have a reasonable period of time to commence and complete such repairs as are required.

(b) WAIVER. Tenant hereby waives all rights to make repairs at the expense of Landlord or in lieu of such repairs to vacate the Premises as provided by California Civil Code Sections 1941 and 1942 or any other law or ordinance now or hereafter in effect.

8.3. LANDLORD'S RIGHT TO MAKE REPAIRS ON BEHALF OF TENANT. If Tenant refuses or neglects to make repairs to the Premises which Tenant is required to make, in a manner reasonably satisfactory to Landlord, Landlord shall have the right upon giving Tenant ten (10) days prior written notice to enter the Premises and make the repairs which were Tenant's responsibility hereunder. In such event, within ten (10) days after receiving an invoice therefor, Tenant shall pay all costs and expenses incurred by Landlord with interest thereon.

8.4. ALTERATIONS AND ADDITIONS. Except as provided in subsection (d) hereof, Tenant shall not make any additions, alterations, repairs, or improvements to the Premises, including the addition of a deck to the roof of the Premises (collectively "Alterations"), without the prior written consent of Landlord, which shall not be unreasonably withheld. (Notwithstanding anything in the foregoing to the contrary, the Tenant Improvements constructed by Tenant in accordance with Exhibit C shall not be deemed Alterations for purposes of this
Section 8.4; provided, however, the terms of Section 8.4(e) shall apply to any such improvements constructed by Tenant whether or not the same are installed as part of the Tenant Improvements.) Regardless of subsection (d) hereof, all Alterations shall be subject to the following terms and conditions:

(a) DOCUMENTATION OF ALTERATIONS TO BE PERFORMED. Except in case of an emergency requiring immediate repairs, Tenant shall deliver to Landlord the documents described in Section 8.5(a) at least thirty (30) days before the date when Tenant commences work on Alterations of the Premises.

(b) REQUIREMENT OF PAYMENT AND PERFORMANCE BONDS. Landlord may require, at Landlord's sole option, that Tenant obtain payment and performance bonds, naming Landlord as obligee, in an amount equal to the total estimated cost of the Alterations if (i) Tenant is then in default under this Lease, (ii) Tenant has failed to make any Rent payment when due more than twice during the preceding twelve (12) months, or (iii) Government Requirements (as hereinafter defined) impose an obligation to make alterations, improvements, or repairs to the Premises, as a result of the Alterations proposed by Tenant in an amount in excess of One Hundred Thousand Dollars ($ 100,000.00).

(c) TITLE TO AND REMOVAL OF ALTERATIONS. All Alterations shall become the property of Landlord upon installation and, unless Landlord otherwise directs, shall be surrendered with the Premises when Tenant vacates the Premises. Upon the expiration or earlier termination of this Lease, Landlord shall have the right to require Tenant, at Tenant's cost, to remove any Alterations (i) which Tenant installed without Landlord's consent either in breach of this Lease or pursuant to subsection (d) hereof, (ii) which were made in accordance with subsection (e) hereof, or (iii) which Landlord informed Tenant should be removed when Landlord granted its consent to the Alterations. Notwithstanding the foregoing, Tenant shall have no obligation to remove any structural Alterations required to be installed or constructed by Tenant pursuant to Section 8.7. If Tenant is required to remove Alterations, Tenant shall restore the Premises to its condition on the Commencement Date of this Lease, except as modified by

Alterations which Landlord has approved and not informed Tenant should be removed at the expiration of the Lease.

(d) ALTERATIONS WHICH DO NOT REQUIRE LANDLORD'S CONSENT. TENANT SHALL have the right to perform Alterations to THE PREMISES WITHOUT LANDLORD'S CONSENT SO long as (i) the aggregate cost of the Alterations in any twelve (12) month period is less than Fifty Thousand Dollars ($50,000.00) and (ii) the Alterations are non-structural, are not made to the roof or the exterior of the Premises, and do not affect any of the Utilities serving the Premises.

(e) TELECOMMUNICATIONS EQUIPMENT. At any time during the term of the Lease, Tenant shall have the right to place upon the roof of the Premises one or more so-called "satellite dishes" or other similar device (or to replace any such existing device), such as antenna, for the purpose of receiving and sending radio, television, computer, telephone, or other communication signals. Any such installation shall be in accordance with all applicable provisions of Sections
8.4 and 8.5 of the Lease. Tenant shall be responsible for any damage to the Premises, including but not limited to repairs to the roof of the Premises, caused by the installation, removal, operation, or maintenance of any such device. Tenant shall be solely responsible for obtaining any government approvals which may be required in connection with the installation of any equipment or structures on the roof. Landlord, by virtue of this subsection (e), shall not be deemed to have represented to Tenant that any governmental authorities will approve the installation of any equipment or the erection of any structure on the roof of the Premises.

8.5.                                      TENANT'S CONSTRUCTION AND REPAIR WORK.

(a) INFORMATION TO BE PROVIDED TO LANDLORD. Tenant shall provide Landlord with the following: (i) a written description of the work to be performed and reasonably detailed plans and specifications for the proposed Alterations, which are reasonably satisfactory to Landlord, prepared at Tenant's sole expense by a licensed architect, (ii) the name and address of the contractor who will be performing the Alterations to the Premises, and (iii) a written statement jointly signed by an architect, licensed to practice in the State of California, and by Tenant which describes the Alterations, if any, that Government Requirements will require be performed as a result of Tenant's proposed Alterations.

(b) PROSECUTION OF THE WORK. Tenant shall perform all Alterations in the Premises with contractors who are duly licensed in the State of California and who are approved in advance by Landlord. Tenant shall cause its contractors to perform their work in a good and workmanlike manner and shall further cause them to diligently prosecute all work to completion.

(c) CONTRACTOR'S INSURANCE. Before performing any construction or repair work in the Premises, Tenant shall obtain an insurance certificate and a policy endorsement, naming Landlord and its agents, employees, and any ground lessors and mortgagees whose names shall have been furnished to Tenant as additional insureds, from the general contractor or, if there is no general contractor, from each specialty contractor whom it employs to perform such work. Each insurance certificate and policy endorsement shall (i) list all of the named insureds under the policy, (ii) be issued by an insurer admitted to transact insurance in the State of California with a financial rating of at least an A:VII as rated in the most recent edition of Best's Insurance Reports, (iii) provide at a minimum that the contractor has in full force and effect a Commercial General Liability policy in amounts not less than $2,000,000.00 per occurrence for personal injury, bodily injury and property damage with coverage for premises and operations liability, contractual liability, completed operations coverage, products liability, and broad form property damage liability, (iv) contain an endorsement requiring at least thirty (30) days written notice from the insurance company to all of the named additional insureds before any cancellation or material change in coverage, scope, or amount of the insurance policy, and (v) either contain an endorsement (1) which states that no additional insured will be excluded from coverage in the event that the additional insured is alleged or found to be negligent in connection with any claim made under the policy or otherwise or (2) in the form of ISO Form # CG 20 10 10 93 (or any amendments to this form which are substantially similar and do not result in a reduction of coverage for the additional insureds). If Tenant causes any work to be performed in the Premises without first obtaining such an insurance certificate and policy endorsement, Tenant


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

shall indemnify, defend, protect, and hold harmless Landlord from and against any loss, cost, claim, or damage for which Landlord would have been covered by such insurance policy.

(d) WORK SHALL CONFORM TO APPLICABLE LAWS AND REGULATIONS. Any construction or repair work performed by Tenant shall be in accordance with all applicable government laws, ordinances, codes, and regulations, including but not limited to all applicable building codes, the Americans with Disabilities Act, and Title 24 of the California Code of Regulations. If any governmental agency or body requires work to be performed to the Premises as a result of work performed by Tenant or of Tenant's use of the Premises, Tenant shall be solely responsible for performing such work. Tenant shall also be solely responsible for obtaining all required government permits for any work performed by Tenant.

(e) TENANT'S RESPONSIBILITY FOR COSTS. Tenant shall pay all costs and expenses associated with any Alterations, including any out-of-pocket costs and expenses reasonably incurred by Landlord in reviewing the proposed Alterations or inspecting or testing the work performed in the Premises.

8.6.                                                                      LIENS.

(a) NOTICE TO LANDLORD. At least ten (10) days before the commencement of any work for which a claim of lien may be recorded, Tenant shall give Landlord written notice of its intention to commence work to enable Landlord to post notices of non-responsibility or any other notices which Landlord deems necessary for the proper protection of Landlord's interest in the Premises. Landlord shall have the right to enter the Premises and post such notices at any reasonable time.

(b) REMOVAL OF LIENS. Tenant shall keep the Premises free from any liens arising out of any work performed by Tenant. If, within thirty (30) days after the recordation of a mechanic's lien, Tenant fails to obtain a release of the lien or fails to post a mechanic's lien release bond in the required amount, Landlord shall have the right, but not the obligation, to cause same to be released by any means including the payment of the claim giving rise to the lien. Tenant shall pay to Landlord all costs and expenses incurred by Landlord (including attorney's fees) in releasing the lien within ten (10) days after Landlord's demand therefor.

8.7.            TENANT'S OBLIGATION FOR COMPLIANCE WITH GOVERNMENT REQUIREMENTS.

(a) TENANT'S OBLIGATION., Except for the obligations of Landlord, as provided in Sections 7.4 and 8.8 and Landlord's obligations under Exhibit C, Tenant, at Tenant's sole cost and expense, shall comply with all Government Requirements (as hereafter defined). It is the intent of the parties that the foregoing covenant shall impose upon Tenant, and shall relieve Landlord from, the obligation to make all Alterations to the Premises compelled by Government Requirements that are (i) non-structural in nature, whether or not of a substantial and/or permanent nature, (ii) structural or non-structural Alterations as a consequence of Tenant's use of the Premises described in
Section 8.1(c), and (iii) structural or non-structural Alterations which are required as a result of (1) Tenant's particular use of the Premises (for other than general office use), including but not limited to all Permitted Non-Office Uses, (2) any Alterations to the Premises made by Tenant, or (3) Tenant's breach of any provision of this Lease. The phrase "non-structural" when used in Article 8 shall mean all such work within the four walls of the Premises, to the doors, door frames, and entrances to the Premises, that do not require replacement, alteration or improvement to any of the structural elements of the Premises (including the roof or roof membrane). It is further the intent of the parties that the allocation of responsibility for compliance with Government Requirements as set forth in this Article 8 shall be binding upon the parties regardless of whether or not this Lease be deemed to be a "net" lease.

(b) DEFINITION OF GOVERNMENT REQUIREMENTS. The term "Government Requirements" as used in this Lease shall mean all laws, orders, codes, regulations, and requirements of federal, state, county and municipal authorities which are now or at any time hereafter may be in effect relating to the condition, use, or occupancy of the Premises (whether or not any condition or occupancy is related to Tenant's particular use of the Premises), including but not limited to all applicable building codes, the Americans with Disabilities Act, and Title 24 of the California Code of Regulations (collectively "Government Requirements"). By way of example and not limitation, these improvements, alterations, and repairs shall include those imposed by handicapped accessibility, fire, and life-safety requirements.

8.8           LANDLORD'S OBLIGATION for COMPLIANCE WITH GOVERNMENT REQUIREMENTS.

(a) LANDLORD'S OBLIGATION. Except as provided to the contrary in Sections 8.1(c) and 8.7 of this Lease, Landlord, at Landlord's sole cost and expense, shall be solely responsible for complying with any Government Requirements relating to the structural portions of the Premises (including the floor slab and the structural columns), the roof, the exterior walls, and the foundation. Landlord's obligation hereunder shall include compliance with Government Requirements as a result of a condition existing in the Premises as of the Commencement Date which is not in compliance with Government Requirements as of that date.

(b) LANDLORD'S OBLIGATIONS FOR NEWLY ENACTED GOVERNMENT REQUIREMENTS. If newly enacted Government Requirements which were not applicable to the Premises as of the date of this Lease require capital improvements which are not the obligation of Tenant under Section 8.7, Landlord shall make such Alterations to the Premises and the cost thereof following completion of the work (other than any cost required to correct defects in construction or conditions not in conformance with code requirements existing as of the date of this Lease) shall be included in Operating Expenses as set forth in subsection (c) hereof.

(c) COST ALLOCATION. Landlord shall amortize the cost of the capital improvements made pursuant to subsection (b) hereof on a straight line basis over the useful life (as reasonably determined by Landlord) of such capital improvements. The term "useful life" shall mean (i) except as provided in sub-part (ii) hereof, the period of time defined in accordance with generally accepted accounting principles or (ii) in the case of capital improvements which would otherwise have a useful life beyond the remaining term of this Lease but which Landlord reasonably anticipates would not be utilized by another tenant after the expiration of the term of this Lease, the remaining term of the Lease after the construction of the capital improvements. Tenant's obligation to pay its share of such capital improvements shall be limited to the portion of the cost thereof that is to be amortized as hereinabove provided during the period of the remainder of the Term of this Lease.

ARTICLE 9 - LANDLORD'S RIGHT OF ENTRY

9.1. RIGHT OF ENTRY. Landlord (and any designated agent, representative, employee, or contractor) shall have the right to enter the Premises at all reasonable times (which, as a general matter, shall mean normal business hours) and, except in cases of emergency, after giving Tenant not less than twenty-four
(24) hours' verbal notice, to make repairs required of Landlord hereunder, to inspect the Premises, to supply any service to be provided by Landlord hereunder, to show the Premises to prospective purchasers, mortgagees or, during the last year of the Term of this Lease, tenants, and to post notices of non-responsibility. Except in the case of an emergency, Landlord employees (including, without limitation, Landlord's agents and contractors) who enter the Premises shall be prepared to provide proper identification and shall enter only in the presence of and accompanied by a representative of Tenant; and any entry shall be limited to work areas in which non-sensitive and non-proprietary work is on-going. Landlord may for that purpose erect and use structures in and through the Premises where reasonably required by the character of the work to be performed, provided that when work is performed during Business Hours, the work shall be performed in a manner that minimizes interference with Tenant's business. Landlord may also place "For Lease" signs on the outside of the Premises during the last three (3) months of this Lease.

9.2. EMERGENCY ENTRANCE INTO THE PREMISES. Landlord shall have the right to use any and all means that Landlord may deem necessary or proper to open the doors of the Premise or otherwise obtain entry to any portion of the Premises during an emergency, Landlord shall give Tenant immediate verbal notice of any such entry and the need therefor. Any emergency entry to the Premises shall not under any circumstances be deemed to be a forcible or unlawful entry into, or a detainer of, the Premises or an eviction, actual or constructive, of Tenant from the Premises.

9.3. DAMAGES SUFFERED BY TENANT AND ABATEMENT OF RENT AS A CONSEQUENCE OF LANDLORD'S WORK.

(a) LANDLORD'S RESPONSIBILITY FOR DAMAGES. Except as otherwise provided in
Section 10.3, Landlord shall be liable to Tenant for any personal injury or damage to Tenant's Property caused by Landlord's negligence or willful misconduct when making repairs or performing maintenance.

(b) ABATEMENT OF MINIMUM RENT. During the period when Landlord is performing work in the Premises, Tenant shall be entitled to an abatement of Minimum Rent if Landlord's work substantially interferes with Tenant's business in the Premises. Tenant's Minimum Rent shall be abated for the period and in proportion to Landlord's interference with Tenant's business.

(c) WAIVER. Landlord shall not be liable, and Tenant hereby waives any claim against Landlord, for lost profits, for loss of occupancy or quiet enjoyment of the Premises, for constructive eviction, and for any other loss occasioned by Landlord in connection with its work in the Premises.

ARTICLE 10 - INSURANCE AND INDEMNIFICATION

10.1. TENANT'S INSURANCE. Tenant shall carry and keep in force during the Term and any extension thereof and at all times while in occupancy of the Premises the following types of insurance:

(a) GENERAL LIABILITY. Commercial General Liability Insurance policy (including Personal Injury Liability and Medical Payments coverage), which shall include broad form contractual liability, with a total limit which is not less than the amount per occurrence specified in the Basic Lease Information [except as same may be adjusted in accordance with Section 10.3(c)], bodily injury and property damage combined, insuring against any and all liability for libel, slander, false arrest, wrongful eviction, personal injury, property damage and for injuries to or death of persons occurring in, on, or about the Premises or arising out of the maintenance, use, or occupancy of the Premises and all areas adjacent thereto. All liability insurance shall specifically insure the performance by Tenant of its indemnity obligations under Section 10.6. The policy shall contain a severability of interest clause. Such insurance shall name Landlord, its agents, employees, and any ground lessors and mortgagees whose names shall have been furnished to Tenant as additional insureds. Unless Landlord shall have given its prior written consent, the foregoing liability and property damage policy shall cover all insured claims which arose during the term of the policy, regardless of when Landlord or Tenant is first notified of that claim.

(b) WORKER'S COMPENSATION AND EMPLOYERS' LIABILITY. Worker's Compensation and Employers' Liability insurance covering Tenant's employees for California Worker's Compensation benefits, including employers' liability with limits for each accident as required by law.

(c) TENANT'S PROPERTY. Fire and perils covered under a Standard Special Causes of Loss Coverage Form (with no exclusions pertaining to sewer or drain back-ups, continuous seepage, or any limitation of loss caused by water without prior wind damage to the Premises), sprinkler leakage and plate glass damage covering, in a form reasonably satisfactory to Landlord, Tenant's Property, and all furniture, fittings, installations, partitions and trade fixtures for one hundred percent (100%) of the full replacement cost thereof (regardless of Tenant's use value in such property) as shall from time to time be determined by the Tenant. Provided this Lease is not terminated as of a result of the casualty triggering the loss, the proceeds from such insurance shall be used exclusively to replace Tenant's Property in the Premises.

(d) BUSINESS INTERRUPTION. Business interruption and extra expense insurance in such amounts as will reimburse Tenant for direct or indirect loss of earnings and costs incurred attributable to the perils commonly covered by the Standard Special Causes of Loss Coverage Form described above. Business interruption insurance shall be issued by the same insurer which issues, and shall include the same grounds for coverage as, the Standard Special Causes of Loss Form described herein.

10.2.                                                      LANDLORD'S INSURANCE.

(a) LANDLORD'S INSURANCE POLICIES. Landlord shall obtain (i) replacement coverage property insurance for the Premises, leasehold improvements and betterments to the Premises, and Alterations for one hundred percent of the full replacement cost thereof, with an agreed value endorsement at a value reasonably acceptable to Tenant, and (ii) liability insurance insuring Landlord, its agents, contractors and employees in connection with the Premises with a total limit which is not less than the amount per occurrence specified in the Basic Lease Information (except as same may be adjusted in accordance with Section 10.3(c)). All liability insurance shall specifically insure the performance by Landlord of its obligations under this Lease as a covered contract. Landlord's insurance may include, but not limited to insurance and endorsements covering any and all casualty risks, earthquake, flood, malicious mischief, Rent loss, vandalism, sprinkler damage, public liability, civil disorder, hazardous materials, plate glass, sign, worker's compensation, and such other forms of insurance and endorsements thereon as Landlord may, from time to time, require in connection with the Premises. Tenant shall be named as an additional loss payee on Landlord's replacement coverage insurance policy.

(b) BLANKET INSURANCE PGLICY. Landlord may carry any insurance described in this
Section 10.2 as part of a blanket policy. In such case, a proportionate share of the cost of such insurance, reflecting exposure to loss, shall be allocated to the Premises and shall be included in Operating Expenses.

10.3.                                                    INSURANCE REQUIREMENTS.

(a) REQUIREMENTS OF ALL INSURANCE. All insurance which Landlord or Tenant are required to maintain under the terms of this Lease shall:

(i) be issued by insurance companies approved to transact insurance business in the State of California with a financial rating of at least an A:VI as rated in the most recent edition of Best's Insurance Reports; and

(ii) contain an endorsement requiring at least thirty (30) days written notice from the insurance company to Landlord, Tenant, and any ground lessors and mortgagees whose names shall have been furnished to Tenant before any cancellation or material change in coverage, scope, or amount of the insurance policy.

(b) REQUIREMENTS OF TENANT'S LIABILITY INSURANCE. All liability insurance which Tenant is required to maintain under the terms of this Lease shall:

(i) be written as primary policies, not contributing with and not in excess of coverage which Landlord or any Indemnitee may carry;

(ii) contain an endorsement listing the names of all Indemnitees as additional insureds;

(iii) contain an endorsement which states that no Indemnitee will be excluded from coverage in the event that the Indemnitee is alleged or found to be negligent in connection with any claim made under the policy or otherwise; and

(iv)       not include a cross liability exclusion.

(c) ADJUSTMENTS TO TENANT'S LIABILITY INSURANCE COVERAGE. At the commencement of the Option Period (if Tenant exercises its option pursuant to Section 2.5) the amount of liability insurance carried by Landlord and Tenant, as set forth in the Basic Lease Information, may be reviewed by Landlord's insurance advisor; and if in his judgment, the amount of such insurance should be increased, Landlord or Tenant, as the case may be, shall immediately increase the amount of its liability insurance in accordance with the determination of Landlord's insurance advisor and shall thereafter maintain such coverage.

10.4.                                WAIVER OF CLAIMS AND WAIVER OF SUBROGATION.

(a) WAIVER OF CLAIMS. To the extent that each party has a right to receive or has received insurance proceeds therefor, Landlord and Tenant each hereby waive any claim or right of recovery against the other party for any loss or damage to their respective property or any loss to their respective businesses or incomes, any loss or damage to the contents of the Premises, or any operation in the Premises, or the restoration of the Premises, whether or not such loss or damage is caused by the fault or negligence of the other party.

(b) WAIVER OF SUBROGATION. Landlord and Tenant shall use their best efforts, respectively, to cause each insurance policy obtained by either of them to provide that the insurance company waives all right of recovery by way of subrogation against Landlord and Tenant in connection with any damage or loss covered by such policy; provided, however, that the waiver of subrogation in Landlord's liability insurance policy shall be dependent upon Tenant's liability insurer providing the insurance coverage to the Indemnitees required by this Lease. If an insurance policy cannot be obtained with a waiver of subrogation or is obtainable only by the payment of an additional premium, the party attempting to obtain the insurance shall notify the other party of this fact in writing within ten (10) days after being so notified by the insurance company. Thereafter, the other party shall have a period of fifteen (15) days after receipt of this notice (i) to find an insurance company which is admitted to transact insurance business in the State of California and is willing to issue an insurance policy with a waiver of subrogation at no additional cost or (ii) to pay the additional premium demanded by the insurance company for the waiver of subrogation. If an insurance policy cannot be obtained with a waiver of subrogation or if the party for whose benefit a waiver of subrogation was to be obtained fails to pay the additional premium charged for the waiver of subrogation within the aforesaid ten (10) day period, the other party shall be relieved from its obligation to obtain a waiver of subrogation with respect to that policy of insurance.

10.5. CERTIFICATE OF INSURANCE AND POLICY ENDORSEMENTS AND TENANT'S FAILURE TO PROVIDE EITHER. Tenant shall provide Landlord with Policy Endorsements and Certificate(s) of Insurance evidencing that each of the policies and the specified provisions required by Sections 10.1, 10.3, and 10.4(b) are in full force and effect. If Tenant intends to fulfill its obligation to obtain insurance in accordance with the foregoing sections through a blanket policy which covers Tenant in the Premises as well as in other business locations, Tenant shall fulfill its obligation hereunder by providing Landlord with a copy of the endorsement to the blanket policy. If Tenant fails to provide the aforesaid Policy Endorsements and Certificate(s) of Insurance prior to the date when Tenant takes possession of the Premises and thereafter before the expiration or cancellation of these insurance policies, Landlord shall have the right, but not the obligation, to procure such insurance in the amounts and according to the terms stated in Sections 10.1, 10.3 and 10.4(b). All costs and expenses incurred by Landlord in obtaining such insurance shall be paid by Tenant within three (3) days after receiving a bill therefor from Landlord.

10.6.                                                        INDEMNIFICATION.

(a) TENANT'S INDEMNITY OBLIGATION. Tenant shall indemnify, protect, defend, and hold harmless Landlord (and its partners, agents, and employees) and any ground lessors and/or mortgagees whose names shall have been furnished to Tenant ("Indemnitees") against and from any and all claims, losses, costs, damage, injury, death, and expenses including, without limitation, penalties, fines and reasonable attorneys' fees (including the fees of independent counsel) ("Indemnified Claims") arising from (i) any failure by Tenant to observe or perform any of the provisions of this Lease, (ii) the use or occupancy of the Premises by Tenant or any person claiming through or under Tenant, (iii) the condition of the Premises so long as same is within Tenant's supervision and control, or (iv) any acts, omissions or negligence of Tenant or any person claiming through or under Tenant or of the contractors, agents, servants, employees or licensees of Tenant in, on, or about the Premises. However, Tenant's indemnity obligation shall not include Indemnified Claims arising from the gross negligence or willful misconduct of Landlord, its agents, contractors or employees. If any action or proceeding is brought against Landlord by reason of any of the foregoing matters, Tenant shall upon notice defend the same at

Tenant's expense by counsel reasonably satisfactory to Landlord, and Landlord shall cooperate with Tenant in such defense. Landlord shall not be required to have first paid any claim in order to be defended or indemnified. Tenant shall not be required to indemnify Landlord for losses to the extent, if any, that Landlord has received insurance proceeds therefor or Landlord's insurer has made payments on behalf of Landlord.

(b) SURVIVAL OF OBLIGATION. Landlord and Tenant's obligations under this Section 10.6 shall survive termination of the Lease.

ARTICLE 11 - DAMAGE OR DESTRUCTION

11.1. LANDLORD'S NOTICE TO TENANT. If the Premises are damaged by fire, earthquake, act of God, the elements, or other casualty ("Casualty Loss") and as a consequence thereof Tenant vacates at least 1/3 of the Premises within thirty
(30) days after the Casualty Loss, Landlord shall send a written notice to Tenant stating whether it is reasonable to anticipate that the Casualty Loss can be repaired within two hundred and seventy (270) days after the Casualty Loss. If the Premises are damaged by a Casualty Loss and Tenant does not vacate at least 1/3 of the Premises within thirty (30) days after the Casualty Loss, Landlord shall send a written notice to Tenant stating whether it is reasonable to anticipate that the Casualty Loss can be repaired within two hundred and seventy (270) days after repairs are commenced. Both of these notices shall be referred to herein as "Landlord's Casualty Notice." In addition, within ten (10) days after receipt by Landlord of written notice from Landlord's insurer stating whether the Casualty Loss is a covered loss under the policy and of a written estimate from a licensed architect, engineer, or contractor estimating the cost of repairs for the Casualty Loss, Landlord shall provide a written notice to Tenant ("Insured/Self-Insured Notice"), stating (i) whether the Casualty Loss is an Insured Loss (as hereafter defined) or (ii) whether the Casualty Loss is a SelfInsured Loss (as hereafter defined).

11.2.                                        LANDLORD'S OBLIGATION TO REPAIR.

(a) INSURED LOSS. If the Casualty Loss, not including Tenant's Property, is fully covered by Landlord's insurance, without regard to any deductible under Landlord's insurance policy, ("Insured Loss") and it is reasonable to anticipate that the Casualty Loss can be repaired within the time period stated in Landlord's Casualty Notice, Landlord shall promptly repair the Casualty Loss. While the repairs are being made, this Lease (subject to Section 11.8 hereof) shall remain in full force and effect.

(b) SELF-INSURED LOSS. If the Casualty Loss is not an Insured Loss, so long as
(i) the cost to repair the damage to the Premises, not including Tenant's Property, caused by a Casualty Loss is less than an amount equal to ten percent (10%) of the lesser of (1) the full replacement cost of the improvements on the Premises, determined as of the date of the Casualty Loss, or (2) the fair market value of the Premises, determined as of the date of the Casualty Loss, (ii) it is reasonable to anticipate that the Casualty Loss can be repaired within the time period stated in Landlord's Casualty Notice, and (iii) the Casualty Loss was not caused, directly or indirectly, by any act or omission of Tenant or any of its employees, agents, contractors, clients, or invitees, Landlord shall promptly repair the Casualty Loss ("Self-Insured Loss"). While the repairs are being made, this Lease (subject to Section 11.8 hereof) shall remain in full force and effect.

11.3.                          TERMINATION OF THE LEASE AFTER A CASUALTY LOSS.

(a) MUTUAL RIGHT TO TERMINATE THE LEASE. If the Casualty Loss cannot be repaired within the time period stated in Landlord's Casualty Notice, Landlord or Tenant, respectively, shall have the right, within thirty (30) days after delivery of Landlord's Casualty Notice, to give notice to the other terminating this Lease as of a date specified therein, which date shall not be less than thirty (30) nor more than sixty (60) days after the date of the notice.

(b) TENANT'S RIGHT TO TERMINATE THE LEASE. If Landlord does not provide Tenant with Landlord's Casualty Notice within sixty (60) days after the date of the Casualty Loss, Tenant shall thereafter have the right, which may be exercised at any time before Tenant receives Landlord's Casualty Notice, to give notice to Landlord terminating this Lease as of a date specified therein, which date shall not be less than thirty
(30) nor more than sixty (60) days after the date of the notice from Tenant.

(c) LANDLORD'S RIGHTS IF A CASUALTY LOSS IS NOT AN INSURED LOSS. Except as otherwise provided in subsections (a) and (b) hereof, if the Premises is damaged by a Casualty Loss which is not an Insured Loss or a Self-Insured Loss, Landlord shall have the right (i) to commence reconstruction of the Premises and prosecute the same diligently to completion, in which event this Lease shall continue in full force and effect or (ii) to terminate this Lease. Landlord shall notify Tenant of its election in writing within thirty (30) days after the delivery of the Insured/Self-Insured Notice. If Landlord decides to terminate this Lease, the termination shall be effective immediately upon delivery of Landlord's notice to Tenant of its election.

(d) TENANT'S OBLIGATION FOR RENT. If either party terminates this Lease pursuant to Sections 11.3 or 11.6, this Lease and all interest of Tenant in the Premises shall terminate on the date specified in the notice of termination. Subject to
Section 11.8 hereof, Tenant shall pay the Rent and any other amounts due under this Lease until the later of (i) the date specified in the notice of termination or (ii) the date when Tenant vacates the Premises, Landlord shall refund to Tenant any Rent previously paid for any period after the date when Tenant vacates the Premises. If neither Landlord nor Tenant deliver to the other a notice terminating this Lease within the time specified in this Section, Landlord shall repair the Casualty Loss to the Premises with all reasonable diligence; and subject to the provisions of Section 11.8 hereof, this Lease shall remain in full force and effect.

11.4. TENANT'S RIGHT TO REPAIR. Notwithstanding Section 11.3(c), if Landlord elects to terminate this Lease rather than restore the Premises, Tenant shall have the right to pay for the restoration of the Premises at Tenant's sole expense by (i) serving written notice of this election upon Landlord within ten
(10) days after receipt of Landlord's Casualty Notice terminating this Lease pursuant to Section 11.3(c) and (ii) providing Landlord with proof (which is reasonably satisfactory to Landlord) of its ability to pay for the restoration. If Tenant so elects, this Lease shall remain in full force and effect; and Landlord at Tenant's expense shall commence reconstruction and repair of the Premises within sixty (60) days after the date of Tenant's notice.

11.5.            LANDLORD'S AND TENANT'S RESPECTIVE RESPONSIBILITIES FOR REPAIR.

(a) RESPONSIBILITIES FOR REPAIR. If Landlord elects or is required to repair the Premises under this Article 11, Landlord shall repair at its cost any damage to the Premises except Tenant's Property, and Tenant shall repair and/or replace Tenant's Property.

(b) TENANT'S RIGHT TO OBTAIN INSURANCE PROCEEDS. Landlord shall make available to Tenant for repairs to Tenant's Property that portion of the proceeds, if any, of the insurance carried by Landlord which Landlord's insurance carrier determines to be attributable to the Casualty Loss to Tenant's Property (which determination shall be binding upon Landlord and Tenant), subject to the following conditions: (i) that Tenant shall not then be in default under this Lease, (ii) that Landlord shall first be given satisfactory proof that such work has been or will be fully performed by Tenant, and (iii) that in the event Tenant shall fail to commence the work to be performed by Tenant and carry it to completion with due diligence, Landlord shall have the right, but not the obligation, to perform the work on behalf of Tenant and any amount expended by Landlord in doing so shall be repayable by Tenant to Landlord within ten (10) days after the receipt by Tenant of a bill setting forth the amount thereof.

11.6.                                                      DAMAGE - END OF TERM.

(a) MUTUAL RIGHT TO TERMINATE AT THE END OF THE TERM. Notwithstanding anything to the contrary in Section 11.3 hereof, if the Premises are destroyed or damaged (in an amount in excess of two (2) months of Minimum Rent) during the last eighteen (18) months of the Term (whether or not the Casualty Loss is an Insured Loss or a Self-Insured Loss), Landlord or Tenant may elect to terminate this Lease, with no liability to either party, by serving written notice of such election to terminate ("Early Termination Notice") on the other party within thirty (30) days after the date when the destruction or damage occurred.

(b) TENANT'S EXERCISE OF ITS OPTION TO EXTEND THE TERM. If a Casualty Loss should occur during the last eighteen (18) months of the initial Term of the Lease in an amount which would justify the termination of this Lease pursuant to subsection (a) hereof and if Tenant's option to extend the Term pursuant to
Section 2.4 has not expired, Tenant shall have the right to void Landlord's Early Termination Notice pursuant to subsection (a) hereof by serving Landlord, within ten (10) days after Tenant's receipt o the Early Termination Notice, with a written exercise of its option to extend the Term pursuant to Section 2.4.

11.7. TENANT'S WAIVER OF STATUTORY RIGHTS. Tenant waives any statutory rights of termination, including but not limited to those under Sections 1932(2), 1933(4) and 1942 of the California Civil Code, which may arise by reason of the partial or total destruction of the Premises.

11.8. ABATEMENT OF RENT DUE TO A CASUALTY LOSS. In the event of a Casualty Loss, Tenant shall be entitled to an abatement of Rent to the extent that the Casualty Loss materially interferes with Tenant's business in the Premises. If Rent is abated, it shall be abated based in proportion to (i) the rentable area of the Premises which cannot be occupied by Tenant for the operation of its business either because of damage to the Premises caused by the Casualty Loss or repairs which are undertaken to repair th damage caused by the Casualty Loss and (ii) the total rentable area of the Premises. Except for the abatement of Rent, if any, Tenant shall have no claim against Landlord for any damage suffered by reason of any Casualty Loss.

ARTICLE 12 - CONDEMNATION

12.1.                                                    TAKING OF THE PREMISES.

(a) TENANT'S RIGHT TO TERMINATE THE LEASE. If more than ten percent (10%) of the Premises is taken under the power of eminent domain, Tenant shall have the right to terminate this Lease as of the date when Tenant is required to vacate the Premises, by serving written notice of such election within thirty (30) days after receipt by Tenant of written notice from Landlord that the Premises have been so taken. Landlord shall promptly notify Tenant in writing of any taking pursuant to an eminent domain action or deed in lieu thereof. If this Lease is so terminated, each party shall thereafter be released from any further liability hereunder after Tenant vacates the Premises, except for those provisions which this Lease states are to survive the termination of this Lease.

(b) EFFECT IF THE LEASE IS NOT TERMINATED. If Tenant does not terminates this Lease within the time specified herein, Tenant shall remain in that portion of the Premises which was not taken; and, in that event, Landlord, at its cost and expense, shall restore the remaining portion of the Premises as soon as possible and, to the extent economically reasonable, construct tenant improvements of like quality and character as those that existed prior to such taking. Thereafter, the Rent shall be equitably reduced, taking into account the relative value of the portion of the Premises taken as compared to the portion remaining; and this Lease shall terminate as to the part taken as of the date when the condemning authority takes title or possession, whichever occurs first.

12.2. COMPENSATION. In the event of any taking (regardless of whether it results in termination of this Lease), Landlord shall be entitled to the entire award or compensation in such proceeding; provided, however, Tenant shall have the right to apply for compensation or damages for Tenant's Property and Tenant's trade fixtures affected thereby, moving expenses, and losses sustained by Tenant arising from its business, but not for any value attributed to the Premises.

12.3. VOLUNTARY SALE. For purposes of this Article 12, a voluntary sale or conveyance in lieu of condemnation, under threat of condemnation, shall be deemed a taking under the power of eminent domain.

12.4. WAIVER. Tenant hereby waives any statutory rights of termination which Tenant may have by reason of any partial taking of the Premises under the power of eminent domain.


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

ARTICLE 13 - ASSIGNMENT AND SUBLEASE

13.1.   PROHIBITION AGAINST ASSIGNMENTS OR SUBLEASES WITHOUT LANDLORD'S CONSENT.

(a) LANDLORD'S CONSENT REQUIRED. Except as set forth in subsection (b) hereof, without Landlord's prior written consent in each instance, Tenant shall not directly or indirectly, voluntarily or by operation of law, (i) (1) sell, assign, encumber, pledge or otherwise transfer or hypothecate, any of its interest in or rights with respect to the Premises or Tenant's leasehold estate hereunder, (2) sell or transfer more than forty percent (40%) of its outstanding shares if Tenant is a corporation, (3) add, delete, or transfer more than forty percent (40%) of its partnership interests or any general partnership interest if Tenant is a partnership, or (4) add, delete, or transfer more than forty percent (40%) of its membership interests or the interests of any manager/member if Tenant is a limited liability company (collectively "Assignment"), or (ii) permit all or any portion of the Premises to be occupied by anyone other than Tenant, sublet all or any portion of the Premises, or transfer a portion of its interest in or rights with respect to Tenant's leasehold estate hereunder (collectively "Sublease").

(b) PERMITTED TRANSFERS. Notwithstanding subsection (a) hereof, if Tenant is a corporation whose stock is traded on any commonly recognized national or regional stock exchange or if Tenant is a corporation, a limited partnership, or a limited liability company with a net worth at the time of Assignment in excess of Ten Million Dollars ($10,000,000.00),

(i) the sale and transfer of the stock or other ownership interests in Tenant in transactions effected on a nationally recognized public stock exchange and (whether or not a change in control results) the transfer of stock pursuant to tender offers to shareholders, whether or not solicited, shall not be deemed an Assignment under Section 13. 1 (a);

(ii) Tenant shall have the right, without the prior consent of Landlord, to assign this Lease in connection with a merger, consolidation, or sale of substantially all of its assets so long as the successor is also a corporation whose stock is traded on any commonly recognized national or regional stock exchange ("Qualified Successor"); and

(iii) Tenant shall have the right, without the prior consent of Landlord, to assign this Lease or to Sublease all or any portion of the Premises to (1) any parent or subsidiary of Tenant or of such parent or (2) provided Sublease(s) of space either do not exceed an aggregate of 15,000 rentable square feet of the Premises or do not equal or exceed one full floor in the Premises, any joint venture or alliance partner with, or consultant to, Tenant (whether or not affiliated with Tenant) during the course of any collaboration or contract with such party (individually and collectively, a "Permitted Transferee").

However, even if Landlord's consent is not required hereunder, Tenant and any assignee or sublessee of Tenant, as applicable, must still comply with Sections 13.2, 13.5, and 13.7.

(c) AN ASSIGNMENT OR SUBLEASE WITHOUT LANDLORD'S CONSENT. Any Assignment or Sublease that fails to comply with Section 13. 1 (a) or (b) shall be void and, at the option of Landlord, shall constitute a non-curable default by Tenant under this Lease. The acceptance of Rent or any other amounts by Landlord from a proposed assignee or subtenant when Tenant has breached this Section 13.1 shall not be deemed to be a waiver of Landlord's right to declare Tenant in default and shall not constitute a consent to an Assignment or Sublease by Landlord.

(d) LIENS ON TENANT'S PROPERTY. Tenant shall have the right to hypothecate Tenant's Property without Landlord's prior written consent. Landlord shall execute and deliver customary lien waivers in a form reasonably acceptable to Tenant's equipment lender.

(e) LIMITATION ON USE IN THE EVENT OF AN ASSIGNMENT/SUBLEASE. If there is an Assignment of this Lease or if there is a Sublease of any portion of the first floor of the Premises, the assignee or sublessee shall not have the right to use the Premises for any Permitted NonOffice use, with the sole exception of the use described in Section 7. 1 (v).


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

13.2. NOTICE OF THE PRO OSED ASSIGNMENT OR SUBLEASE. If Tenant desires at any time to enter into an Assignment of this Lease or a Sublease of all or any portion of the Premises, Tenant shall first give notice to Landlord of its desire to do so, which notice ("Tenant's Notice") shall contain (i) the name and address of the proposed assignee or sublessee and whether the proposed assignee or sublessee is a Qualified Successor or a Permitted Transferee, (ii) the nature of the proposed assignee's or sublessee' business to be carried on in the Premises, (iii) the general terms and provisions of the proposed Assignment or Sublease, (iv) a current financial statement of the proposed assignee or sublessee, (v) when Landlord's consent is required for an Assignment or Sublease, such other financial and business information as Landlord may reasonably request concerning the proposed assignee or sublessee, and (vi) when the Assignment or Sublease is to a Qualified Successor or to a Permitted Transferee, such other information as Landlord may reasonably request to confirm that the entity in question is a Qualified Successor or a Permitted Transferee. If Landlord requests further information pursuant to sub-parts (v) or (vi) hereof, Landlord shall make its request upon Tenant within five (5) business days after receipt of Tenant's Notice. Tenant shall deliver Tenant's Notice to Landlord, together with all of the documents which Landlord has requested pursuant to sub-parts (v) or (vi) hereof, at least thirty (30) days prior to the effective date of the Assignment or Sublease.

13.3.                                                        LANDLORD'S CONSENT.

(a) LANDLORD'S OPTIONS AFTER RECEIPT OF TENANT'S NOTICE. If Landlord's consent is required to an Assignment or Sublease, at any time within fifteen (15) business days after Landlord's receipt of Tenant's Notice (including but not limited to all of the documents which Landlord may request pursuant to sub-part
(v) of Section 13.2), Landlord may by written notice to Tenant elect to (i) sublease the portion of the Premises specified in Tenant's Notice (except as otherwise provided in subsection (b) of Section 13.4) or, if Tenant's Notice proposes an Assignment, take an assignment of the Lease on the terms set forth in Tenant's Notice (except as otherwise provided in Section 13.4), (ii) consent to the Sublease or Assignment, or (ill) disapprove the Sublease or Assignment; provided, however, Landlord shall not unreasonably withhold its consent to the Assignment or Sublease. Landlord's failure to elect any of the alternatives provided in this Section 13.3(a) within the period of fifteen (15) business days hereinabove provided shall be deemed consent to the proposed Assignment or Sublease, subject to Section 13.3(e) below.

(b) SOME OF THE CRITERIA FOR LANDLORD'S CONSENT. By way of example, the parties hereby agree that it shall be reasonable for Landlord to withhold its consent to a proposed Sublease or Assignment based on any of the following factors, provided that this list shall not be exclusive:

(i) the use of the Premises by the proposed assignee or sublessee will not comply with the use of the Premises as described in the Basic Lease Information;

(ii) the present financial condition of the proposed assignee or sublessee is insufficient, in Landlord's reasonable judgment, to meet Landlord's credit standards;

(iii) the proposed assignee's or sublessee's anticipated use of the Premises involves the generation, storage, use, treatment, or disposal of any Hazardous Materials; or

(iv) the proposed use of the first floor of the Premises would include any retail activity.

(c) TIME LIMIT ON AN ASSIGNMENT OR SUBLEASE., If Landlord consents in writing to the Sublease or Assignment, Tenant may within, but not later than, one hundred and twenty (120) days after Landlord's consent, enter into an Assignment or Sublease upon the terms and conditions set forth in Tenant's Notice.

(d) LANDLORD'S CONSENT TO EACH ASSIGNMENT OR SUBLEASE IS REQUIRED. The consent by Landlord to any Assignment or Sublease shall not relieve Tenant or the assignee or sublessee from the obligation to obtain Landlord's express written consent to any other Assignment or Sublease.


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

(e) DELIVERY OF TRANSFER DOCUMENT. Prior to the date when any sublessee or assignee occupies any portion of the Premises, Tenant shall deliver to Landlord the fully executed Sublease or Assignment, as appropriate. Landlord shall have five (5) business days after receipt of the fully executed Sublease or Assignment within which to confirm whether or not the fully executed Sublease or Assignment is consistent with the terms of the Sublease or Assignment in Tenant's Notice. If the Sublease or Assignment is consistent with Tenant's Notice, Landlord shall be deemed (if Landlord's consent was required) to have consented to the Sublease or Assignment. If the Sublease or Assignment shall differ in any material respect from the contents of Tenant's Notice, Landlord shall have the same rights of approval of the Sublease or Assignment that Landlord had concerning Tenant's Notice. Until Landlord shall have confirmed that the fully executed Sublease or Assignment is consistent with Tenant's Notice, the assignee's or sublessee's occupancy of the Premises, if such occupancy has commenced, shall be on a month-to-month basis.

13.4.                                                           TAKE-BACK SPACE.

(a) LANDLORD'S RIGHTS CONCERNING TAKE-BACK SPACE. If Landlord elects to Sublease or take an Assignment from Tenant as described in Section 13.3(a)(i), (i) Landlord shall have the right to use the portion of the Premises covered by Tenant's Notice ("Take-Back Space") for the use permitted under this Lease (provided that Landlord shall not be permitted to lease the Take-Back Space to any competitor of Tenant), (ii) the rent payable by Landlord to Tenant shall be the lesser of that set forth in Tenant's Notice or the Minimum Rent, calculated on a per rentable square foot basis for the Take-Back Space, payable by Tenant under this Lease at the time of the Sublease or Assignment, (iii) Landlord may make such Alterations to the Take-Back Space as it shall elect, (iv) Landlord shall have the right to further sublease or assign the TakeBack Space to any party, without the consent of Tenant, (v) the amount payable by Tenant for increases in Additional Lease Charges as set forth in Article 4 shall be reduced to reflect the proportion of the building in which the Premises are located that the Premises shall thereafter occupy in comparison to the Take-Back Space, and
(vi) Landlord shall pay the entire cost incurred in physically separating the Take-Back Space (if less than the entire Premises) from the balance of the Premises and in complying with any applicable Government Requirements relating to such separation.

(b) LIMITATION ON LANDLORD'S RIGHT TO OBTAIN TAKE-BACK SPACE. Landlord shall not have the right to elect to Sublease the portion of the Premises set forth in Tenant's Notice, so long as the space which Tenant proposes to Sublease in Tenant's Notice, when combined with all other space in the Premises which Tenant has previously subleased does not exceed 33,000 rentable square feet of the Premises or does not equal or exceed one (1) full floor of the Premises.

13.5. TENANT SHALL REMAIN LIABLE UNDER THE LEASE. No Assignment or Sublease, other than an assignment to Landlord pursuant to Section 13.4, shall relieve Tenant of any obligation to be performed by Tenant under this Lease, whether arising before or after the Assignment or Sublease. In the event of an Assignment, Tenant shall not be relieved from its liability under the Lease, regardless of whether Landlord and the assignee subsequently agree to amend or modify any of the terms of the Lease; provided, however, if the Lease is amended or modified, Tenant shall not be responsible or liable to the extent Tenant's obligations under this Lease are increased from that in effect prior to such amendment or modification. Notwithstanding the foregoing, Tenant shall be relieved from any and all liability in connection with that portion of the Premises so long as it is Take-Back Space.

13.6.                                  PROFITS FROM AN ASSIGNMENT OR A SUBLEASE.

(a) PROFITS FROM AN ASSIGNMENT OR A SUBLEASE. Except as otherwise provided in the next sentence, in the event of an Assignment or a Sublease by Tenant, Landlord and Tenant shall equally share all of the Profits. If there is an Assignment to a Qualified Successor or a Sublease to a Permitted Transferee(s) for space which does not exceed that specified in Section 13. 1 (b)(iii)(2), Landlord shall not share in any Profits. The term "Profits" shall mean all amounts received by Tenant upon the execution of the Assignment or Sublease and each month thereafter as a consequence of the Assignment or Sublease, less (i) in the case of a Sublease, the Minimum


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

Rent paid by Tenant to Landlord, prorated over the portion of the Premises occupied by the sublessee, (ii) the unamortized value (which shall be calculated on a straight-line basis over the remaining Term of the Lease without regard to option periods, if any) of all tenant improvements which Tenant paid for to that portion of the Premises occupied by the assignee or sublessee, (iii) real estate brokerage commissions and marketing expenses paid by Tenant in connection with the Assignment or Sublease, and (iv) the cost paid by Tenant for labor, materials, and equipment used in the construction of new improvements to the Premises for the benefit of the assignee or sublessee.

(b) TENANT'S PAYMENTS FOR TENANT IMPROVEMENTS. In order to calculate Profits, Tenant shall deliver to Landlord within forty-five (45) days after the completion of any tenant improvements to the Premises (i) copies of all invoices for labor, materials, and equipment used in the construction of the tenant improvements (which invoices must show that the work was performed at the Premises) and (ii) copies of all checks which Tenant used to pay for the tenant improvements. Only documentation provided to Landlord within the time and in the form described in this subsection (b) shall be used to calculate the cost of tenant improvements in accordance with subsection (a) of this Section 13.6.

13.7. OBLIGATIONS OF AN ASSIGNEE OR SUBLESSEE. Each assignee or sublessee shall assume all obligations of Tenant under this Lease and, other than an assignment or sublease to Landlord pursuant to Section 13.4, shall be and remain liable jointly and severally with Tenant for the payment of Rent and for the performance of all the provisions of this Lease; provided, however, that the assignee or sublessee shall be liable to Landlord for Rent only in the amount set forth in the Assignment or Sublease. No assignment shall be binding on Landlord unless the Assignment agreement shall be satisfactory in substance and form to Landlord and shall be executed by Landlord.

13.8. PAYMENT OF LANDLORD'S COSTS. In the event that Landlord's approval is required in connection with a proposed Assignment or a Sublease, Tenant shall pay Landlord's reasonable attorneys' and consultants' fees and costs incurred in connection therewith.

13.9. NO RELIANCE ON ORAL STATEMENTS. Tenant acknowledges and agrees to inform any proposed assignee or sublessee that neither Tenant nor any proposed assignee or sublessee shall be entitled to rely upon any oral statement or representation from any person concerning whether or not Landlord will consent to the proposed Assignment or Sublease. Tenant and any proposed assignee or sublessee may only reply upon a statement in writing signed by Landlord.

ARTICLE 14 - DEFAULT

14.1. TENANT'S DEFAULT. The occurrence of any one or more of the following events shall constitute a default and breach of this Lease by Tenant:

(a)        abandoning the Premises for more than two (2) days;

(b) the failure to pay any installment of Minimum Rent or Additional Lease Charges when due and payable under the Lease and within three (3) days after receiving a written notice from Landlord or its representatives stating or estimating the amounts due;

(c) permitting Tenant's interest in the Premises or any of Tenant's Property to be placed in the hands of a receiver for a period in excess of thirty (30) days, making an assignment for the benefit of creditors, instituting voluntary proceedings under any bankruptcy act, failing to have dismissed within thirty
(30) days any involuntary proceeding filed against Tenant under any bankruptcy act, or failing to have dismissed within thirty (30) days any proceedings seeking to execute or levy against or attach Tenant's interest in the Premises or any of Tenant's Property;

(d)        any breach of Sections 13. 1, and 16.3; or

(e) failing to promptly and fully perform any covenant, condition or agreement contained in this Lease (other than breaches of the provisions set forth in subsections


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

(a) through (d) of this Section) if this failure continues for twenty (20) days after written notice thereof from Landlord to Tenant; provided, however, if Tenant's default cannot reasonably be cured within twenty (20) days, Tenant shall not be in default hereunder if Tenant commences to cure its default within twenty (20) days and diligently prosecutes such cure to completion.

14.2.                                                                  REMEDIES.

(a) LANDLORD'S REMEDIES. In the event of Tenant's default hereunder, in addition to any other rights or remedies which Landlord may have, Landlord shall have the right, at Landlord's option, to do any of the following:

(i) obtain the rights and remedies provided by California Civil Code Section 1951.2, including, but not limited to, the right to terminate Tenant's right to possession of the Premises and to recover the worth at the time of award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of rental loss for the same period that the Tenant proves could be reasonably avoided, as computed pursuant to subsection (b) of
Section 1951.2 of the Civil Code;

(ii) obtain the rights and remedies described in California Civil Code Section 1951.4 (Landlord may continue the Lease in effect after Tenant's breach and abandonment and recover Rent as it becomes due, if Tenant has the right to sublet or assign, subject only to reasonable limitations);

(iii) obtain from Tenant, as damages, all of the costs and expenses, including unamortized construction costs, architect and engineering fees, incurred by Landlord (a) in constructing the Tenant Improvements in connection with this Lease or (b) in making repairs or constructing any new improvements to the Premises for the benefit of any replacement tenant to whom Landlord may lease the Premises after Tenant's default. (Notwithstanding the foregoing, if at the time of trial in any action brought by Landlor against Tenant to obtain such damages, Landlord has leased the Premises to another tenant, the aforesaid damages shall be reduced to the extent that the improvements constructed by Landlord are used by a subsequent tenant.);

(iv) obtain from Tenant, as damages, any real estate brokerage fees and costs incurred by Landlord in leasing the Premises to a replacement tenant after Tenant's default; and/or

(v) obtain full Rent from Tenant for that period(s), if any, during which this Lease permitted Tenant to occupy the Premises without the payment of full Rent.

(b) NO TERMINATION OF THIS LEASE. Acts of maintenance and preservation, efforts to sublease the Premises or the appointment of a receiver to protect Landlord's interest under this Lease shall not be deemed to be a termination of this Lease or of Tenant's obligation to pay Rent thereafter accruing, unless Landlord notifies Tenant in writing of Landlord's election to terminate this Lease.

(c) WORTH AT THE TIME OF AWARD. For purposes of Section 1951.2(a)(1) and (2) of the California Civil Code, "worth at the time of award" shall be computed by allowing interest at the rate of ten percent (10%) per annum. The worth at the time of award for purposes of Section 1951.2(a)(3) of the Civil Code shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%). For the purposes of Section 1951 of the Civil Code "rent" shall be calculated for each month by adding (i) the monthly Minimum Rent, plus (ii) one twelfth (1/12th) of the increases in Additional Lease Charges payable by Tenant hereunder during the twelve (12) consecutive month period prior to the month in which Tenant's default occurred.

14.3. WAIVER., THE waiver by Landlord of the breach of any term, covenant, or condition of this Lease shall not be deemed a waiver of any subsequent breach of the same or any other term, covenant, or condition. Landlord's acceptance of Rent or any other amounts subsequent to any breach hereof shall not be deemed a waiver of any preceding breach other than the failure to pay the particular amounts accepted, regardless of Landlord's knowledge of any


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

breach at the time it accepts that amount. Landlord shall not be deemed to have waived any term, covenant, or condition unless Landlord gives Tenant written notice of such waiver.

    14.4. LANDLORD'S DEFAULT.

          (a) LANDLORD'S OPPORTUNITY TO CURE ANY DEFAULT. If Landlord fails to perform any covenant, condition or agreement contained in the Lease within thirty (30) days after receipt of written notice from Tenant specifying such default or if (when a default cannot reasonably be cured within thirty (30) days) Landlord fails to commence to cure the default within thirty (30) days, Landlord shall be liable to Tenant for any damages sustained by Tenant as a result of Landlord's breach. Tenant shall not have the right to terminate this Lease or to withhold, reduce, or offset any amount against Rent except as otherwise specifically provided herein.

          (b) TENANT'S RIGHT TO CURE LANDLORD DEFAULTS. In the event Landlord fails to cure said default within thirty (30) days after receipt of said written notice, or if having commenced said cure it does not diligently pursue it to completion, Tenant may elect to cure said breach at Tenant's expense, so long as Tenant only uses contractors from a list of approved contractors which Landlord shall provide to Tenant from time to time. Within ten (10) days after it has completed its cure, Tenan shall deliver to Landlord such documentation of the costs incurred by Tenant in curing said default as Landlord may reasonably request. Tenant shall have the right to offset from Rent the amount which Tenant is able to establish, to Landlord's reasonable satisfaction, that it incurred to cure said default pursuant to the provisions of this Section 14.4. Notwithstanding the foregoing, in the event of a Casualty Loss, the provisions of Article 11, rather than this Section 14.4, shall govern.

          (c) LIMITATION OF LIABILITY. If Tenant obtains a money judgment against Landlord resulting from any default or other claim arising under this Lease, this judgment shall only be satisfied from the Property and the rents, issues, profits, and other income received therefrom, and no other real, personal or mixed property of Landlord (or of any persons, or entities which comprise Landlord) shall be subject to levy to satisfy any such judgment.

ARTICLE 15 - HAZARDOUS MATERIALS

    15.1. COMPLIANCE.

          (a) LANDLORD'S COMPLIANCE. Landlord hereby represents that, to the best of Landlord's knowledge, as of the date of the execution of this Lease, the Premises comply with all applicable laws, rules, orders, ordinances, directions, regulations and requirements of federal, state, county and municipal authorities pertaining to air and water quality, Hazardous Materials, waste disposal, air emissions and other environmental matters ("Hazardous Materials Laws") with respect to the Premises. Landlord shall be solely liable for violations of any Hazardous Materials Laws regarding the Premises (i) attributable to Hazardous Materials used in the course of the original construction of the Premises or any refurbishing thereof prior to the date of this Lease, (ii) as a result of Hazardous Materials in the soil or groundwater on or before the date of this Lease, or (iii) as a result of Landlord's use of Hazardous Materials in violation of applicable law.

          (b) TENANT'S COMPLIANCE. Tenant shall comply with all Hazardous Materials Laws with respect to the Premises at all times when Tenant is in possession of the Premises.

    15.2. PROHIBITED ACTS AND DAMAGES RESULTING THEREFROM.

          (a) HAZARDOUS MATERIALS PROHIBITED. Tenant shall not cause or permit any Hazardous Materials to be brought upon, kept, or used in or about the Premises without the prior written consent of the Landlord, which shall not be unreasonably withheld as long as Tenant demonstrates to Landlord's reasonable satisfaction that such Hazardous Materials are necessary to Tenant's business and will be used, kept, and stored in a manner that complies with all laws regulating any Hazardous Materials.


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(b) TENANT'S OBLIGATIONS IN THE EVENT OF A BREACH. If Tenant breaches its obligations stated herein or if the Premises are contaminated by Hazardous Materials as a consequence of Tenant's acts or omissions, Tenant shall be in default under this Lease. In addition to all other sums Tenant is required to pay as a consequence of its default, Tenant shall pay the diminution in value of the Premises, damages for the loss of or restrictions on rentable or usable space or any amenity of the Premises, damages arising from any adverse impact on marketing of space in the Premises, costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal or restoration work required by any federal, state or local governmental agency or political subdivision as a consequence of its default hereunder, Without limiting the foregoing, if the presence of any Hazardous Materials on the Premises caused or permitted by Tenant results in contamination, Tenant shall promptly take all actions as are necessary to return the Premises to the condition existing prior to the introduction of Hazardous Materials. Tenant shall obtain Landlord's written approval of its remediation efforts before beginning remediation of the Premises. The foregoing obligation shall survive the expiration or earlier termination of this lease.

15.3. DEFINITION OF HAZARDOUS MATERIALS. The term "Hazardous Materials" shall mean any hazardous or toxic substance, material, or waste, including, but not limited to, those substances, materials and wastes listed in the United States Department of Transportation Hazardous Materials Table (49 CFR 172.101) or by the Environmental Protection Agency as hazardous substances (40 CFR 302) and amendments thereto, or such substances, materials and wastes that are or become regulated under any applicable federal, state or local law or regulation.

15.4. DISCLOSURE. On the Commencement Date and on January I of each year thereafter, Tenant shall disclose in writing to Landlord the names and amounts of all Hazardous Materials which were stored, used or disposed of on the Premises or which Tenant intends to store, use or dispose of on the Premises.

ARTICLE 16 - GENERAL PROVISIONS

16.1.                                                 MEDIATION AND ARBITRATION.

(a) MEDIATION. LANDLORD AND TENANT HAVE AGREED TO HAVE ANY DISPUTE BETWEEN THEM, WHERE THE AMOUNT IN DISPUTE IS LESS THAN $100,000, ARISING OUT OF TENANT'S OCCUPANCY OF THE PREMISES OR CONCERNING THIS LEASE -- OTHER THAN AN UNLAWFUL DETAINER ACTION OR A CLAIM FOR CONSTRUCTIVE EVICTION -DECIDED BY THIRD PARTY MEDIATION BEFORE, AND AS A CONDITION PRECEDENT TO, THE INITIATION OF ANY ADJUDICATIVE ACTION OR PROCEEDING, INCLUDING ARBITRATION. IN THE EVENT THAT THE PARTIES HERETO DO NOT RESOLVE ANY DISPUTE AFTER ONE DAY OF MEDIATION, THE DISPUTE SHALL BE DECIDED BY ARBITRATION PURSUANT TO SECTION 16.1(d) HEREOF. IT IS FURTHER AGREED THAT BY SIGNING IN THE SPACE BELOW, THE PARTIES HERETO HAVE AGREED TO GIVE UP THEIR RIGHT TO HAVE THE DISPUTES SUBJECT TO THIS SECTION LITIGATED IN A COURT AS WELL AS EACH PARTY'S RIGHTS TO DISCOVERY AND APPEAL EXCEPT TO THE EXTENT THAT SUCH RIGHTS ARE SPECIFICALLY ENUMERATED IN THIS
SECTION 16. 1. IF EITHER PARTY REFUSES TO MEDIATE OR ARBITRATE THE DISPUTES SUBJECT TO THIS SECTION, THE OTHER PARTY MAY COMPEL THE MEDIATION OR ARBITRATION OF THAT DISPUTE UNDER THE AUTHORITY OF THE CALIFORNIA CODE OF CIVIL PROCEDURE. IT IS UNDERSTOOD THAT THIS AGREEMENT TO MEDIATE AND ARBITRATE DISPUTES IS VOLUNTARY AND THAT IT IS ONLY BINDING UPON THOSE PARTIES WHOSE SIGNATURES APPEAR BELOW.

(b) COMMENCEMENT OF MEDIATION. The mediation shall commence when one party to a dispute (the "Offering Party") makes a written offer of compromise ("Offer") to the other party(s). If the Offer is not accepted by the other party(s) (the "Refusing Party") within five (5) days after receipt of the Offer by the Refusing Party, any party may refer the dispute to mediation before any mutually agreeable organization regularly offering services as a mediator. tor

If the parties are unable to agree upon a mediation within five (5) days after the Offer is received


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by the Refusing Party, the dispute shall be mediated by the Judicial Arbitration
& Mediation Service, 2 Embarcadero Center, San Francisco, CALIFORNIA ("JAMS"). The parties shall have three (3) business days after the matter is submitted to mediation to agree upon the mediator from the available panel. If the parties are unable to agree within that three (3) day period, any party may request that mediation organization appoint the mediator. The mediator chosen by the parties or appointed by JAMS shall be a attorney at law licensed to practice in the State of California with at least two (2) years experience as a mediator and at least ten (10) years experience in the practice of real estate law.

(c) COSTS OF MEDIATION AND ARBITRATION. Each party shall advance in equal shares the fees charged by the mediator and the costs of the mediation until it is determined whether the dispute is resolved without further proceedings. If the mediation succeeds in resolving the dispute, each party to the mediation will equally share the fees of the mediator and the costs of the mediation, and each shall bear its own attorneys' fees and costs in connection with the mediation. On the other hand, if the mediation does not resolve the dispute, the prevailing party at the arbitration or in any subsequent court proceeding for the purposes of applying Section 16.8 shall be (i) the Offering Party if the Refusing Party(s) does not obtain a more favorable judgment or award than was set forth in the Offer or (ii) the Refusing Party(s) if the Refusing Party(s) does obtain a more favorable judgment or award than was set forth in the Offer.

(d) ARBITRATION. After the parties have complied with subsection (b) of this
Section 16.1, any claim, controversy or dispute between or among the parties to this mediation and arbitration agreement shall be submitted to arbitration.

(e) ARBITRATION PROCEDURES. Any matter subject to arbitration shall be submitted to JAMS OR, IF JAMS NO longer exists, to any similar organization mutually acceptable to the parties. The arbitration shall be conducted pursuant to the procedures set forth in Sections 1280 ET SEQ. of the California Code of Civil Procedure. The arbitration shall be decided by one neutral arbitrator. The arbitrator shall follow the provisions of Sections 1282.2(a)(2) and 1283.05 of the California Code of Civil Procedure, shal set a date for an arbitration hearing no longer than one (1) month after the selection of the arbitrator, and shall make an award no later than five (5) days after the conclusion of the arbitration hearing. Any of the time deadlines set forth in this Lease or in Sections 1280 ET SEQ. of the Code of Civil Procedure or set by the arbitrator may be changed or modified at any time by the written stipulation of all of the parties to the arbitration. The decision of the arbitrator shall be final and binding upo the parties; and any court of competent jurisdiction may thereafter enter judgment in accordance with the arbitrator's decision.

(f) SELECTION OF THE ARBITRATOR. The parties shall have three (3) business days after the matter is submitted to arbitration to agree upon the neutral arbitrator from the available panel. If the parties are unable to agree within that three (3) day period, any party may request the appropriate official at JAMS to appoint the arbitrator from its panel and that appointment shall be binding upon the parties to the arbitration. The arbitrator chosen by the parties or appointed by JAMS shall be a retired Federal District Court, California Superior Court, or federal or state appellate court judge with at least ten (10) years experience on the bench.

16.2. SALE OF LANDLORD'S INTEREST. In the event of any sale or transfer of the Premises or the Property and assignment of this Lease by Landlord, Landlord shall be relieved of any and all liability and obligations contained in or derived from this Lease or relating to the Premises occurring after the consummation of such sale or transfer. If any security deposit or prepaid rent has been paid by Tenant, Landlord shall transfer the security deposit or prepaid rent to Landlord's successor and upon such transfer, Landlord shall be relieved of any and all further liability with respect thereto.

16.3. ESTOPPEL CERTIFICATE. Each party ("Certifying Party") shall, at any time and from time to time, but not more frequently than twice in any twelve (12) month period, upon not less than ten (10) business days' prior notice by the other party ("Requesting Party") execute, acknowledge and deliver to the Requesting Party a statement in writing, certifying (a) that this Lease is unmodified and in full force and effect (or, if modified, stating the modifications); (b) the amount of monthly Minimum Rent and the increases in Additional Lease Charges payable


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monthly by Tenant and the date to which these components of Rent have been paid in advance; (c) the amount of any security deposited with Landlord; (d) the Commencement Date and the last date of the Term and the number and duration of option periods, if any; (e) whether or not there are then existing any defenses against the enforcement of any of the obligations of Tenant under this Lease (and, if so, specifying same); (f) whether or not Landlord is in default hereunder (and, if so, specifying same); and (g) such other matters as may be reasonably requested by the Requesting Party. Any prospective purchaser, ground lessor, lender, or other interested party shall be entitled to rely on the truth of all of the matters contained in such statement; however, the Certifying Party may provide in any such certificate that it shall have no liability for any misstatement contained therein. Failure to comply with this Section shall be a material breach of this Lease by the Certifying Party and in addition to all of the other rights and remedies hereunder, the Requesting Party shall have the right to collect from the Certifying Party all damages caused by the loss of a loan, sale, or other transaction which may result from said party's failure to comply with this Section 16.3.

16.4. FINANCIAL STATEMENT. Upon Landlord's written request, Tenant shall deliver to Landlord within ten (10) days its most recent publicly available financial statement certified by Tenant to be accurate. Landlord agrees that such information, if requested by Tenant, shall be held in confidence and disclosed only for purposes related to the sale, exchange, ground leasing, or financing of the Property.

16.5.                                              SUBORDINATION AND ATTORNMENT.

(a) SUBORDINATION/NON-DISTURBANCE AGREEMENT. Upon Landlord's written request, Tenant shall execute a subordination and non-disturbance agreement which is substantially in the form of Exhibit E hereto ("Subordination/Non-Disturbance Agreement"), wherein Tenant shall subordinate its rights to the lien of any future mortgage, future deed of trust, or the interest of any future lease in which Landlord is tenant and to all advances made or hereafter to be made upon the security therefor. In the event of any foreclosure sale, transfer in lieu of foreclosure, or termination of a lease in which Landlord is tenant, Tenant shall attorn to the purchaser, transferee or lessor of Landlord, at their option, and recognize such party as landlord under this Lease. Within ten (10) days after Landlord's request therefor, Tenant shall execute and deliver to Landlord the Subordination/Non-Disturbance Agreement to effectuate the purposes of this
Section 16.5. Tenant acknowledges that if Tenant does not promptly comply with this Section 16.5, Tenant may cause Landlord to lose a potential loan or ground lease or to suffer the imposition of penalties or an increased rate of interest in connection with such future loan,

(b) NON-DISTURBANCE AGREEMENT FROM THE EXISTING LENDER. Landlord agrees to use all reasonable efforts (without the requirement to expend out-of-pocket funds, other than reasonable fees of Landlord's and Landlord's mortgagee's legal counsel) to obtain with reasonable promptness from the existing lender on the Premises a non-disturbance agreement which is reasonably satisfactory to Tenant.

16.6.                                                            TENANT SIGNAGE.

Subject to the terms and conditions of this Section 16.6, Tenant shall have the exclusive right of tenant identification ("External Tenant Signage") on the exterior of the Premises (including the roof). tenant's right of External Tenant Signage shall be subject to the following conditions:

(i) The color, materials, lighting and other design features shall be developed by Tenant and its architect and approved by landlord and Tenant. Landlord shall have the right to withhold its consent to the External Tenant Signage in Landlord's sole discretion. However, if Landlord does not consent to the External Tenant Signage, Landlord shall state, in writing and in reasonable detail, the basis for its disapproval and propose changes to the External Tenant Signage that would be acceptable to Landlord. Tenant shall be solely responsible for any Alterations required as a result of the Exterior Signage and shall be solely responsible for compliance with all local, state and federal laws (including obtaining any and all permits) associated with the Exterior Tenant Signage.


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

(ii) The right to External Signage granted hereunder is personal to the named Tenant under this Lease and any Qualified Successor. Such right shall be revoked and shall become null and void, without any abatement of or reduction in rent to Tenant, for any period in which the named Tenant under this Lease and/or any Qualified Successor does not occupy at least fifty percent of the rentable area of the Premises.

(iii) Tenant, at its sole cost and expense, shall repair and maintain the External Tenant Signage and any portion of the Premises to which the External Tenant Signage is attached. Tenant shall promptly repair any vandalism, breakage, or damage to the External Tenant Signage.

(iv) The cost of design, fabrication and installation of the External Tenant Signage shall be chargeable against the Allowance under the work Letter attached as Exhibit C, and shall otherwise be at the sole cost and expense of Tenant.

16.7. MERGER. ' The voluntary or other surrender of this Lease by Tenant or termination hereof shall not cause a merger but shall, at Landlord's option, terminate any existing subtenancies or operate as an assignment to Landlord of any subtenancies.

16.8. RECORDING. This Lease shall not be recorded by either Landlord or Tenant; provided, however, upon obtaining the prior written consent of the other party, either party may record a memorandum of this Lease.

16.9. ATTORNEYS' FEES. In the event there is a mediation, arbitration, lawsuit, action, or proceeding between or among Landlord and Tenant (except for a dispute regarding Prevailing Market Rate which is resolved pursuant to the provisions of
Section 3.6 without the necessity of litigation) which arises from or concerns this Lease or the Premises, whether that mediation, arbitration, lawsuit, action, or proceeding involves causes of action in contract or in tort, at law or in equity, the prevailing party shall be entitled to recover all costs and expenses, including its attorneys' fees, in such lawsuit, action or proceeding. Subject to the requirements of Section 16.1(c) [for those actions which are subject to the mediation and arbitration process], the prevailing party shall be determined by the court or an arbitrator based upon an assessment of which party's major arguments made or positions taken in the proceeding could fairly be said to have prevailed over the other party's major arguments or positions.

16.10. CUMULATIVE REMEDIES. No remedy or election exercised hereunder shall be deemed exclusive but shall be cumulative with all other remedies at law or in equity.

16.11. CHOICE OF LAW. This Lease shall be governed by and construed in accordance with the laws of the State of California.

16.12. SUCCESSORS AND ASSIGNS. Subject to the provisions regarding assignment contained herein, this Lease shall bind and inure to the benefit of the heirs, personal representatives, successors and assigns of the parties hereto.

16.13. SEVERABILITY. A final determination by a court of competent jurisdiction that any provision of this Lease is invalid, void, or unenforceable shall not affect the validity of any other provision of this Lease, and all other provisions and this Lease shall remain in full force and effect.

16.14. AUTHORITY., Each individual executing this Lease on behalf of Landlord or Tenant, as the case may be, hereby warrants and represents that he/she is duly authorized to execute and deliver this Lease on behalf of said party and that this Lease is binding on the party on behalf of which the individual executed this Lease.

16.15. TIME OF ESSENCE. Time is of the essence in the performance of each and every term, covenant and condition of this Lease.

16.16. CAPTIONS., The article, section, and subsection captions contained herein are for reference purposes only and are not a part of this Lease.


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

16.17. FORCE MAJEURE. Except for the payment of Rent (which shall not be excused unless specifically permitted hereunder), strikes, labor disputes, an inability to obtain labor, materials, equipment or reasonable substitutes therefor, acts of God, governmental restrictions or regulations, judicial orders, government action, civil commotion, Casualty Loss, or other causes beyond the reasonable control of the party obligated to perform hereunder shall excuse performance by such party for a period equal to the time during which that party was prevented, delayed, or stopped from its obligations hereunder.

16.18. NOTICES.

(a) SERVICE OF NOTICES. All bills, statements, notices, demands, requests or other communications given or required to be given under this Lease shall only be effective if in writing and (i) sent by express, registered or certified mail, (ii) sent by private carrier, i.e., Federal Express, (iii) sent by facsimile transmission, or (iv) delivered personally:

(1) to Tenant (A) at Tenant's address or facsimile number, set forth in the Basic Lease Information, (B) at Tenant's address or facsimile in the Premises, if sent subsequent to Tenant's taking possession of the Premises, or (C) at any place where Tenant may be found or at the Premises if sent subsequent to Tenant's vacating, deserting, abandoning, or surrendering the Premises;

(2) to Landlord at Landlord's address or facsimile number set forth in the Basic Lease Information; or

(3) to such other address or facsimile number as either Landlord or Tenant may designate as its new address or facsimile number by written notice given to the other in accordance with the provisions of this Section 16.18.

Any bill, statement, notice, demand, request or other communication shall be deemed to have been given two (2) days after the date when it shall have been mailed as provided in this Section 16.18 if sent by registered or certified mail, upon the date of delivery to the above-referenced address if personally delivered or sent by express mail or by private carrier, or upon the date of receipt if sent by facsimile transmission.

(b) COMPLIANCE WITH STATUTORY REQUIREMENTS. Notwithstanding the foregoing, to the extent that a three or thirty day notice to Tenant complies with the requirements of the California Civil Code or Code of Civil Procedure, service of such notice shall be deemed to comply with the requirements of this Lease.

16.19. BROKERS.

(a) TENANT'S BROKER. Tenant warrants that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Lease other than the broker(s) designated in the Basic Lease Information, and Tenant knows of no other real estate broker or agent who is entitled to a commission in connection with this Lease.

(b) REPRESENTATION BY BROKERS. Tenant acknowledges that the real estate broker designated in the Basic Lease Information as Landlord's broker only represented Landlord and did not represent Tenant in connection with the leasing of the Premises and the negotiation and drafting of this Lease. If a broker is identified in the Basic Lease Information as the Tenant's broker, that is the only person who represented Tenant in connection with the Premises and this Lease.

(c) COMMISSION. Landlord shall pay the commission due in connection with the Lease pursuant to the terms of the separate agreement between Landlord and Landlord's Broker. Landlord and Tenant shall each indemnify, defend and hold the other harmless from and against any and all claims and damages and for any and all costs and expenses (including reasonable attorneys' fees and costs) resulting from claims that may be asserted against the other party by any broker, agent or finder not disclosed herein.


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

16.20. JOINT AND SEVERAL LIABILITY. If there is more than one person or entity identified as Tenant in this Lease, each person or entity shall be jointly and severally liable for all of Tenant's obligations under this Lease.

16.21. QUIET POSSESSION. Upon Tenant's paying rent, additional rent and other sums provided hereunder and observing and performing all of the covenants, conditions and provisions on Tenant's part to be observed and performed hereunder, Tenant shall have quiet possession of the Premises for the entire term hereof, subject to all of the provisions of this Lease.

16.22. PRIOR AGREEMENTS AND AMENDMENTS. This Lease represents the entire agreement between the parties pertaining to the Premises and this Lease and supersedes all previous negotiations, representations, agreements and communications between the parties whether written or oral, including but not limited to any letters of intent executed by the parties to this Lease or their real estate brokers. Tenant acknowledges that in executing this Lease Tenant has not relied on any verbal or written understanding, promise, or representation which does not appear on this document. This Lease shall only be amended or modified by a written instrument executed by both Landlord and Tenant.

LANDLORD                                     TENANT
NO. I BEACH STREET, LLC,                     CNET, Inc.
a California limited liability company       a Delaware corporation
GERSON BAKAR,                                DZAI~f~VERMYER,

Vi                                                    t                        c

its Managing Member                          Vice-President. Finance an
Dated: September -, 1997                     Administration
                                             Dated: September -, 1997


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

                                   EXHIBIT "A"


          All that certain real property situated in the City and County of San Francisco, State of California, described as follows:


          COMMENCING at the point of intersection of the southerly line of Beach Street and the westerly line of Grant Avenue; running thence westerly and along said line of Beach Street 275 feet; thence at a right angle southerly 137 feet and 6 inches; thence at a right angle easterly 275 feet to the westerly line of Grant Avenue; thence at a right angle northerly along said line of Grant Avenue 137 feet and 6 inches to the point of commencement.

          BEING part of 50 VARA BLOCK NO. 99.

                                   EXHIBIT B

[MAP]

          Diagrams of floor plans of First, Second and Third Floors

                                    EXHIBIT C

                                   WORK LETTER

     THIS WORK LETTER ("WORK Letter") supplements the Lease (the "Lease") dated September 24, 1997, executed concurrently herewith, by and between NO. I BEACH STREET, LLC as Landlord, and CNET, INC., as Tenant, covering certain premises described in the Lease (the "Premises").

          1. PLANS/SPECIFICATIONS, BUDGET, AND DEMOLITION

               1.1 Prior to commencing work on the leasehold improvements to the Premises as hereinafter provided ("Tenant Improvements"), Tenant shall submit to Landlord complete and detailed plans and specifications for the Tenant Improvements ("Tenant's Plans") and a schedule of values for such work (the "Budget"). Tenant's Plans shall be prepared by the architectural firm of Tanner Leddy Maytum Stacy Architects, Inc. ("Architect") and by the engineering firm of Mazzetti & Associates ("Engineer"), both licensed to practice in the State of California. If Tenant hereafter shall desire to change the Architect or Engineer, that change shall be satisfactory to Landlord, in Landlord's reasonable discretion. The Budget shall be prepared by Tenant and shall evidence a cost of design, purchase, and construction of Tenant Improvements that constitute permanent improvements to the Premises, as described in Section 3.2 of this Work Letter, in an amount which is not less than Three Million Five Hundred Thousand Dollars ($3,500,000.00).

               1.2 The Architect shall coordinate with Landlord's designated representative to assure that Tenant's Plans are consistent with the existing design and construction of the Premises. Tenant acknowledges that Landlord has provided Tenant with a set of base building drawings for the Premises ("Building Drawings"). However, Landlord does not warrant, and Tenant should not rely upon, the accuracy of the Building Drawings since the existing tenant in the Premises may have made a variety of changes to the Premises over time that are not reflected in the Building Drawings. Tenant, therefore, should undertake its own investigation of the Premises to confirm existing conditions, rather than relying on the Building Drawings.

               1.3 Tenant shall deliver to Landlord the schematic drawings ("Schematic Drawings") upon which Tenant's Plans shall be based not later than October 1, 1997. Landlord shall have ten (10) working days after receipt thereof to review and approve/disapprove the Schematic Drawings. Once Landlord has approved the Schematic Drawings, Tenant shall cause the Architect to prepare Tenant's Plans which must be consistent with the approved Schematic Drawings. Tenant shall deliver Tenant's Plans to Landlord for its approval, in one or more stages, during the period between November 1, 1997 and January 1, 1998. Landlord shall not unreasonably withhold its approval of Tenant's Plans so long as Tenant's Plans are consistent with the Schematic Drawings. In scheduling the preparation of the Schematic Drawings and Tenant's Plans, Tenant shall allow sufficient time for review and approval by Landlord and by the appropriate government agencies in order to prevent delays in the construction of the Tenant Improvements

               1.4 If Landlord disapproves of the Schematic Drawings or Tenant's Plans or any portion of either, Landlord shall promptly notify Tenant thereof in writing and of the revisions which Landlord requires in order for Tenant to obtain Landlord's approval. As promptly as reasonably possible, but in no event longer than fifteen (15) days thereafter, Tenant shall submit to Landlord a revised set of Schematic Drawings or Tenant's Plans incorporating the changes required by Landlord. Said revisions shall also be subject to Landlord's approval. Landlord shall have five (5) working days after receipt of the revised Schematic Drawings or Tenant's Plans to notify Tenant in writing of Landlord's approval or disapproval of same. If Landlord again disapproves of or requests revisions to the Schematic Drawings or Tenant's Plans, Tenant shall submit to Landlord, within ten (10) business days after receiving Landlord's written disapproval or request for revisions, a further revised set of Schematic Drawings or

Tenant's Plans incorporating the changes required by Landlord. This process shall continue until Landlord has approved the Schematic Drawings and Tenant's Plans.

               1.5 The final Tenant Plans, approved by Landlord, shall be referred to as the "Final Plans." The Final Plans shall be signed by Landlord and Tenant. After approval of the Final Plans, Tenant shall not make any changes thereto without Landlord's prior written approval in accordance with the provisions of this Work Letter Agreement.

               1.6 Prior to commencing work on the Tenant Improvements in the Premises as hereinafter provided, Tenant shall demolish and remove any existing improvement in the Premises as are necessary to prepare the Premises for the Tenant Improvements.

               1.7 Tenant shall be solely responsibility for obtaining all necessary governmental approvals and permits (including but not limited to the approval of the San Francisco City Planning Department) required to commence and complete the Tenant Improvements; and immediately upon receipt thereof, Tenant shall deliver copies of all such approvals and permits to Landlord.

               1.8 Except as expressly set forth in Section 5 hereof, it shall be Tenant's sole responsibility to satisfy all applicable building code requirements and governmental rules and regulations concerning the design and construction of the Tenant Improvements. Landlord's approval of the Final Plans is not intended, and should not be understood by Tenant, as an affirmation that the Final Plans comply with applicable building codes or other governmental rules and regulations or that the Final Plans are in conformance with standards of good workmanship as practiced by architects/engineers in the San Francisco Bay Area. Landlord's review of the Final Plans is solely for Landlord's benefit, and Tenant shall not rely upon that review for any purpose whatsoever in connection with the work on or the design of the Tenant Improvements.

               1.9 Tenant acknowledges that Landlord intends to obtain the rehabilitation credit described in Section 47 of the Internal Revenue Code in connection with the construction of the Tenant Improvements and that pursuant to
Section 47 of the Internal Revenue Code, the qualified rehabilitation expenditures must not be less than the amount of the Budget in Section 1. 1 of this Work Letter Agreement and must have been made within a twenty-four (24) month period. Tenant, therefore, shall use its best efforts in order to complete all work on the Tenant Improvements within a period of twenty-four (24) months.

               1.10 Tenant shall select a general contractor to perform the work on the Tenant Improvements ("Contractor"), duly licensed in the State of California and familiar with all applicable building code requirements. Contractor shall be subject to Landlord's prior written approval which shall not be unreasonably withheld.

          2. SCHEDULING AND TENANT'S PRIOR ACCESS TO THE PREMISES

               2.1 At least five (5) days prior to the start of construction on the Tenant Improvements, Tenant shall deliver to Landlord the "as-planned" schedule of the work to be performed ("TI Schedule"). The TI Schedule shall be prepared by the Contractor, and it shall show the schedule for the submission of all SHOP DRAWINGS/SUBMITTALS AND FOR THE PERFORMANCE of each portion of the work on the Tenant Improvements. Tenant and the Architect shall either consult with the Contractor or the Architect shall perform the necessary investigation to determine the availability of the equipment and materials to be incorporated into the Tenant Improvements and which portions of the Tenant Improvements will require long lead time for ordering and/or manufacturing. The TI Schedule shall include sufficient time for ordering all equipment and materials in order to permit work on the Tenant Improvements for at least two (2) full floors to be completed by June 1, 1998. The TI Schedule shall set forth when Landlord's Work (as described hereafter) is to be performed in order that such work shall be coordinated with Contractor's work on the Tenant Improvements. The TI Schedule shall be in the form of a Critical Path Method schedule. Except for demolition work, Tenant shall not commence work on the Tenant Improvements until Tenant has delivered the TI Schedule to Landlord.

               2.2 Unless Landlord has informed Tenant that Landlord will not be able to deliver possession of the Premises to Tenant by the Scheduled Delivery Date set forth in the Basic Lease Information, the TI Schedule shall either show
(i) that the Tenant Improvements for not less than two complete floors of the Premises shall be sufficiently complete to enable occupancy of such floors by Tenant for the use thereof for their intended purpose ("Occupancy Completion") by June 1, 1998 or (ii) the TI Schedule shall be accompanied by a written statement, signed by Tenant and the Contractor, explaining each reason why Occupancy Completion cannot be achieved by June 1, 1998. The date of substantial completion of all of the Tenant Improvements shall be referred to herein and in the Construction Contract as "Completion Date."

               2.3 Landlord acknowledges that Tenant needs reasonable access to the Premises before the Commencement Date in order to obtain measurements of the Premises, confirm existing conditions in the Premises, and for space planning preparation purposes (collectively "Pre-Delivery Functions"). Upon request by Tenant, Landlord shall make arrangements with the existing tenant in the Premises to permit Tenant to perform its PreDelivery Functions. Landlord shall endeavor to grant Tenant access to the portion of the Premises needed by Tenant to perform Pre-Delivery Functions within the time period reasonably requested by Tenant. Tenant, however, acknowledges that it must accommodate the Pre-Deliver Functions which it wishes to perform to the business operations of the existing tenant in the Premises and, accordingly, that it may have to alter the Pre-Delivery Functions which it wishes to perform or the time when it wishes to perform Pre-Delivery Functions. Therefore, Tenant shall schedule its Pre-Delivery Functions sufficiently in advance in order to allow for the possibility that Pre-Delivery Functions may need to be delayed to accommodate the existing tenant in the Premises. Tenant shall complete all of its Pre-Delivery Functions prior to December 1, 1997 or any delay associated with the performance of Pre-Delivery Functions shall not be a Landlord Delay.

               2.4 Tenant shall be solely responsible for all costs and expenses incurred in connection with the Pre-Delivery Functions.

               2.5 Tenant hereby agrees to indemnify, defend, and hold harmless Landlord and the existing tenant from and against any loss, cost, expense, liability, damage, or injury in connection with any of the Pre-Delivery Functions.

          3. PUMENT FOR WORK ON THE TENANT IMPROVEMENTS AND THE CONSTRUCTION CONTRACT

               3.1 It is acknowledged that Landlord has heretofore contributed the amount of Nine Thousand Seven Hundred One and 501100 Dollars ($9,701.50), for purposes of establishing Tenant's configuration within the Premises. Such payment is in addition to the Tenant Improvement Allowance as described in section 3.2 hereof.

               3.2 Tenant shall receive from Landlord a Tenant Improvement Allowance equal to Three Million Eight Hundred Eighty Thousand Six Hundred Dollars and 00/100 ($3,880,600.00), plus the amount, if any, determined in accordance with Section 3.7 hereof. The Tenant Improvement Allowance shall be used for the design and construction of the Tenant Improvements, which constitute permanent improvements to the Premises, including without limitation, architectural, engineering, telecommunication installation and cabling, the roof top deck, the cost of Pre-Delivery Functions, partitions of any kind, fire doors and fire walls and a rapid response sprinkler system. To the extent that the Tenant Improvement Allowance has not been fully used in the design and construction of Tenant Improvements, Tenant may use the Allowance for furniture that will be utilized in the Premises and other occupancy related costs, provided that Tenant shall first deliver to Landlord a detailed description of how this portion of the Tenant Improvement Allowance shall be used. No portion of the Tenant Improvement Allowance shall be used for the removal or remediation of Hazardous Materials in the Premises.

               3.3 In order to construct the Tenant Improvements, Tenant shall enter into a fixed price or a guaranteed maximum price construction contract, which shall be approved in advance by Landlord (the "Construction Contract"). The Construction Contract for the Tenant Improvements shall at least include all of the provisions which are attached hereto and identified as "Construction Contract Terms;" provided, however, that the Construction Contract Terms may be revised with Landlord's approval, which approval shall not be unreasonably withheld, in a manner which does not expose Landlord to additional liability.

               3.4 Tenant each month shall submit to Landlord (a) the Contractor's Progress Payment Application and, at the end of the project, the Final Payment Application and all supporting documentation required by the Construction Contract and (b) the Architect's Certificate for Progress Payments or Final Payment, as applicable. If the payment applications, when aggregated with all prior payments by Landlord for Tenant Improvements, do not exceed the Tenant Improvement Allowance, Landlord shall pay the amount set forth in the Architect's Certificate for Progress Payment, less retainages, or the Architect's Certificate for Final Payment. Tenant shall be solely responsible for the payment of any amounts in excess of the Tenant Improvement Allowance, in the event work on the Tenant Improvements is not completed within the Tenant Improvement Allowance.

               3.5 In the event Tenant does not use any or all of the Tenant Improvement Allowance, the payment of the Minimum Rent shall be reduced in accordance with Section 3.5 of the Lease.

               3.6 Landlord shall be a party to the Construction Contract for the limited purpose of making payments to the Contractor in accordance with this Work Letter Agreement. Landlord's liability for the cost of the construction of the Tenant Improvements shall in no event exceed the Tenant Improvement Allowance, except (i) for payment for Landlord's Work (if Contractor is to perform Landlord's Work), (ii) for the removal or remediation of Hazardous Materials in the Premises (if there are any Hazardous Materials), and (iii) to the extent that Landlord has failed to deliver joint checks to Tenant to enable Tenant to make progress or final payments to the Contractor within the time period established by the Construction Contract. In addition, Landlord shall not be obligated to make payments to the Contractor except in accordance with the provisions of the Construction Contract. All payments which Landlord shall make to the Contractor shall be in the form of a joint check which shall be payable to both Tenant and the Contractor.

               3.7 If on or before the date when Tenant delivers Schematic Drawings to Landlord, Tenant notifies Landlord that it has chosen to repair or replace the windows on the third floor of the Premises, the Tenant Improvement Allowance shall be increased by an amount equal to the lesser of (i) the construction costs incurred by Tenant in the performance of such work or (ii) the sum of $109,656.00.

          4. CHANGES, ADDITIONS, AND ALTERATIONS

               4.1 From time to time Tenant may make changes in the Final Plans prior to final completion and request that Landlord approve such changes. However, Tenant shall not make any material changes to the Final Plans (which shall mean a change that is in excess of $ 10,000.00, is visible from the exterior of the Premises, or affects the structure, roof, or exterior walls of the Premises), without securing the prior written approval of Landlord, which approval shall not be unreasonably withheld. In seeking Landlord's approval for changes to the Final Plans, Tenant shall deliver to Landlord such documentation as the Construction Contract shall require for changes in the Contract Price or an extension of the Completion Date.

               4.2 No such changes in the Final Plans shall delay the Rent Commencement Date set forth in the Lease. Landlord shall approve or disapprove any such changes that do not impact or affect any central building system in the Premises within ten (10) working days after the receipt of a request from Tenant. Upon approval by Landlord, such change shall be included within the phrase "Final Plans".

          5. CONSTRUCTION AND DELAYS

               5.1 The performance of the work on the Tenant Improvements shall be subject to the following terms and conditions:

                    (a) except to the extent of a conflict between Article 8 of the Lease and this Work Letter Agreement (in which case this agreement shall govern) compliance by

Tenant and the Contractor and its subcontractors, material suppliers, and equipment renters of whatever tier ("Tenant's Contractors") with the applicable provisions of Article 8 of the Lease,

                    (b) all of the work on the Tenant Improvements, which are performed by Tenant's Contractors, shall be scheduled through Tenant,

                    (c) all work on the Tenant Improvements shall be performed in accordance with the reasonable rules and regulations which Landlord may issue from time to time,

                    (d) Tenant shall reimburse Landlord for any and all expenses incurred by Landlord by reason of work performed by Tenant's Contractors which is defective or not in accordance with the Final Plans, by reason of delays in Landlord's Work caused by delays in the work on the Tenant Improvements performed by Tenant, or as a result of inadequate clean-up, and

                    (e) Landlord shall have no responsibility whatsoever for the supervision or coordination of Tenant's Contractors, the Architect, or the Engineer, the quality of their work or any other matter with respect to Tenant's Contractors, the Architect, or the Engineer; however, Landlord and Tenant shall coordinate the work on Tenant Improvements with Landlord's Work as described herein and as set forth in the TI Schedule.

               5.2 Landlord shall not receive a fee, profit, overhead, or general conditions in connection with the construction of the Tenant Improvements.

               5.3 Tenant shall not be responsible for delays to work on the Tenant Improvements that is caused by a Landlord Delay (which is defined in Section 5.4 hereof) or a Force Majeure Delay (which is defined in Section 5.5 hereof).

                    (a) As a pre-condition to the determination that any delay in work on the Tenant Improvements is a Landlord Delay or a Force Majeure Delay, Tenant must delivery the following documents to Landlord at the following times:

                         (i) the TI Schedule at the time and in the form
described in Sections 2.1 and 2.2 of this Work Letter Agreement;

                         (ii) the monthly revised TI Schedules, the monthly TI
Schedule Narrative, and the superintendent daily reports, as required by the Construction Contract for the preceding calendar month, by fifteenth (15th) day of each month,;

                         (iii) the Contractor's claims for an extension of the
Completion Date, as required by the Construction Contract, within ten (10) days after Architect receives same from the Contractor; and

                         (iv) the Architect's and/or Engineer's written
evaluation of, and recommendation concerning, the Contractor's requests for extensions of the Completion Date, which the Tenant shall require its Architect/Engineer to deliver to Landlord within fifteen (15) days after the Contractor submits its request for an extension of the Completion Date.

                    (b) The delays on the project which are attributable to a Landlord Delay and a Force Majeure Delay shall be limited to those delays which affect work on the critical path and which are not concurrently caused by Tenant, Tenant's Contractors, the Architect, or the Engineer.

               5.4 Except as otherwise provided in Section 5.6 hereof, the term "Landlord Delay" when used in this Work Letter Agreement or in the Lease shall mean a delay to work on the Tenant Improvements which was caused by any of the following: (i) Landlord's failure to approve or disapprove the Schematic Drawings and/or Tenant's Plans or any change order under the Construction Contract within the time-frames set forth in this Work Letter Agreement, (ii) delay in delivering possession of the Premises to Tenant beyond the Scheduled Delivery Date in the Basic Lease Information, (iii) delay in obtaining the necessary governmental permits or approvals for Landlord's Work, (iv) performance of Landlord's Work at a time which is not in accordance with the TI Schedule (unless ordered by the Contractor or Architect or caused by act or omission of Tenant, the Architect, the Engineer, or Tenant's Contractors), (v) refusal to permit Tenant's Contractors to enter the Premises, use of the Premises, or any facilities in the Premises after the date when Landlord delivers possession of the Premises to Tenant, (vi) any misinformation about any physical condition of THE PREMISES WHICH LANDLORD SHALL GIVE TO TENANT, the falsity of which Architect, Engineer, or Tenant's Contractors would not have been able to discover with the use of reasonable diligence, (vii) any unknown conditions in the Premises which Architect, Engineer, or Tenant's Contractors would not have been able to discover with the use of reasonable diligence, (viii) failure of the Premises, or any portion thereof, to comply with applicable building codes or law, the application of which was not triggered by work on the Tenant Improvements, and
(ix) the presence of Hazardous Materials in the Premises. Landlord shall be responsible for Landlord Delays regardless of whether such delays were caused by Landlord or by Landlord's agents or contractors; provided that the Architect, Engineer, and any consultant employed by them or by Tenant shall not be deemed to be Landlord's agents or contractors.

               5.5 Except as otherwise provided in Section 5.6 hereof, the term "Force Majeure Delay" when used in this Work Letter Agreement or in the Lease shall mean a delay to work on the Tenant Improvements which was caused by any of the following: strikes, lockouts, or other labor or industrial disturbance, civil disturbance, judicial orders, act of a public enemy, war, riot, blockage, embargo, inability to secure customary materials, supplies, or labor though ordinary sources by reason of the order of any government body or, a Casualty Loss (as defined in Section 11. 1 of the Lease).

               5.6 Notwithstanding the foregoing, the terms "Landlord Delay" or "Force Majeure Delay" when used in this Work Letter Agreement or the Lease shall not include any delays to work on the Tenant Improvements which were directly or indirectly caused by any of the following:

                    (a) any acts or omissions of Tenant which are not in accordance with the requirements of this Work Letter Agreement, including without limitation (i) failure to deliver or to revise the Schematic Drawings and/or Tenant's Plans as required, (ii) failure to provide the TI Schedule to Landlord as required, or (iii) requesting that materials, equipment, or supplies be included in the Tenant Improvements when such materials, equipment, or supplies cannot be delivered to the project site in time to achieve Occupancy Completion by June 1, 1998;

                    (b) any acts or omissions of the Architect and/or Engineer, including without limitation (i) design errors, conflicts, or omissions in the Final Plans, (ii) failure to review and return shop drawings and/or submittals in a timely manner, (iii) failure to review Contractor's requests for change orders or extras in a timely manner, (iv) failure to review and approve Contractor's progress payment applications in a timely manner, (v) failure to promptly respond to the Contractor's requests for information or requests for interpretation of the Final Plans, (vi) specification of materials, equipment, or supplies which are either not readily available or which require long lead times to order and/or manufacture, without ensuring that the materials, equipment, or supplies can be ordered and/or manufactured without delaying the construction of the Tenant Improvements, and (vii) issuing change orders or clarifications of the Final Plans, either of which change the Contractor's scope or sequence of work;

                    (c) any acts or omissions of Tenant's Contractors, including without limitation (i) performing defective construction work, (ii) performing work which is not in accordance with the Final Plans, (iii) proposing substitutions for any materials, equipment, or supplies specified in the Final Plans, (iv) failing to coordinate its own work with other contractors or failing to coordinate and properly sequence the work of contractors of any lower tier,
(v) failing to make progress payments, when due, to contractors of any lower tier, (vi) failing to investigate the Premises prior to the start of construction in order to determine the field conditions which might be expected to affect work on the Tenant Improvements, (vii) failing to review the Final Plans with sufficient care prior to the start of construction in order to discover any conflicts or omissions in the Final Plans, (viii) failing to provide contractors of any lower tier with regular up-dates of the TI Schedule,
(ix) failing to order materials, equipment, or supplies which are either not readily available or which require long lead times to order and/or manufacture, in sufficient time to ensure the construction of the Tenant Improvements will not be delayed, and (x) any breach of the Construction Contract;

                    (d) any conflicts between or among the Architect, Engineer, and Tenant's Contractors regarding the scope or sequence of work on the Tenant Improvements; and

                    (e) any changes to the Final Plans, unless specifically requested by Landlord.

          6. LANDLORD'S WORK

               6.1 Prior to the Commencement Date, Landlord shall be responsible for and shall pay for costs incurred in performing the following work ("Landlord's Work"): (i) making changes to the restrooms and paths of travel (including, if required, but not limited to elevator cabs) as required by local or state law implementing the American Disabilities Act (ADA), and (ii) pressure grouting the floor slab of the Premises. In addition, if on or before the date when Tenant delivers Schematic Drawings to Landlord, Tenant does not choose to repair or replace the windows on the third floor of the Premises, Landlord shall perform such work. Landlord shall use its best efforts to obtain in a timely fashion all permits necessary for Landlord's Work.

               6.2 Contractor shall be responsible for coordinating and sequencing Landlord's Work in order to ensure that there is no interference with the work of the other contractors on the project.

               6.3 If any Hazardous Materials are discovered in the Premises, Landlord shall also be responsible for remediating, disposing, and complying with all laws relating to any Hazardous Materials discovered to be present in the Premises (unless introduced by Tenant or Tenant's Contractors) during the construction of the Tenant Improvements.

          7. INTENT OF THE PARTIES

               7.1 It is the intent of the parties in entering into this Work Letter Agreement that Tenant shall take the responsibility for the design and construction of the Tenant Improvement work but that the Tenant Improvements shall be the property of Landlord and shall be added to Landlord's capital account for the Premises. It is further the intent of the parties that Landlord's financial responsibility for the design and construction of the Tenant Improvements shall be limited to the lesser of the Final Budget or the Tenant Improvement Allowance.

               7.2 It is further the intent of the parties in entering into this Lease that to the fullest extent permitted under the Internal Revenue Code, Landlord will be entitled to receive the applicable rehabilitation tax credit for the Tenant Improvement work pursuant to this Work Letter Agreement. If any provisions of this Work Letter Agreement are determined to be contrary to the intent expressed in this Section 7.2, such provisions shall be deemed to have been void ab initio so as to preserve Landlord's right to the rehabilitation tax credit.

               7.3 In the event of a dispute between Landlord and Tenant regarding the terms of this Work Letter Agreement or any issue regarding the construction of the Tenant Improvements, such disputes shall be resolved in accordance with the provisions of Section 16.1 of the Lease.

LANDLORD                              TENANT
NO. I BEACH STREET, LLC               CNET, INC.



GERSON BAKAR,                         DAVID OVERMYER,
Its Managing Member                   Vice-President, Finance and Administration

Dated: September _, 1997              Dated:September -, 1997

                           CONSTRUCTION CONTRACT TERMS

     SECTION_______ SCHEDULING OF THE WORK.

          (a) At least thirty (30) days prior to the start of construction on the Work, Contractor shall deliver to Landlord and Tenant the "as-planned" schedule of the work to be performed ("TI Schedule"). The TI Schedule shall show the schedule for the submission of all shop drawings/submittals and for the performance of each portion of the Work. The TI Schedule shall take into consideration the availability of the equipment and materials to be incorporated into the Work and which portions of the Work will require long lead-time for ordering and/or manufacturing. The TI Schedule shall include sufficient time for ordering all equipment and materials in order that the Tenant Improvements for not less than two complete floors of the Premises shall be sufficiently complete to enable occupancy of such floors by Tenant for the use thereof for their intended purpose ("Occupancy Completion") by June 1, 1998. The TI Schedule shall set forth when the work to be performed by Landlord is to be scheduled in order that such work shall be coordinated with the remainder of the Work. The TI Schedule shall be in the form of a Critical Path Method schedule. Contractor shall not commence work on the project until Contractor has delivered the TI Schedule to Landlord and Tenant.

          (b) Unless Contractor has been informed that it will not be able to commence its Work by the Scheduled Delivery Date, the TI Schedule shall either show (i) that Occupancy Completion shall be achieved prior to June 1, 1998 or
(ii) the TI Schedule shall be accompanied by a written statement, signed by Contractor, explaining each reason why Occupancy Completion cannot be achieved by June 1, 1998.

          (c) Within fifteen (15) days after the expiration of each calendar month during Contractor's performance of the Work, Contractor shall deliver to Landlord and Tenant an updated TI Schedule which shall show both the "as-built" schedule of the Work through the end of the preceding calendar month, any changes to the critical path of the Work, and revisions, if any, to the "as-planned" schedule for the remainder of the Work. Simultaneously with its delivery of the up-dated TI Schedule, Contractor shall send Landlord and Tenant a narrative ("TI Schedule Narrative") in which Contractor shall explain the reason for each delay in the TI Schedule and each revision that was necessary to the critical path.

          (d) In order to allow Landlord, Tenant, and Contractor to be informed about the progress of the Work, Contractor each day shall have prepared Contractor's superintendent daily reports which shall describe the subcontractors which were working on the project, the number of men who were working, a brief description of the work performed, any defects or deficiencies in the work performed, and the causes of any delay to the Work. Within fifteen
(15) days after the expiration of each calendar month during Contractor's performance of the Work, Contractor shall deliver to Landlord and Tenant copies of its superintendent daily reports for the preceding calendar month.

          (e) Contractor shall not be entitled to request an extension of the Contract Time for any reason unless Contractor has provided the documents described in this section to the entities and within the time periods specified.

     SECTION _______ CHANGES IN THE WORK.

          (a) In the event that a change in the Work is to be ordered, Architect shall issue to Contractor a written proposal request, with Tenant's approval, that describes the change in the Work. Contractor shall not change or deviate from the Contract Documents without Tenant's prior written approval.

          (b) Within five (5) business days following the receipt of a proposal request, Contractor shall submit a change proposal to Architect, with a copy to Landlord, that sets forth any requested adjustment in the Contract Price or the Completion Date and includes, in such detail as is required by Architect, an itemization of all costs of material and labor with extensions listing quantities and total costs and a substantiation of any claim for an extension of the Completion Date. If no written change proposal is submitted by Contractor within such period, it shall be conclusively presumed that the change described in the proposal request does not call for any Work that will result in an increase in the Contract Price or an extension of the Completion Date, and such change shall be performed by the Contractor without any such increase or extension.

          (c) Within ten (10) business days after receipt of Contractor's change proposal, Architect shall send a written evaluation and recommendation concerning that proposal request to Landlord and Tenant. If Tenant accepts the change proposal submitted by Contractor, Contractor shall prepare a change order incorporating that proposal which will be signed by Tenant.

          (d) If the change in Work results, in Architect's opinion, in a decrease in Contractor's scope of Work, Architect shall estimate the decrease in the Contract Price. Thereafter, Contractor shall proceed with its Work in accordance with the adjusted Contract Price contained in the change order unless Contractor submits written protest to Architect within ten (10) days from the receipt of such proposal request. In that event, Contractor shall proceed with the Work but shall retain the right to dispute Architect's determination.

     SECTION - APPLICATIONS FOR PROGRESS PAYMENTS.

          (a) Contractor shall prepare and submit to Architect an Application for Progress Payment on the current AIA form by the twentiAi (20th) day of each month. Contractor's Application shall be based upon all the Work performed by Contractor to date as a percentage of Contractor's total scope of Work and as a percentage of each category in the Schedule of Values. This Application for Progress Payment shall be in the form required by Architect and shall be supported by such documentation required by Architect, which must at least include a statement of the quantities included in the Project by Contractor which forms the basis for Contractor's contention that it has completed a certain percentage of the Work, copies of payment applications from Contractor's subcontractors, copies of certified payroll reports from Contractor and each of the subcontractors of any tier for the period for which a progress payment is requested, a Conditional Waiver and Release Upon Progress Payment, in the form specified by Section 3262(d)(1) of the California Civil Code, executed by Contractor and each of Contractor's subcontractors, equipment suppliers, and materialmen.

          (b) Whenever Landlord or Architect requests Contractor to do so (but not more frequently than once per month), Contractor, in addition to providing the documentation set forth in subsection (a) hereof, shall submit to Landlord and to Architect: (1) a written declaration signed under penalty of perjury by Contractor which shall state (i) the fixed price under the Construction Contract and the total of all approved change orders and all claims for extras by Contractor to which Tenant has agreed, (ii) the total amount which Contractor or any of its subcontractors, materialmen, or equipment suppliers have claimed for extras that are disputed, (iii) the total amount paid to Contractor to date, and
(iv) that Contractor has paid its subcontractors, materialmen, and equipment suppliers for all progress payment applications and bills submitted to date; and
(2) Unconditional Waivers and Releases Upon Progress Payment, in the form specified by Section 3262(d)(2) of the California Civil Code, executed by Contractor and each of its subcontractors, equipment suppliers, and materialmen, which shows the total amount paid to each.

     SECTION - PROGRESS PAYMENTS.

          (a) The Architect will, within five (5) business days after receipt of Contractor's Application for Progress Payment (which shall be prepared by Contractor), either issue a Certificate for Progress Payment to Landlord and Tenant, with a copy to Contractor, for such amount as the Architect determines is properly due, or notify Contractor in writing of his reasons for withholding the Certificate. If Architect issues a Certificate for Payment, that Certificate shall specify the aggregate value of Contractor's Work on the Project to date from which sum there shall be deducted a reserve of ten percent (10%), all previous payments made under prior Progress Payment Applications, the aggregate amount of all payments made by Landlord or Tenant to others on behalf of Contractor, and all other amounts which Landlord or Tenant is entitled to retain in accordance with the provisions of the Contract Documents.

          (b) As soon as reasonably possible after Architect has issued his Certificate for Progress Payment, but in any event no later than seven (7) business days after Contractor submits its Application for Progress Payment, Contractor shall be paid the sum indicated in the Certificate for Progress Payment.

     SECTION ______ FINAL PAYMENT.

          (a) Upon receipt of a written notice from Contractor that the Work is ready for final inspection and acceptance and upon receipt of an Application for Final Payment (supported by such documentation as Architect may require, including copies of the final certified payroll reports from Contractor and each of the subcontractors of any tier and a Conditional Waiver and Release Upon Final Payment in the form specified in Section 3262(d)(3) of the California Civil Code executed by Contractor and each of Contractor's subcontractors, equipment suppliers, and materialmen), the Architect will promptly make an inspection of the Work; and, if he finds the Work is in accordance with the Contract Documents and that the Contract is fully performed, he will promptly issue a Certificate for Final Payment to Landlord and Tenant.

          (b) The retainages allowed by this Contract shall be retained until:
(1) Landlord and Tenant have received a Certificate for Final Payment from Architect; and (2) thirty-five (35) days have elapsed following recordation of a Notice of Completion in the official records of the City and County of San Francisco, State of California. Thereafter, the retained percentage and all other amounts due to Contractor shall be paid, provided (i) that Contractor executes and delivers to Architect, simultaneously with the final payment, an Unconditional Waiver and Release Upon Final Payment, in the form specified by
Section 3262(d)(4) of the California Civil Code, executed by Contractor and each of Contractor's subcontractors, equipment suppliers, and materialmen, (ii) that Contractor submits to Landlord and Tenant an affidavit signed under penalty of perjury by the Contractor which states that all those providing labor, materials, equipment, tools, facilities, services, and insurance used and contracted to be used in or in connection with the construction of the Project by and through Contractor have been fully paid, and (iii) that Contractor delivers to Landlord all warranties required by this Construction Contract.

     SECTION ______ LANDLORD/TENANT'S OBLIGATION TO MAKE PAYMENTS TO CONTRACTOR.

          (a) In the Work Letter Agreement between Landlord and Tenant, Landlord agreed to provide Tenant with a Tenant Improvement Allowance in the amount of Three Million Eight Hundred Eighty Thousand Six Hundred Dollars and 00/100 ($3,880,600.00) which was to be used for the design and construction of the Tenant Improvements. Except as provided in subsection (b) hereof, Landlord shall be obligated to make payments to Contractor in accordance with the terms of this Construction Contract only to the extent of the amount of the aforesaid Tenant Improvement Allowance, less any portion of the Tenant Improvement Allowance which Landlord has paid for the costs of design or other costs and expenses associated with the construction of the Tenant Improvements. Landlord shall make all payments of the Tenant Improvement Allowance to Contractor in the form of joint checks, on which Tenant and Contractor shall be named as joint payees. Except as provided in subsection (b) hereof, Tenant shall be solely responsible for all payments to the Contractor in excess of the Tenant Improvement Allowance.

          (b) Landlord's liability to the Contractor for the construction of the Tenant Improvements shall in no event exceed the Tenant Improvement Allowance, except (i) for the work, if any, described in the Contract Documents as "Landlord's Work," and (ii) for any work performed by Contractor, after prior written notice to Landlord, in removing and remediating Hazardous Materials.

          (c) In order to inform Contractor which party will be responsible for paying each Progress Payment and the Final Payment, Landlord shall deliver to Contractor, together with each Progress Payment which it makes, an itemization showing all payments made by Landlord to date for the design and construction of the Tenant Improvements and the total amount remaining of the Tenant Improvement Allowance.

          (d) Except for its obligation to make payments to the Contractor as described in this section, Landlord shall have no obligation or responsibility for any aspect of the construction of the Tenant Improvements.

     SECTION ______ WITHHOLDING PAYMENTS TO CONTRACTOR. Landlord and/or Tenant shall have the right to withhold all or a portion of any progress or the final payment due Contractor (i) if Contractor does not supply the documentation in support of its progress payment or final payment application required by this Construction Contract, (ii) if Contractor, by any act or omission, is responsible for any damage to its own or any other work in the construction of the Project or to any real or personal property of Landlord, Tenant, or others,
(iii) if Contractor's Work on the Project is defective or deficient in any manner and Contractor has not remedied such defect or deficiency as instructed by Architect, (iv) if Contractor shall fail to remove and have released any mechanic's lien or stop notice on the real property on which Contractor performed its Work which is asserted by one of Contractor's subcontractors, equipment suppliers, and materialmen, or (v) if Contractor owes an indemnity obligation pursuant to this Construction Contract, unless the Contractor's insurance carrier has agreed to provide insurance coverage therefor without a reservation of rights.

     SECTION ______ CONTRACTOR SHALL PQY FOR LABOR AND MATERIALS. Contractor shall pay for all materials and labor used in or in connection with its performance of the Work through the period covered by previous payments received from Landlord or Tenant and shall furnish satisfactory evidence, whenever requested by Landlord or Tenant, to verify any and all such payments. All sums received by Contractor under this Contract shall be received in trust for the express purpose of paying in full for all labor and materials for the performance of this Contract. No title to any payment, or part thereof, shall vest in Contractor or be used for any other purpose until Contractor has first paid in full for all labor and materials supplied to Contractor and incorporated in this project.

     SECTION ______ CLAIMS FOR EXTRAS.

          (a) If Contractor wishes to make a claim for an increase in the Contract Price or an extension of the Completion Date, he shall give Architect written notice thereof within five (5) business days after the occurrence of the event giving rise to such claim. No claim by Contractor shall be valid unless approved in writing by Architect and Tenant. Contractor shall substantiate both its right to an increase or extension and the amount of the increase or extension by providing such information and documentation as Architect may reasonably request.

          (b) Within five (5) business days after receipt of Contractor's claim, Architect shall send a written evaluation and recommendation concerning that claim to Landlord and Tenant. Architect and Tenant must approve any written claim from Contractor prior to Contractor performing the work which forms the basis of its claim, except Contractor shall proceed in an emergency endangering life or property. If Contractor fails to obtain Architect's and Tenant's written approval for its claim prior to the time it performs the work which forms the basis of the claim (unless the above exception applies), Contractor shall waive any claims it might have had involving such work.

     SECTION ______ INDEMNIFICATION BY CONTRACTOR. Contractor shall defend, protect, indemnify, and hold harmless C/NET, Inc. and No. I Beach Street, LLC and their respective, directors, officers, shareholders, members, managers, agents and employees (collectively referred to as "Indemnitees") from and against all liability, liens, injuries, claims, damages, fines, penalties, costs, and expenses, including attorneys' fees and litigation or arbitration costs, arising out of or resulting from the performance of the Work and/or breach of the Contract Documents, provided that any such liability, lien, injury, claim, damage, cost, or expense is caused, in whole or in part, by any act or omission of Contractor, its subcontractors of any lower tier, anyone directly or indirectly employed by any of them, or anyone for whose acts any of them may be liable. Contractor's indemnity obligation shall be binding upon Contractor regardless of whether any of the Indemnitees is negligent, actively, passively, or not at all. However, Contractor shall not be required to indemnify any Indemnitee whose sole negligence or willful misconduct is responsible for the liability, lien, injury, claim, damage, cost, or expense. Contractor shall, upon demand by any of its Indemnitees, defend any action or proceeding brought against any of its

Indemnitees with respect to the matters set forth in this Construction Contract; but any of the Indemnitees shall have the right to conduct its own defense if it chooses to do so.

     SECTION ______ INSURANCE REQUIRED TO BE CARRIED BY CONTRACTOR. Contractor shall at all times carry with companies acceptable to Tenant all necessary Worker's Compensation and other insurance required by law and a Commercial General Liability Insurance policy in amounts not less than $5,000,000.00 per occurrence for bodily injury and property damage. Such policy or policies shall include coverage for premises and operations liability, contractual liability (including, but not limited to, Contractor's indemnity obligation to the Indemnitees), completed operations coverage, products liability, broad form property damage liability, liability which Contractor may incur as a result of the operations, acts, or omissions of its subcontractors, suppliers, or materialmen, and their agents or employees, automobile liability, including owned, non-owned, and hired vehicles. Such policy or policies shall be endorsed to include all Indemnitees as additional insureds and to stipulate that such insurance shall be primary insurance and that any insurance carried by any Indemnitees shall be excess and not contributory insurance.

     SECTION ______ INSURANCE REQUIREMENTS. All insurance coverage procured by the Contractor shall (i) list all of the named insureds under the policy, (ii) be issued by an insurer admitted to transact insurance in the State of California with a financial rating of at least an A:Vl1I as rated in the most recent edition of Best's Insurance Reports, (iii) contain an endorsement requiring at least thirty (30) days written notice from the insurance company to all of the named additional insureds before any cancellation or material change in coverage, scope, or amount of the insurance policy, and (Iv) contain an endorsement stating that no additional insured will be excluded from coverage in the event that the additional insured is alleged or found to be negligent in connection with any claim made under the policy or otherwise.

     SECTION ______ DELIVERY OF CERTIFICATES OF INSURANCE AND POLICY ENDORSEMENTS TO LANDLORD AND TENANT. If Contractor fails to deliver to Landlord and Tenant insurance certificates and policy endorsements which reflect the requirements specified in this Construction Contract within forty-eight (48) hours after demand, and in any event prior to commencement of Contractor's Work on the Project, Landlord may, but shall not be obligated to, obtain such insurance for Contractor and pay the premiums thereon, and Contractor shall repay Landlord, on demand, any sum or sums paid therefor, or Landlord may deduct such premiums from any money due or to become due to Contractor under this Agreement. In the alternative, Landlord may declare Contractor in default under this Construction Contract.

                                    EXHIBIT D

                                      [MAP]

                          Diagram of Comparable Space Area

             SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT


     THIS AGREEMENT is made and entered into as of the date: set forth below by
and between ,                   hereinafter called "Tenant";                ,
hereinafter called "Landlord"; and Midland Loan Services, L. P., Master Servicer for LaSalle National Bank, Trustee for SASCO SERIES 1996 CFL (collectively referred to herein as "Lender"), as follows:

                              W I T N E S S E T H:

     WHEREAS, Under is now the holder of a Mortgage or Deed of Trust, which
secures or will secure a Note in the original principal amount of $          in
favor of Lender as executed by Landlord and which encumbers the real property, together with the buildings and improvements thereon, described in Exhibit "A" attached hereto and made a part hereof; and,

     WHEREAS, Tenant is the holder of a lease (the "Lease") dated
from Landlord and, as further amended by instrument(s) dated           (such
lease, together with the amendments set forth herein are collectively referred to as "the Lease") covering certain premises more particularly described in the Lease (hereafter the "Leased Premises"); and,

     WHEREAS, Tenant., Landlord and Lender desire to confirm their understanding with respect to the Lease and the Mortgage or Deed of Trust;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, Tenant, Landlord and Lender hereby agree and covenant as follows:

     1. The Lease and the rights of Tenant thereunder are now and at all times hereafter shall be subject and subordinate to the above Deed of Trust or Mortgage and to all renewals, modifications or extensions thereof, but such renewals modifications and extensions shall nevertheless be subject and entitled to the benefits of the terms of this Agreement.

     2. So long as Tenant is not in default (beyond any period given Tenant to cure such default) in the payment of rent or in. the performance of any of the terms, covenants or conditions of the Lease on Tenant's part to be performed, Tenant's possession of the Leased 'Premises and Tenant's rights and privileges under the Lease, or any renewals, modifications. or extensions thereof which may be affected in accordance with any option granted in the Lease, shall not be diminished or interfered with by Under, and Tenant's occupancy of the Leased Premises shall not be disturbed by Lender during the term of the Lease or any such renewals, modifications, or extensions thereof.

     3. So long as Tenant is not in default (beyond any period given Tenant to cure such default) in the payment of rent or in the performance of any of the terms, covenants or conditions of the Lease on Tenant's part to be performed, Lender will not join Tenant, or any leasehold mortgagee of Tenant ("Tenant's Mortgagee"), as a party defendant for the purpose of

SNDA - SASCO SERIES 1996 CFI
Page 2

terminating or otherwise affecting Tenant's or Tenant's Mortgagee's interest. and estate under the Lease in any action or proceeding brought by Lender for the purpose of enforcing any of its rights in the event of any default under the Note and Mortgage or Deed of Trust; provided, however, Lender may join Tenant or Tenant's Mortgagee as a party in any such action or proceeding IF such joinder is necessary under any statute or law for the purpose of effecting the remedies available to the Lender under the Note and Mortgage or Deed of Trust, BUT ONLY for such purpose and NOT for the purpose of terminating the Lease.

     4. If the interests of Landlord shall be transferred to and owned by Lender by reason of foreclosure or other proceedings brought by it, or by any other manner, and Lender succeeds to the interests of the Landlord under the Lease, Tenant shall be bound to Lender under all of the terms, covenants and conditions of the Lease for the balance of the term thereof remaining and any extensions or renewals thereof which may be effected in accordance with. any option granted in the Lease, with the same force and effect as if Lender were the Landlord under the Lease, and Tenant does hereby attorn to Lender as its Landlord, such attornment to be effective and self-operative without the execution of any further instruments on the part of any of the parties hereto immediately upon Under succeeding to the interest of the Landlord under the Lease. The respective rights and obligations of Tenant and Lender upon such attornment, to the extent of the then remaining balance of the term of the Lease and any such extensions and renewals, shall be and are the same as now set forth therein; it being the intention of the parties hereto for this purpose to incorporate the Lease in this Agreement by reference with the same force and effect as if set forth at length herein.

     5. If Lender shall succeed to Landlord's interest in the Lease, then during the period of Lender's ownership of such interest, but not thereafter, Lender shall be bound to Tenant and Tenant's Mortgagee under all the terms, covenants and conditions of the Lease, and during the period of Lender's ownership of Landlord's interest in the Lease, Tenant and Tenant's Mortgagee shall have the same remedies against Lender for the breach of an agreement contained in the Lease that Tenant and Tenant's Mortgagee would have had against the Landlord if Under had not succeeded to Landlord's interest therein; provided, however, that notwithstanding any provisions in the Lease to the contrary, Lender shall not be:

          (a) liable for any act or omission of any prior landlord arising under the Lease (including the Landlord) or subject to any offsets, defenses or counterclaims which Tenant may have against any prior landlord arising under the Lease (including the Landlord), or,

          (b) bound by any rents or additional rent which Tenant might have PAID FOR more than the current month to any prior landlord (including the Landlord); or

          (c) bound by any amendment or modification of the I-ease made without its consent; or,

          (d) LIABLE FOR any security deposited under the Lease unless such security has been physically delivered to Lender.

SNDA - SASCO SFRIFS 1996 CFL
Page 3

     Provided, however, that the Under shall not be relieved from responsibility for failure to perform any obligation under the Lease which, although such failure may have begun prior to Lender succeeding to Landlord's interest, thereafter continues. In such event, Lender's responsibility shall be determined as if the failure had first arisen upon the day Landlord's title to the Subject Property succeeds to Lender.

     6. Tenant shall promptly notify Lender of any default , act OR OMISSION OF Landlord which would give Tenant the right, immediately or after the lapse of a period of time, to cancel or terminate the Lease or to claim a partial or total eviction ("a Landlord Default"). In the event of a Landlord Default, the Tenant shall not exercise any rights available to it: i) until it has given written notice of such Landlord Default to Lender; and ii) unless Lender has failed within thirty (30) days after Lender receives such notice, to cure or remedy the Landlord Default or, if the same can. not be reasonably remedied with such period, until a reasonable period for remedying such Landlord Default has elapsed, but in any event, not less than the period of time the Landlord would be entitled to cure such default pursuant to the terms of the Lease. Lender shall have no obligation under this paragraph to remedy any Landlord Default.

     7. The terms "holder of a mortgage" and "Lender" or any similar term herein or in the LEASE shall be deemed to include Lender and any of its successors or assigns, including anyone who shall have succeeded to Landlord's interests by, through or under foreclosure of the Mortgage or Deed of Trust, or by deed in lieu of such foreclosure or otherwise.

     8. The Landlord has assigned or will assign to Lender all of Landlord's right, title and interest in the Lease by an Assignment of Rents and Leases ("Rent Assignment"). If in the future there is a default by the Landlord in the performance and observance of the terms of the Note or Mortgage or Deed of Trust, the Lender may at its option under the Rent Assignment require that all rents and all other payments due under the Lease be paid directly to Lender. Upon notification to that effect by the Lender to the Landlord and the Tenant, the Landlord HEREBY IRREVOCABLY AUTHORIZES AND DIRECTS the Tenant and the Tenant agrees to pay any payments due under the terms of the Lease to the Lender. Such payments shall constitute payments under the terms of the Lease and Landlord shall have no claim against Tenant by reason of such payments made to Lender. Such payments shall be made by Tenant to Lender regardless of any right of setoff, counterclaim or other defense which Tenant may have against Landlord. Neither the Rent Assignment or its implementation shall diminish any OBLIGATION OF THE LANDLORD under the Lease or IMPOSE ANY such obligations on the Lender.

     9. Any notice, or request or other communication required by this Agreement to be given shall be in writing and shall be: (a) personally delivered; or, (c) transmitted by postage prepaid registered or certified mail, return receipt requested. All such notices, requests or other communications shall be addressed to Tenant, Landlord or Under at the addresses set forth below or such other address as the parties shall in like manner designate. All such notices and requests shall be deemed to have been given on the first to occur of- (i) the actual date received, or (ii) the date of delivery if personally delivered; or
(iii) five (5) days following posting it transmitted by mail.

SNDA -SMSCO SERIES 1996 CFL
Page 4

If to Tenant:



If to Landlord:



If to Lender:             Midland Loan Services, L.P.
                          210 West 10th
                          Kansas City, Missouri 64105
                          Attention: ________________,
                                      Asset Manager

     10. This Agreement may NOT be modified except by a written agreement signed by the parties hereto or their respective successors in interest. This Agreement Shall inure to the benefit of and be binding upon the parties hereto, their successors and assigns.

     IN WITNESS WHEREOF, the parties have hereunto set their hands and seals by and through their duly authorized officers on the ________ day of ____________, 19____.

                                   "Lender" LaSalle National Bank as Trustee for SASCO SERIES 1996 CFL, by and through its Master Servicer, Midland Loan Services, L. P.


                                   By
                                     -------------------------------------------
                                        C. J. Sipple
                                        Its Servicing Officer

                                   "TENANT"
                                   (print)
                                   ---------------------------------------------

                                   By
                                     -------------------------------------------

                                   Its
                                      ------------------------------------------


                                   "LANDLORD"
                                   (print)
                                   ---------------------------------------------

                                   By
                                     -------------------------------------------

                                   Its
                                      ------------------------------------------

SNDA - SASCO SERIES 1996 CH,
Pap 5

STATE OF MISSOURI
                                     )
COUNTY OF JACKSON

On this          day of          199__, before me, a Notary Public in and for
the State of Missouri, personally appeared C. 3. Sipple, personally known to me (or proved to me ON the basis of satisfactory evidence) to be the person who executed this instrument, ON OATH stated the he was authorized to execute the instrument, and acknowledged that he is the Servicing Officer of Midland Loan Services, L.P., to be the free and voluntary act and deed of said company for the uses and purposes mentioned in the instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal the day and year first above written,

(seal)

                                 -----------------------------------------------
                                 (Print Name)
                                 NOTARY PUBLIC in and for the State of Missouri.

My appointment expires
                      -------------------

STATE OF

COUNTY OF

            On this           day of              before me, a Notary Public in
and for the State of              personally appeared                 personally
known to me (or proved to me on the basis of satisfactory evidence) to be the person who executed this instrument, tin oath stated the he/she was authorized to execute the instrument, and acknowledged that lie/she is the
of                              to be the free and voluntary act and deed of
said                            for the uses and purposes mentioned in the
instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal the day and year first above written.



(seal)
                                 -----------------------------------------------
                                 (Print Name)
                                 NOTARY PUBLIC in and for the State of

My appointment expires
                      -------------------

SNDA - SASCO SERIES 1996 CFL Page 6

STATE OF
                            ss.
COUNTY OF

     On this              day of           199_, before me, a Notary Public in
and for the State of                 personally appeared
personally known to me (or proved to me on the basis of satisfactory evidence) to he the person who executed this instrument, on oath stated the he/she was authorized to execute the instrument, and acknowledged that he/she is the
                   - of
to be the free and voluntary act and deed or said for the uses aid purposes mentioned in the instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and official seat the day and year first above written.


(seal)
                                 -----------------------------------------------
                                 (Print Name)
                                 NOTARY PUBLIC in and for the State of

My appointment expires
                      -------------------